UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Criteo S.A.
(Name of Registrant as Specified In Its Charter)

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Brochure

Combined Shareholders' Meeting
to be held on June 27, 2018

Criteo S.A.
32, Rue Blanche
75009 Paris, France

English translation provided for information purposes and convenience only –
In the case of any discrepancy between this version and the French version, the French version will prevail.

Criteo S.A. | 32, Rue Blanche, 75009 Paris, France
+33 1 4040 2290| www.criteo.com

Board Report

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Dear Shareholders,
We are holding this combined shareholders' meeting to submit for your approval resolutions, which, under French corporate law, fall partly within the scope of an ordinary shareholders’ meeting and partly within the scope of an extraordinary shareholders’ meeting. The ordinary shareholders’ meeting and the extraordinary shareholders’ meeting, which we will hold concurrently on June 27, 2018, are together referred to throughout this document as the “shareholders’ meeting.”
Set forth below is the agenda for the shareholders' meeting:

Agenda for the Ordinary Shareholders’ Meeting

1.	Renewal of the term of office of Mr. Jean-Baptiste Rudelle as Director

2.	Renewal of the term of office of Ms. Sharon Fox Spielman as Director

3.	Renewal of the term of office of Mr. Edmond Mesrobian as Director

4.	Renewal of the term of office of Mr. James Warner as Director

5.	Non-binding advisory vote to approve the compensation for the named executive officers of the Company

6.	Approval of the statutory financial statements for the fiscal year ended December 31, 2017

7.	Approval of the consolidated financial statements for the fiscal year ended December 31, 2017

8.	Discharge (quitus) of the members of the Board of Directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2017

9.	Approval of the allocation of profits for the fiscal year ended December 31, 2017

10.	Approval of the agreements referred to in Articles L. 225-38 et seq. of the French Commercial Code

11.	Renewal of the term of office of RBB Business Advisors (previously named Rouer, Bernard, Bretout) as statutory auditor

12.	Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Agenda for the Extraordinary Shareholders’ Meeting

13.
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code

14.
Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

15.
Approval of the overall limits on the amount of ordinary shares to be issued pursuant to resolution 15 (authorization to grant options to purchase or to subscribe shares), resolution 16 (authorization to grant time-based free shares/restricted stock units to employees of the Company and of its subsidiaries) and resolution 17 (authorization to grant performance-based free shares/restricted stock units to executives and certain employees of the Company and its subsidiaries) adopted by the Shareholders’ Meeting held on June 28, 2017 and to Resolution 14 above

16.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights

17.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, in the context of a private placement, without shareholders’ preferential subscription rights

18.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights

19.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights

20.
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Resolutions 16 to 19 above, with or without shareholders’ preferential subscription rights

21.	Approval of the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Resolutions 16 to 20 above and Resolution 22 below

22.
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise)

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

I.	DECISIONS FALLING WITHIN THE SCOPE OF THE ORDINARY SHAREHOLDERS’ MEETING

A.	RENEWAL OF THE TERM OF OFFICE FOR A DIRECTOR WHOSE TERM IS COMING TO AN END [RESOLUTIONS 1 TO 4]
Composition of the Board of Directors
The Board of Directors of the Company is composed of seven members, six of whom are independent: Mr. James Warner (Lead Independent Director), Ms. Nathalie Balla, Ms. Sharon Fox Spielman, Mr. Edmond Mesrobian, Mr. Hubert de Pesquidoux and Ms. Rachel Picard. The only member of the Board of Directors who is not independent is Mr. Jean-Baptiste Rudelle, who is Chairman of the Board of Directors and Chief Executive Officer as of April 25, 2018. Mr. Eric Eichmann ceased serving as the Chief Executive Officer and director of the Company effective April 25, 2018.
The independent members of the Board of Directors have been chosen based on their unique combination of skills, experiences and other attributes, which allows each of them to make valuable contributions to the Board of Directors. Four out of six of the independent directors are residents of the United States of America, and two out of six of the independent directors are European residents, so that today its composition reflects the geographic stakes of the Company. Their range of skills allows the members of the Board of Directors to benefit from quality expertise and good practices in terms of finance and administration, corporate governance and compensation. Since three out of seven directors are female, the Board of Directors ensures a balanced female and male representation, in accordance with Article L. 225-18-1 of the French Commercial Code.
Attendance rate
The Board of Directors and its committees meet at least four times a year. The Board of Directors met 10 times in the 2017 fiscal year (including four in-person meetings). The committees also met on several occasions in the 2017 fiscal year. The attendance rate of each of the Board members, both at the meetings of the Board and its committees, was greater than 75%.
Furthermore, the work undertaken by each of the directors between the meetings, in preparation or follow-up (telephone conferences, regular discussions between the directors and between the directors and the Company), allows for effective meetings, with prudent and well informed decision-making. Each of the directors brings indispensable skills to the Board of Directors that are essential in addressing the unique and specific challenges faced by the Company.
Renewal of the terms of office of Mr. Jean-Baptiste Rudelle, Ms. Sharon Fox Spielman, Mr. Edmond Mesrobian and Mr. James Warner
The terms of office of Mr. Jean-Baptiste Rudelle, Ms. Sharon Fox Spielman, Mr. Edmond Mesrobian and Mr. James Warner are coming to an end at the end of this shareholders’ meeting. We therefore request that you renew each of their terms of office for a period of two years, which will expire at the time of the ordinary annual shareholders’ meeting that will be called to approve the financial statements of the fiscal year ended December 31, 2019. We believe that:

•
Mr. Jean-Baptiste Rudelle’s extensive knowledge of the Company as one of our founders and his industry experience with technology companies qualify him to serve on, and allow him to make valuable contributions to, the board of directors;

•
Ms. Sharon Fox Spielman’s experience in the omnichannel retail, brand and digital marketing industries qualifies her to serve on, and will allow her to make valuable contributions to, the board of directors;

•
Mr. Edmond Mesrobian’s extensive experience as an executive of companies in the technology industry and his prior service on the board of directors of Apigee Corporation, an API platform that was acquired by Google Inc. in November 2016, qualify him to serve on, and allow him to make valuable contributions to, the board of directors; and

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

•	Mr. James Warner’s experience in the consumer and digital marketing and media industries qualifies him to serve on, and allows him to make valuable contributions to, the board of directors.

B.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS OF THE COMPANY [RESOLUTION 5]
On June 29, 2016, you recommended that the Board of Directors hold a vote every year to approve, on a non-binding basis, the compensation paid by the Company to its named executive officers. For fiscal year 2017, our named executive officers were Mr. Jean-Baptiste Rudelle, our Executive Chairman of the Board of Directors, Mr. Eric Eichmann, our Chief Executive Officer1, Ms. Mary (“Mollie”) Spilman, our Chief Operating Officer, and Mr. Dan Teodosiu, our Chief Technology Officer.
Consequently, we are seeking, pursuant to the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission (Section 14A of the Exchange Act), shareholder approval, on a non-binding, advisory basis, the compensation paid by the Company to its named executive officers, as disclosed in the Company's Proxy Statement for the 2018 annual shareholders' meeting (Proxy Statement). An excerpt of the Proxy Statement is appended to this report.

C.	APPROVAL OF THE STATUTORY AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 – DISCHARGE GIVEN TO THE DIRECTORS AND AUDITORS - ALLOCATION OF PROFITS [RESOLUTIONS 6 TO 9]
Every year, within the six months following the end of the fiscal year, the Company's shareholders must approve the statutory financial statements and the consolidated financial statements for the past fiscal year.
Pursuant to the sixth and seventh resolutions you are being asked to approve, respectively:

•	the statutory financial statements (also called individual or company financial statements) and the transactions set forth therein; and

•	the consolidated financial statements and the transactions set forth therein.
Pursuant to the eighth resolution, you are being asked to discharge the directors and the statutory auditors for the performance of their respective duties in the past fiscal year.
Pursuant to the ninth resolution, you are being asked to approve the allocation of the Company's profits of €110,939,023 for the fiscal year ended December 31, 2017 as follows:

•	€14,740 to the legal reserve account, and

•	the remaining balance of €110,924,283 to the retained earnings account.

D.	EXAMINATION OF THE AGREEMENTS REFERRED TO IN ARTICLES L. 225-38 ET SEQ. OF THE FRENCH COMMERCIAL CODE [RESOLUTION 10]
Pursuant to Article L. 225-38 of the French Commercial Code, the Company's shareholders must approve any new related-person agreements entered into during the 2017 fiscal year.
There were no related person transactions within the meaning of Article L. 225-38 of the French Commercial Code entered into during 2017, which shareholders will acknowledge by approving this Resolution 10.

1 Until April 25, 2018.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

E.	RENEWAL OF THE TERM OF OFFICE OF RBB BUSINESS ADVISORS (PREVIOUSLY NAMED ROUER, BERNARD, BRETOUT) AS STATUTORY AUDITOR [RESOLUTION 11]
The terms of office of RBB Business Advisors (previously named Rouer, Bernard, Bretout) as statutory auditor and of COFIGEX as deputy statutory auditor expire at the end of this shareholders' meeting.
We propose that you renew the term of office of RBB Business Advisors (previously named Rouer, Bernard, Bretout) as statutory auditor for a six fiscal-year period, expiring at the end of the ordinary shareholders' meeting convened to approve the financial statements of the fiscal year ended December 31, 2023.
The new provisions of the French Commercial Code following the enactment of law n°2016-1691 as of December 9, 2016 provide that the appointment of a deputy statutory auditor is not required as long as the principal statutory auditor is not a natural person or an entity with only one shareholder.
Consequently, we propose to not renew of the term of office of COFIGEX as deputy statutory auditor, as this appointment is not legally required since the company RBB Business Advisors is not an entity with only one shareholder.

F.	BUYBACK OF THE COMPANY’S STOCK [RESOLUTION 12]
Pursuant to Resolution 12, we are asking for your approval to buy back shares of the Company’s stock, on the terms and subject to the conditions set forth herein, to use as acquisition consideration.
External growth, and particularly the acquisitions that would allow the Company to strengthen its technology platform, its product portfolio or its team of key employees, particularly in Research & Development, is an important area of development of the Company. In order to take advantage of potential external growth opportunities, particularly given the intense competition in the digital marketing industry and insofar as potential targets of strategic importance are mainly located in the United States, we must be able to act quickly should such opportunities be available to us, including by paying all or part of the purchase in Company shares.
In addition, since equity-based incentives are a key component in the economics of the technology industry, the Board of Directors wishes to enable the Company to use Company stock as a component of acquisition consideration, and more generally as an incentive instrument for its employees. In the past, we have sought express authorization to repurchase shares in order to grant equity to our employees in a manner that would not be dilutive to our shareholders. However, our board of directors already has the authority to buy back shares in order to grant equity to our employees pursuant to Article L. 225-208 of the French Commercial Code, which allows us to repurchase shares at any time in order to grant stock options or time- or performance-based free shares, provided that such grants be separately approved by our shareholders. Our shareholders’ authorizations to the board to issue stock options and time- or performance-based free shares pursuant to the delegations set forth in resolutions 15, 16 and 17 approved at the 2017 Annual General Meeting satisfies this condition, and as a result, we are not requesting such expanded express authorization this year.
Any share buybacks carried out pursuant to this authorization, which cannot exceed 5% of the share capital may only be carried out at a price per share set in accordance with the criteria approved at this shareholders’ meeting, which take into account the market value of the Company’s American Depositary Shares, each representing one ordinary share of the Company (“ADS”), as listed on the Nasdaq Stock Market. The price per share cannot exceed $52.25, or the then euro equivalent on the date on which any such buyback occurs. The total share purchase cap is fixed at $172,647,315 (i.e., representing 5% of the share capital at a price per share of $52.25). This authorization will be valid for 12 months (i.e., until June 27, 2019) and implemented under the conditions set forth in Article L. 225-209-2 of the French Commercial Code.
Under French corporate law, this authorization may not be used during an unsolicited public tender offer by a third party on the Company’s shares.
In support of this resolution, you will have been provided with (i) the report prepared by an independent expert appointed pursuant to the provisions of Article L. 225-209-2 of the French Commercial Code and (ii) the auditors' report on this resolution.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

II.	DECISIONS FALLING WITHIN THE SCOPE OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

A.
AUTHORIZATION TO THE BOARD OF DIRECTORS TO REDUCE THE COMPANY’S SHARE CAPITAL BY CANCELLING SHARES AS PART OF THE AUTHORIZATION TO THE BOARD OF DIRECTORS ALLOWING THE COMPANY TO BUY BACK ITS OWN SHARES IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE L. 225-209-2 OF THE FRENCH COMMERCIAL CODE [RESOLUTION 13]

Pursuant to Resolution 13, you are being asked to authorize the Board of Directors to proceed with the cancellation, on one or more occasions, up to the total cap of 10% of the share capital of the Company in any 24-month period, of all or part of the Company shares repurchased pursuant to the twelfth resolution above.
This authorization would be granted for a period of 12 months.

B.	AUTHORIZATIONS AND DELEGATION TO BE GIVEN WITH RESPECT TO EQUITY GRANTS TO EMPLOYEES, EXECUTIVES AND INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY [RESOLUTIONS 14 AND 15]
The Board of Directors wishes to be able to continue, in accordance with past practice, to grant equity to independent members of the Board of Directors, which is an important component of director compensation. We therefore request that you renew the delegation which has previously been granted to the Board of Directors by the ordinary and extraordinary shareholders' meeting of June 28, 2017 to issue warrants (BSAs).
The new delegation granted would supersede any delegation previously granted having the same purpose.
The delegation for issuing warrants (BSAs) would be granted for a period of eighteen (18) months.
Pursuant to Resolution 15, the sum of (i) the shares which may be issued or acquired upon the exercise of options pursuant to the 15th resolution adopted on June 28, 2017, (ii) the free shares/RSUs which may be issued pursuant to the 16th and 17th adopted on June 28, 2017 and, (iii) the shares which may be issued upon exercise of the warrants (or BSAs) pursuant to the Resolution 14 may not exceed 4,200,000 ordinary shares, with a par value of €0.025 per share (it being specified that the additional amount of shares to be issued in order to protect the rights of holders of securities giving access to shares (see paragraph II.1 b) below will be added to this cap (pursuant to the applicable legal provisions and the provisions of the applicable plan)).
We therefore ask that you review and approve each of the following proposals.

a)
Resolution 14: Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

The independent members of the Board of Directors and of the committees cannot be granted free shares (RSUs) or stock options. Therefore, we are asking you to delegate to the Board of Directors the authority to grant a maximum number of 150,000 warrants (“BSAs”), each of them giving the independent members of our Board of Directors the right to subscribe to one ordinary share of the Company, with a par value of €0.025, it being specified that this number will be deducted from the overall cap referred to in Resolution 15 (see paragraph II.1 b) below).
Principles in terms of compensation of the independent directors of Criteo.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

It is important that the composition of Company’s Board of Directors reflects its market position. The objective of the Board of Directors is to respond appropriately and effectively to its key challenges in the competitive, predominantly U.S.-based, technology industry in which it operates, while complying with its obligations as a U.S. domestic registrant listed on the Nasdaq Stock Market and its obligations as a French private company.
In order to remain competitive, the Company must be able to attract and retain highly talented directors in the North American market in which it operates and competes for talent. To continue to attract and retain highly talented independent directors with deep industry knowledge and experience, we must be able to offer our directors compensation in line with North American tech market standards, which include an equity-based component. As of the date hereof, in accordance with the Board of Director’s compensation policy for directors, only independent members of the Board of Directors receive BSA grants.
Independent directors receive an initial BSA grant when they are appointed in the course of the year, or an annual BSA grant when they were appointed during the previous years.
The annual compensation received by each independent director is thus composed partly of cash and partly of an equity component, comprised of BSAs, in line with common North American practice, and more generally, with our industry's practice. The annual amount of directors' attendance fees paid for the 2017 fiscal year to each independent director varied between $27,2502 and $370,716, and is allocated as follows:

•	$20,000 for the lead independent director;

•	$40,000 in cash for attending the meetings of the Board of Directors,[3]

•	between $3,000 and $20,000 in cash for chairmanship and membership on the committees of the Board of Directors, as follows:

◦	Chairmanship of a committee:

▪	Audit Committee: $20,000

▪	Compensation Committee: $15,000

▪	Nomination and Governance Committee: $10,000

◦	Membership on a committee:

▪	Audit Committee: $10,000

▪	Compensation Committee: $5,000[4]

▪	Nomination and Governance Committee: $3,000

•
$200,000 in the form of equity-based incentives (BSAs), for which directors are required to pay a subscription price. The independent directors receive additional attendance fees equivalent in value to, and eligible to offset, the subscription price for the BSAs, increased, as the case may be, by the applicable withholding tax and social contributions.

This annual grant is subject to an actual, in-person attendance of at least 80% of the regular in-person meetings of the Board of Directors. Otherwise, the number of BSAs granted to them shall decrease accordingly.
This compensation structure has allowed the Company to attract talented directors that have been instrumental to the Company’s record results. It is therefore essential that the Company be able to continue to compensate the current independent members of the Board of Directors consistent with past practice, and to attract experienced and talented new directors.
2 The lower amount was prorated and paid to independent directors who only served a portion of the 2017 fiscal year. Ms. Rachel Picard and Ms. Nathalie Balla joined the board of directors at the June 28, 2017 shareholders’ meeting, and Ms. Dana Evan served until the expiration of her term of office at the June 28, 2017 shareholders’ meeting.
3 Increased to $45,000 for the 2018 fiscal year.
4 Increased to $6,000 for the 2018 fiscal year.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Compensation of advisors
The Company is also seeking authorization to grant BSAs to persons bound to the Company or one of its subsidiaries by a services or consultancy contract who cannot be granted stock options or free shares (RSUs). In certain limited instances, it is important for the Company to be able to offer a long-term compensation element to such persons in order to engender loyalty in our highly competitive industry.

Conditions attached to the BSAs
The subscription price of a BSA shall be determined by the Board of Directors on the day of its issuance in accordance with the characteristics of such BSA and shall in any event be at least equal to the fair market value of such BSA, as determined by the Board with the assistance, as the case may be, of one or more experts of its choice.
The exercise price of a BSA shall be determined by the Board at the time such BSA is granted and shall be at least equal to the weighted average closing price of the ADSs for the 20 trading days preceding the grant date of the BSA.
The BSAs granted annually to the independent directors begin vesting on the twelve-month anniversary of the date of grant and generally become fully exercisable starting four years from their grant date, except for the annual BSAs grants, which are subject to accelerated vesting in case of a change of control or termination of office during the initial twelve-month period.
Given the foregoing, we ask as well for your approval to eliminate the shareholders’ preferential subscription rights in connection with the issuance of the BSAs, since the BSAs may only be granted to the following category of beneficiaries: independent members and observers of the Board of Directors of the Company or one of its subsidiaries as of the date of grant of the BSAs, independent members of any committee which exists or is established by the Board of Directors in the future, and any individual or legal entity which has entered into a service or consultancy agreement with the Company or with one of its subsidiaries.
We also request that you decide, pursuant to the provisions of Article L. 225-138-I of the French Commercial Code, to delegate to the Board of Directors, responsibility for determining the list of beneficiaries and the number of BSAs to be granted to each beneficiary.

b)
Resolution 15: Approval of the overall limits on the amount of ordinary shares to be issued pursuant to resolution 15 (authorization to grant options to purchase or to subscribe shares), resolution 16 (authorization to grant time-based free shares/restricted stock units/RSUs to employees of the Company and of its subsidiaries) and resolution 17 (authorization to grant performance-based free shares/restricted stock units/RSUs to executives officers and certain employees of the Company and of its subsidiaries) adopted by the shareholders’ meeting held on June 28, 2017 and to Resolution 14 above

Pursuant to Resolution 15, we are requesting that shareholders authorize a share reserve of 4,200,000 new ordinary shares, which will cover all issuances under resolution 15 (authorization to grant options to purchase or to subscribe shares), resolution 16 (authorization to grant time-based free shares/restricted stock units to employees of the Company and of its subsidiaries) and resolution 17 (authorization to grant performance-based free shares/restricted stock units to executives and certain employees of the Company and its subsidiaries) adopted by the shareholders’ meeting held on June 28, 2017 and to Resolution 14 above.
The authorizations of resolution 15, resolution 16 and resolution 17 adopted by the shareholders’ meeting held on June 28, 2017 were granted for a period of 38 months and are therefore in effect until August 28, 2020.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

C.	FINANCIAL DELEGATIONS TO BE GRANTED TO THE BOARD OF DIRECTORS [RESOLUTIONS 16 TO 21]
The goal of Resolutions 16 to 21 is to allow the Company to raise the funds necessary to enable it to execute on its strategic objectives, including with respect to external growth. These resolutions would provide the board of directors with the flexibility it needs to respond quickly to changes in market conditions and thereby be able to obtain financing under the best possible conditions.
Criteo’s external growth strategy is focused on acquisitions that complement its technology platform and product portfolio, as well as Research & Development talent. We are committed to pursuing external growth opportunities in a manner that will preserve the quality and performance of our offering and deliver long-term value for our shareholders.
The extraordinary financial delegations of authority presented for your approval are subject to the following important limitations set in Resolution 21:

•
the total maximum nominal amount of the share capital increases which may be carried out pursuant the delegations being granted in Resolutions 16 to 20 and 22 cannot exceed €826,063, representing 50% of the share capital. To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital, and

•
the aggregate nominal amount of convertible debt securities that may be issued pursuant to Resolutions 16 to 20 and 22 cannot exceed €717,166,294 (or the corresponding value of this amount for an issuance in a foreign currency),

In any case, these delegations shall not be, directly or through sub-delegation, implemented during an unsolicited public tender offer by a third-party.

a)
Resolution 16: Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights

Pursuant to Resolution 16, we are asking for your approval to increase the Company’s share capital by issuing ordinary shares through a public offering .
In addition to advancing the Company's external growth strategy, this resolution serves three distinct purposes:

•
To comply with the approach currently promoted by French regulatory authorities, pursuant to which, irrespective of whether a public offering is underwritten, this Resolution should be used rather than Resolution 19 to complete any such public offering because, unlike Resolution 19, it is grounded on provisions of the French commerce code meant precisely for public offerings. In particular, if the end result of the planned transaction is a public offering of securities in France, Resolution 16 should be approved in order to ensure that the French regulatory authorities would view the financial delegations being granted at the annual general meeting as sufficient for all potential market participants;

•	To allow for a direct public offering, without the involvement of underwriters; and

•	To allow for the ordinary shares to be listed on a regulated market within the meaning of the French Commercial Code, namely, if applicable, on the Euronext stock market.
As set forth above, the Company intends to raise the funds necessary for the financing of the external growth operations and does not intend to make use of this Resolution for any other objective, particularly within the context of an unsolicited public takeover or any other context. As a result, the Company considers that a

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

share capital increase in the maximum amount of 10% of the share capital would give it sufficient flexibility to meet its strategic objectives.
Within this framework, we ask that you approve the cancellation of the preferential subscription rights of the shareholders on the ordinary shares or securities issued under the delegation herein, although the Board of Directors will retain the ability, on all or part of any such issuances, to grant shareholders a priority subscription period in accordance with the provisions of Article L. 225-135 of the French Commercial Code. This priority subscription will not give rise to the creation of negotiable rights, but may be exercised by irrevocable entitlement (à titre irréductible) or subject to pro rata reduction (à titre réductible), it being specified that this right may only be granted if the Company’s shares are admitted for trading on a regulated market recognized as such by the Autorité des Marchés Financiers (for which the Nasdaq Global Market does not currently qualify).
We therefore propose, under the delegation herein, that you decide that the issuance price of the shares which may be issued under the delegation herein shall be determined by the Board and shall be at least equal to the volume-weighted average price of the ADSs over the course of the five trading days preceding the fixing of the issue price, subject to a maximum discount of 5%, as determined by the Board of Directors.
This delegation would be granted for 26 months (i.e. until August 27, 2020) and would supersede the corresponding delegation granted by the shareholders’ meeting of June 29, 2016.
In this respect, the Board of Directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 29, 2016.

b)
Resolution 17: Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, in the context of a private placement, without shareholders’ preferential subscription rights

This delegation is identical to the delegation described in paragraph a) hereinabove, apart from the fact that the issuances under this delegation would be made within the framework of an offer in favor of qualified investors or a restricted circle of investors referred to in Article L. 411-2 of the French Monetary and Financial Code and that the total nominal amount of the share capital increases which might be made immediately and/or in the future, under the delegation herein, may not exceed €165,212 (i.e. approximately 10% of the current amount of the Company’s share capital) or, in any event, exceed the limits provided by the regulations applicable on the issuance date. For example, on the date of this shareholders’ meeting, the issuance of equity securities pursuant to an offer under Article L. 411-2 II of the French Monetary and Financial Code would be limited to 20% of the Company capital per annum, with this capital being assessed on the date of the decision of the Board of Directors to use the delegation herein. Any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount.
We therefore propose, under the delegation herein, that you delegate to the Board of Directors the authority to determine the issuance price of the shares which may be issued under this delegation, provided that such issuance price shall be at least equal to the volume-weighted average price of the ADSs over the course of the five trading days preceding the fixing of the issue price, subject to a maximum discount of 5%, as determined by the Board of Directors.
As this delegation is not a general delegation of authority to increase the share capital without preferential subscription rights, but instead a delegation of authority to increase the share capital, without preferential subscription rights, pursuant to an offer under Article L. 411-2 II of the French Monetary and Financial Code, it does not have the same object as Resolution 16 submitted for your approval. Consequently, we ask you to also approve this Resolution 17.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

c)
Resolution 18: Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares or, any securities giving access to the Company’s share capital while preserving the shareholders’ preferential subscription rights

We ask you to delegate to the Board the authority to decide to issue, on one or more occasions, in the proportions and at the times it shall determine, in France or abroad, in Euros, in foreign currencies or in any monetary unit established by reference to several currencies, for consideration or not, ordinary shares of the Company and any securities giving access by any means, immediately and/or in the future, to ordinary shares of the Company (such shares conferring the same rights as the existing shares subject to their date of possession).
Under this delegation, we ask you to:

•
decide that the shareholders have, proportionally to the amount of their shares, a preferential subscription right to the ordinary shares or securities which shall be, as appropriate, issued under the delegation herein,

•
provide the Board with the ability to grant to shareholders the right to subscribe, subject to pro rata reduction (à titre réductible), a higher number of shares or securities than the number to which they would be entitled to subscribe by irrevocable entitlement (à titre irréductible), proportionally to the rights they have and, in any event, in the amount of their request,

•
decide that the total nominal amount of the share capital increases which might thus be made, immediately and/or in the future, may not exceed €826,063 (i.e. approximately 50% of the current amount of the Company’s share capital), with this amount being deducted from the total cap provided below (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount),

•
decide that the total nominal amount of the issuances of securities representing debt securities giving access to the share capital, which may be issued cannot exceed €717,166,294 (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted from the total cap provided below.

d)
Resolution 19: Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights.

The purpose of this delegation is to allow for the issuance of shares whose subscription shall be underwritten, similar to the offering carried out concurrently with our initial public offering in October 2013 on the Nasdaq Stock Market. We would use the delegation granted pursuant to this Resolution 19 (rather than Resolution 16) in the event that the French regulatory authorities revise their current approach (which favors the use of Resolution 16 in any public offering, even an underwritten offering) with respect to underwritten public offerings in the U.S. market.
The shareholders are asked to waive shareholders’ preferential subscription rights to the ordinary shares and securities that will be issued by virtue of this delegation, and to reserve this subscription for any bank, investment services provider, or other member of an underwriting syndicate undertaking (underwriting) to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with this delegation of authority.
The price of the shares will be at least equal to the volume-weighted average price of the ADSs for the five trading days preceding the determination of such price, subject to a maximum discount of 5%, as determined by the Board of Directors.

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The total maximum nominal amount of the share capital increases which may be carried out pursuant to this delegation cannot exceed €165,212 (i.e., representing 10% of the share capital). To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital. The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued cannot exceed €143,433,258 (i.e., representing 10% of the market capitalization) (or the corresponding value of this amount for an issuance in a foreign currency). The nominal amount of any capital increase which may be completed pursuant to this delegation would be deducted from the global limit set forth in Resolution 21.
As set forth above, the Company intends to use this resolution to raise the funds for general corporate purposes and to finance potential external growth transactions, and does not intend to make use of this resolution for any other objective, particularly within the context of an unsolicited public takeover or any other context.
To do so, the Company considers that a share capital increase in the maximum amount of 10% of the share capital would give it sufficient flexibility to meet its strategic objectives.
This delegation will be granted for 18 months (i.e., until December 27, 2019) and will supersede the corresponding delegation granted by the shareholders’ meeting of June 28, 2017 which, in the absence of a favorable vote, will expire on December 28, 2018, and may impair the Company’s ability to obtain appropriate financing to execute on its strategic objectives.
In this respect, the Board of Directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 28, 2017.

e)
Resolution 20: Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Resolutions 16 to 19, with or without shareholders' preferential subscription rights

The purpose of this Resolution 20 is to allow the Board of Directors to grant a customary over-allotment option for any issuance pursuant to Resolutions 16 to 19. Any share capital increase pursuant to this delegation would be at the same price, and limited to 15% of the initial issuance.

f)	Resolution 21: Approval of the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Resolutions 16 to 20 and Resolution 22
The Board of Directors proposes to set at €826,063, or approximately 50% of the share capital, the aggregate maximum amount of the share capital increases which could be made under Resolutions 16 to 20 and 22. We believe that this amount strikes the correct balance between protecting our existing shareholders and providing the Company sufficient flexibility in order to achieve its strategic objectives in terms of external growth.
The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued cannot exceed €717,166,294 (or the corresponding value of this amount for an issuance in a foreign currency).
The Board of Directors intends, whenever possible, to grant the shareholders a priority subscription period for issuances carried out pursuant to these delegations.

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D.	CAPITAL INCREASE RESERVED FOR THE EMPLOYEES OF GROUP SAVINGS PLAN [RESOLUTION 22]
Pursuant, to Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 et seq. of the French Labor Code, the Board of Directors is required to submit to the approval of the shareholders’ meeting a resolution to authorize the Board of Directors to increase the Company’s share capital through the issuance of shares and securities giving access to the share capital of the Company for the benefit of employees who are members of a Company savings plan (plan d’épargne d’entreprise).
In this context, we propose that the total nominal amount of the share capital increases under this delegation not exceed €49,563 (i.e., representing 3% of the share capital) (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount).
The nominal amount of any capital increase which may be made pursuant to this delegation would be deducted from the global limit set forth in Resolution 21.
The total nominal amount of the issuances of securities representing debt claims giving access to the share capital pursuant to this resolution shall not exceed €43,029,977 (i.e., representing 3% of the market capitalization) (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted from the global limit set forth in Resolution 21.
The issuance price of the new shares or securities giving access to the share capital would be determined by the Board of Directors pursuant to Articles L. 3332-18 to L. 3332-23 of the French Labor Code. For the benefit of the members of a company savings plan, the preferential subscription right of the shareholders to the shares or securities would be eliminated.
To date, we have not implemented any company savings plans involving equity of the Company and thus employees have not received any shares thereunder. However, approving this resolution will enable our Board of Directors to adopt such a company plan if it determines in the future that such a plan is appropriate to strengthen employee and shareholder alignment.

The Board of Directors

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Appendix: Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides comprehensive information and analysis regarding our executive compensation program for 2017 for our named executive officers and provides context for the decisions underlying the compensation reported in the executive compensation tables in this proxy statement. For 2017, our named executive officers included (i) our principal executive officer; (ii) our principal financial officer; and (iii) our other three executive officers, other than the principal executive officer and the principal financial officer, who were serving as executive officers as of the end of the fiscal year. Unless otherwise noted, titles referred to in this section are as of December 31, 2017. For the year ended December 31, 2017, our named executive officers were:

Jean-Baptiste Rudelle(1)	Executive Chairman
Eric Eichmann(1)	Chief Executive Officer (principal executive officer)
Benoit Fouilland	Chief Financial Officer (principal financial officer)
Mary Spilman	Chief Operating Officer
Dan Teodosiu	Chief Technology Officer

(1) On April 25, 2018, Mr. Rudelle assumed the role of Chief Executive Officer. Mr. Eichmann ceased serving as our Chief Executive Officer on that same date but is expected to continue with the Company as an advisor to the Chief Executive Officer.
Certain amounts in this Compensation Discussion and Analysis relating to compensation in 2017 have been converted from euros to U.S. dollars at a rate of €1.00 = $1.129354, which represents average exchange rates for the year ended December 31, 2017, and certain amounts relating to compensation in 2016 have been converted from euros to U.S. dollars at a rate of €1.00 = $1.10683 and from British pounds to U.S. dollars at a rate of £1.00 = $1.351193, which represent average exchange rates for the year ended December 31, 2016.
We believe that we have a very strong team of executives who have the ability to execute our strategic and operational priorities. The combination of strong executive leadership and highly talented and motivated employees played a key role in our strong financial performance in 2017, as described below.
2017 Financial and Operating Highlights
We are a global commerce marketing technology company. We help commerce companies and brand manufacturers acquire, convert and re-engage their customers, using shopping data, predictive technology and large consumer reach. We strive to deliver post-click sales at scale to our clients across different marketing objectives to meet their targeted return on investment. Our data is pooled among our clients and offers deep insights into consumer intent and purchasing habits. To drive sales for our clients, we activate our data assets through proprietary machine-learning algorithms to engage consumers in real time through the pricing and delivery of highly relevant digital advertisements, across devices and environments. By pricing our offering on a cost-per-click basis and measuring our value based on post-click sales, we make the return on investment transparent and easy to measure for our clients.
Our vision is to build the highest performing and open Commerce Marketing Ecosystem by connecting shoppers to the things they need and love and by delivering the highest performance to the commerce companies and brand manufacturers who participate in our ecosystem.

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2017 Financial Highlights:

•	Revenue increased 27.7% from $1,799 million in 2016 to $2,297 million in 2017;

•	Revenue excluding traffic acquisition costs, which we refer to as Revenue ex-TAC, increased 28.9% from $730 million in 2016 to $941 million in 2017;

•	Net income increased 10.8% from $87 million in 2016 to $97 million in 2017; and

•	Adjusted EBITDA increased 37.8% from $225 million in 2016 to $310 million in 2017.
Revenue ex-TAC and Adjusted EBITDA are non-GAAP measures. We define Revenue ex-TAC as our revenue excluding traffic acquisition costs. We define Adjusted EBITDA as our consolidated earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Traffic acquisition costs consist of purchases of impressions from publishers. We purchase impressions directly from publishers or third-party intermediaries, such as advertising exchanges. We recognize cost of revenue on a publisher by publisher basis as incurred. Costs owed to publishers but not yet paid are recorded in our consolidated statements of financial position as accounts payable and accrued expenses. Please refer to footnotes 3 and 5 to the Other Financial and Operating Data table in “Item 6—Selected Financial Data” of our Annual Report on Form 10-K for a reconciliation of Revenue ex-TAC to revenue and Adjusted EBITDA to net income, in each case the most directly comparable financial measure calculated and presented in accordance with GAAP.
The following charts show the growth of our revenue, Revenue ex-TAC, net income, Adjusted EBITDA and cash flow from operating activities over the past three years:

Revenue and Revenue ex-TAC
(in thousands of U.S. Dollars)
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Revenue
Revenue ex-TAC
2015
2016
2017

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Selected Financial Data
(in thousands of U.S. Dollars)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Net income
Adjusted EBITDA
Cash flow from operating activities
2015
2016
2017

2017 Operating Highlights:

•	We added over 3,600 net clients, ending 2017 with over 18,000 clients;

•	We maintained client retention at approximately 90% while increasing our client base 25%;

•
We continued to innovate and improve our technology to broaden our reach, including our launch in 2017 of Criteo Shopper Graph, a highly differentiated group of data collectives built through collaboration and data pooling within our open ecosystem of commerce and brand clients, which is one of the world’s biggest and most open data sets focused on shoppers;

•
We continued to improve the Criteo Engine, including through the addition of new variables for enhanced prediction bidding on in-app inventory, which, given the amount of time users spend on mobile apps, is a key technology improvement; and

•
In October 2017, we launched Beta versions of two new products: Criteo Audience Match, which drives more post-click sales for our commerce clients by accurately targeting and re-engaging their existing customers with personalized advertisements offering new products or services that they have not yet purchased, and Criteo Customer Acquisition, which drives post-click sales for our commerce clients by helping them to acquire prospective customers, using intent information across a large pool of retailers and engaging such prospective customers with personalized advertisements offering products or services that are predicted to be of interest to them.

2017 Executive Compensation Highlights
Highlights of our executive compensation program for 2017 include:

•
We paid annual incentive bonuses to our named executive officers with funding at between 81.8% and 86.8% of target based on strong Company performance relative to a rigorously designed incentive compensation program with strenuous targets in a challenging environment as described below under the heading “—Elements of Executive Compensation Program—Annual Incentive Bonus”;

•	We updated our compensation peer groups to maintain alignment with key attributes of the Company (including our industry, market capitalization and certain financial attributes, such as

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

annual revenue and annual revenue growth), and to reflect the Company’s position in the market and determined executive compensation levels with reference, in part, to these reasonable comparator groups;

•
We continued the practice by which a majority of our executive officers’ target total direct compensation opportunity is paid in the form of long-term performance-based equity incentives, including performance stock units (“PSUs”) and stock options, both of which vest over four years, and only provide realizable pay opportunities for executives with demonstrated growth in Company value over time or achievement of objective, pre-determined performance goals; and

•
We set the performance targets for executive bonuses to give more importance to quantitative measures of Company performance over qualitative performance goals for our named executive officers, in order to align our executives’ interests even more closely with those of our shareholders.

Executive Compensation Policies and Practices
We maintain several policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy:

What We Do	What We Don’t Do
• Newly adopted clawback policy allows recoupment of incentive compensation paid to executive officers if our financial statements are the subject of a restatement or in the event of misconduct
•   Performance-based equity incentives
• Performance-based annual incentive bonus
• Caps on performance-based cash and equity compensation
• Annual compensation program review and, where appropriate, alignment with our compensation peer group; review of external competitive market data when making compensation decisions
• Significant portion of executive compensation contingent upon corporate performance, which directly influences stockholder return
• Four-year equity award vesting periods, including a one-year performance period and a two-year initial vesting cliff for PSUs
• Prohibition on short sales, hedging of stock ownership positions and transactions involving derivatives of our ADSs
• Limited executive perquisites
• Independent compensation consultant engaged by our compensation committee

• No “single-trigger” change of control benefits
• No post-termination retirement or pension non-cash benefits or perquisites for our executive officers that are not available to our employees generally
• No tax “gross-ups” for change of control benefits
•   No employment agreements with executive officers that contain guaranteed salary increases, bonuses or equity compensation
•   No discounted stock options or option re-pricings
•   No explicit benchmarking of our compensation to a specific percentile of our peer group
•   No payment or accrual of dividends on unvested stock option, PSU or RSU awards

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Executive Pay Mix for 2017
The charts below show the pay mix for 2017 of our Chief Executive Officer and all of our other executive officers as a group. These charts illustrate the predominance of performance-based compensation and long-term incentive compensation through equity awards in our executive compensation program. We believe that this weighting of components allows us to reward our executives for achieving or exceeding our financial, operational and strategic performance goals, and align our executives’ long-term interests with those of our shareholders.
The pay mix shown under “Other NEOs” above shows the average of the relative components of all of our named executive officers other than our Chief Executive Officer. For more information on the pay mix for our named executive officers, please see “Compensation Tables—Summary Compensation Table.”
Realizable Pay for 2017
Because our compensation committee aims to align executives’ incentives with shareholder value creation, the majority of our named executive officers’ compensation is composed of equity awards, the value of which is significantly impacted by both stock-based performance and Company financial performance. There is no assurance that the grant date fair values reported in the Summary Compensation Table for these equity awards will be reflective of their actual economic value or that comparable amounts will ever be realized by our named executive officers. For example, the PSUs granted to the named executive officers in 2017 that were scheduled to vest in January 2018 based on achievement of our pre-determined Revenue ex-TAC targets were earned as to 50% of the PSUs originally granted (as described further below). Similarly, the stock options granted to the named executive officers in 2017 were “out-of-the-money” at fiscal year-end and will only deliver actual value to our named executive officers with future stock price appreciation above the exercise price of such stock options.
The chart below compares 2017 target total compensation provided to each of Mr. Eichmann, our Chief Executive Officer, for the 2017 fiscal year, and Mr. Fouilland, our Chief Financial Officer, to the value of the pay realizable for each pay component by Messrs. Eichmann and Fouilland as of fiscal year end 2017. Target total compensation for the chart below represents: (1) base salary, (2) 2017 target cash bonus opportunity (100% of base salary in the case of Mr. Eichmann, and 75% of base salary in the case of Mr. Fouilland), and (3) the aggregate grant date fair values of PSUs and stock options granted to each of Mr. Eichmann and Mr. Fouilland in 2017 (as reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table included below under the heading “Compensation Tables”). Mr.

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Eichmann’s total target compensation for fiscal year 2017 was $6,061,923 million, and Mr. Fouilland’s total target compensation for fiscal year 2017 was $2,950,915.
Total realizable compensation for the chart below represents: (1) each executive’s base salary, (2) each executive’s actual earned cash bonus for 2017 (as disclosed in the Summary Compensation Table), and (3) the actual intrinsic value of the equity awards, as of December 31, 2017, granted to each of Mr. Eichmann and Mr. Fouilland in 2017. For PSUs, this amount is calculated by multiplying the number of shares earned by each executive in 2017 (50% of target shares) by our closing stock price on December 31, 2017. For stock options, this amount reflects the spread between our closing stock price on December 31, 2017 and the exercise price of such options multiplied by the number of Ordinary Shares underlying such options. All of the equity awards granted to Messrs. Eichmann and Fouilland during 2017 remain subject to time-based vesting, as described further below under “Compensation Tables—Grants of Plan-Based Awards Table 2017.”
Mr. Eichmann’s realizable pay for fiscal 2017 was approximately $1.669 million, or approximately 27.5% of his fiscal 2017 target total pay. Mr. Fouilland’s realizable pay for fiscal 2017 was approximately $924,000, or approximately 31.3% of his fiscal 2017 target total pay.
Chief Executive Officer                Chief Financial Officer

Compensation Philosophy and Objectives
Pay for Performance
Our philosophy in setting compensation policies for our executive officers has four fundamental objectives: (1) to attract and retain a highly skilled team of executives in competitive markets; (2) to reward our executives for achieving or exceeding our financial, operational and strategic performance goals; (3) to align our executives’ long-term interests with those of our shareholders; and (4) to provide compensation packages that are competitive and reasonable relative to our peers and the broader competitive market. The compensation committee and the board of directors believe that executive compensation should be directly linked both to continuous improvements in corporate performance and accomplishments that are expected to increase shareholder value. Historically, the board of directors has compensated our executive officers through three direct compensation components: base salary, an annual incentive bonus opportunity and long-term incentive compensation in the form of equity awards. The compensation committee and the board of directors believe that cash compensation in the form of base salary and an annual incentive bonus opportunity provides our executive officers with short-term rewards for success in operations, and that long-term incentive compensation using equity awards aligns the objectives of our executive officers with those of our shareholders with respect to long-term performance and increases retention. Since 2015, long-term equity compensation for our executive officers has consisted of both PSU awards and stock options.

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Participants in the Compensation Process
Role of the Compensation Committee and the Board of Directors
In accordance with French law, committees of our board of directors have an advisory role and can only make recommendations to our board of directors. As a result, while our compensation committee is primarily responsible for our executive compensation program, including establishing our executive compensation philosophy and practices, as well as determining specific compensation arrangements for the named executive officers, final approval by our board of directors is required on all such matters. The board of directors’ decisions and actions regarding executive compensation referred to throughout this Compensation Discussion and Analysis are made following the compensation committee’s comprehensive in-depth review, analysis and recommendation.
The board of directors approves the performance goals recommended by the compensation committee under the Company’s annual and long-term incentive plans and achievement by our executive officers of these goals. While the compensation committee draws on a number of resources, including input from the Executive Chairman, the Chief Executive Officer and the compensation committee’s compensation consultant, to make decisions regarding our executive compensation program, the compensation committee is responsible for making the ultimate recommendation to be approved by the board of directors. The compensation committee relies upon the judgment of its members in making recommendations to the board of directors after considering several factors, including recommendations of the Executive Chairman and the Chief Executive Officer with respect to the compensation of executive officers (other than their own compensation), Company and individual performance, perceived criticality, retention objectives, internal equity, current compensation opportunities as compared to similarly situated executives at peer companies (based on a review of competitive market analyses prepared by its compensation consultant) and other factors as it may deem relevant.
Role of Compensation Consultant
The compensation committee retains the services of Compensia as its compensation consultant. The mandate of the compensation consultant includes assisting the compensation committee in its review of executive and director compensation practices, including the competitiveness of pay levels, design of the Company’s annual and long-term incentive compensation plans, executive compensation design, and analysis of competitive market practices. The compensation committee is responsible for oversight of the work of the compensation consultant and annually evaluates the performance of the compensation consultant. The compensation committee has discretion to engage and terminate the services provided by the compensation consultant, subject to formal approval by the board of directors.
At its meeting in October 2017, the compensation committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules and the board of directors concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the compensation committee.
Role of Executive Chairman and Chief Executive Officer
Our Executive Chairman and Chief Executive Officer attend compensation committee meetings and work with the chair of the compensation committee and its compensation consultant to develop compensation recommendations for the executive officers (excluding the Executive Chairman and the Chief Executive Officer), based upon individual experience and breadth of knowledge, individual performance during the year and other relevant factors. The Executive Chairman’s and the Chief Executive Officer’s recommendations are reviewed and considered with other applicable information by the compensation committee, which then makes a recommendation to the board of directors. The compensation committee works directly with its compensation consultant to recommend to the board of directors compensation actions for our Executive Chairman and Chief Executive Officer. In accordance with Nasdaq rules, our Executive Chairman and Chief Executive Officer are not present during deliberations or voting concerning their own compensation, respectively.

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Use of Competitive Market Data
The compensation committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program, including an evaluation of the compensation practices at peer companies. The compensation committee uses data from this evaluation to assess the reasonableness of compensation and ensure that our compensation practices are competitive in the marketplace.
Our peer companies in 2017 were provided to the compensation committee by Compensia, then selected by the compensation committee and subsequently approved by the board of directors. Each year, the compensation committee reviews our peer group with the assistance of the compensation consultant and updates the peer group as appropriate. The companies comprising the peer group for 2017 were selected on the basis of their comparability to Criteo in terms of broad industry (software and services companies focused on digital media/advertising in the United States and software/technology companies more broadly in Europe, given the more limited number of comparable companies in the European market), geographic location, market capitalization, financial attributes (including revenue, revenue growth, comparable gross margin and cash flow) and number of employees.
Based on this evaluation, the compensation committee selected the peer companies in the following table for 2017. Given the Company’s unique position as a French company publicly-listed on the Nasdaq Global Market in the United States with certain executives based in Europe, the compensation committee determined that it was appropriate to develop both U.S. and international peer groups. The peer companies generally had revenues between half and two times the Company’s revenue, and market capitalization between half to three times the Company’s market capitalization.
U.S. Peers:

Cornerstone OnDemand	j2 Global	Tableau Software

CoStar Group	Marketo	VeriSign

Endurance International	Netsuite	Yelp

Fair Isaac	Pandora Media	Zillow Group

GoDaddy	Qlik Technologies	Zynga

GrubHub	Splunk
International Peers:

Atlassian	Just Eat Plc	Rocket Internet

Auto Trader Group Plc	Logitech Intl SA	Sage Group

AVG Technologies	Luxoft Holding	Scout 24

Cimpress N.V.	Micro Focus Intl.	Shopify

Fleetmatics Group PLC	Playtech Plc	Sophos Group Plc

InterXion Holding N.V.	Regus Plc	Travelport Worldwide
In addition to reviewing data drawn from these peer groups, the compensation committee also reviews competitive compensation data from broader Radford technology survey cuts and Compensia databases. To assist the Company in making its executive compensation decisions for 2017, Compensia evaluated competitive market practices, considering base salary, target annual incentives as a percentage of base salary, target total cash compensation, target annual long-term incentive grant date fair values, equity award mixes and target total direct compensation.

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In general, our board of directors seeks to set executives’ total cash compensation (base salary plus target annual incentive bonus) and long-term incentive compensation at levels that are competitive with our peers (based on its review of the compensation data for executives with similar roles in the Company’s peer groups) and, in the case of long-term incentive compensation, at a level great enough to ensure deep alignment of our executive officers’ interests with those of our shareholders.
However, the compensation committee does not formally “benchmark” our executive officers’ compensation to a specific percentile of our peer group. Instead, it considers competitive market data as one factor among many in its deliberations. The compensation committee exercises independent judgment in determining appropriate levels and types of compensation to be paid based on its assessment of several factors, including recommendations of the Executive Chairman and the Chief Executive Officer with respect to the compensation of executive officers (other than their own compensation), Company and individual performance, perceived criticality, retention objectives, internal equity, current compensation opportunities as compared with similarly situated executives at peer companies (based on review of competitive market analyses prepared by its compensation consultant) and other factors as it may deem relevant.
The chart below is based on the peer data reviewed by our compensation committee in setting target compensation levels for our Chief Executive Officer and Chief Financial Officer for fiscal year 2017 and shows a comparison, for illustrative purposes, of the elements of fiscal year 2017 target total compensation for our Chief Executive Officer and Chief Financial Officer against chief executive officer and chief financial officer compensation for our U.S. peer group.
We have chosen to present this data for our Chief Executive Officer and Chief Financial Officer only, rather than all of our named executive officers, because chief executive officer and chief financial officer are the two roles for which our compensation committee has access to the most comparable company data, and because these are the two roles most responsible for setting our strategic direction (and therefore for which alignment of interests with shareholders is most important). We chose to present only the comparison against the U.S. peer group because our U.S. peer group consists of companies with which we are most likely to compete for talent, and is therefore the more important of the two peer groups in our compensation committee’s analysis.

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In the chart below, “Total Cash” consists of each executive officer’s base salary and target bonus under our EBP (as further discussed under “—Elements of Executive Compensation Program—Annual Incentive Bonus” below), which, for fiscal year 2017, was greater than the bonus each executive actually earned under our EBP. “Equity Value” includes the combined aggregate grant date fair value of each award at target, and therefore assumes that all PSUs have been earned under the applicable performance criteria. As discussed above, for 2017, the named executive officers earned 50% of the shares subject to their 2017 PSU awards, which shares will vest over a period of four years. For more information on the specific elements of compensation to each of our executives, please see “Compensation Tables—Summary Compensation Table.”
For illustrative purposes only, we have also included realizable pay for 2017 for each of our Chief Executive Officer and Chief Financial Officer, which includes, in each case, (1) base salary, (2) actual earned cash bonus for 2017 under our EBP (as disclosed in the Summary Compensation Table) and (3) the actual intrinsic value, as of December 31, 2017, of the equity awards granted to the executive in 2017. For PSUs, this amount is calculated by multiplying the number of earned shares in 2017 (50% of target shares) by our closing stock price on December 31, 2017. For stock options, this amount reflects the spread between our closing stock price on December 31, 2017 and the exercise price of such options multiplied by the number of Ordinary Shares underlying such options. For more information on realizable pay, please see “—Realizable Pay for 2017.”
Prior Year Say-On-Pay Results
Our executive compensation program received significant shareholder support and was approved, on a non-binding advisory basis, by 86% of the votes cast at the 2017 Annual General Meeting. We value feedback from our shareholders on our executive compensation program and corporate governance policies and welcome input, as it impacts our decision-making. We believe that ongoing engagement builds mutual trust with our shareholders and we will continue to monitor feedback from our shareholders and may solicit outreach on our programs, as appropriate.  At the 2016 Annual General Meeting, shareholder votes expressed a preference for the say-on-frequency proposal to hold an advisory vote to approve executive compensation on an annual basis. In light of this vote, the Company’s board of directors determined that the Company will continue to hold an advisory vote to approve executive compensation on an annual basis until the next required say-on-frequency vote, which will be held at the 2022 Annual General Meeting.

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Elements of Executive Compensation Program
In 2017, as in prior years, our executive compensation program consisted of three principal elements:

•	Base salary

•	Annual incentive bonus

•	Long-term incentive compensation
Base Salary
Base salary is the principal fixed element of an executive officer’s annual cash compensation during employment. The level of base salary reflects the executive officer’s skills and experience and is intended to be on par with other job opportunities available to such executive officer. Given the industry in which we operate and our compensation philosophy and objectives, we believe it is important to set base salaries at a level that is competitive with our peer group in order to retain our current executives and to hire new executives when and as required. However, our review of the competitive market data is only one factor in setting base salary levels. In addition, the compensation committee also considers the following factors:

•	individual performance of the executive officer, as well as overall performance of the Company, during the prior year;

•	level of responsibility, including breadth, scope and complexity of the position;

•	years and level of experience and expertise and location of the executive officer;

•	internal review of the executive officer’s compensation relative to other executives to take into account internal equity considerations; and

•	in the case of executive officers other than the Executive Chairman and Chief Executive Officer, the recommendations of the Executive Chairman and the Chief Executive Officer.
Base salaries for our executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually based on the factors described above.

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2017 Base Salaries
The base salaries of the named executive officers for 2016 and 2017, each in local currency and converted into U.S. dollars (on a constant currency basis for 2017), and the rationale for any base salary adjustment are set forth below:

Name	Position(1)	2016 Base Salary (in local currency)	2017 Base Salary (in local currency)	2016 Base Salary (in USD)(2)	2017 Base Salary at Constant Currency (in USD)(2)	Rationale for Adjustment
Jean-Baptiste Rudelle	Executive Chairman	€124,840 (services to Criteo S.A.) $137,500 (services to Criteo Corp.)	€30,520 (services to Criteo S.A.) $28,000 (services to Criteo Corp.)	$275,678	$61,780	Adjusted to reflect Mr. Rudelle’s changing role with the Company and continuing transition to Executive Chairman, assisting the CEO to achieve his objectives for the Company.
Eric Eichmann	Chief Executive Officer	£181,335 (H1 2016) $275,000 (H2 2016)(3)	$560,000	$520,019	$560,000	Base salary increase to recognize strong performance.
Benoit Fouilland	Chief Financial Officer	€303,000	€342,857	$335,369	$379,484	Base salary increase to recognize strong performance.
Mary Spilman	Chief Operating Officer	$472,500	$480,000	$472,500	$480,000	Ms. Spilman became a named executive officer during 2017. Prior to October 2017, Ms. Spilman served as Chief Revenue Officer of the Company.
Dan Teodosiu	Chief Technology Officer	€290,000	€312,500	$320,981	$345,884	Mr. Teodosiu became a named executive officer during 2017.

(1) Refers to such named executive officer’s position at the end of 2017.
(2) 2016 base salaries have been converted from euros to U.S. dollars at a rate of €1.00 = $1.106830 and from British pounds to U.S. dollars at a rate of £1.00 = $1.35119, which represent average exchange rates for the year ended December 31, 2016. 2017 base salaries are presented on a constant currency basis, using the 2016 average exchange rates set forth in the preceding sentence, for comparative purposes.

(3) Mr. Eichmann was based in the United Kingdom and received an annual base salary of £362,670 from January 1, 2016 to June 30, 2016. He relocated to the United States and received an annual base salary of $550,000 from July 1, 2016 to December 31, 2016.

Annual Incentive Bonus
The Company provides our executive officers with the opportunity to earn annual cash bonus awards pursuant to the Criteo Executive Bonus Plan (the “EBP”), which are specifically designed to

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motivate our executive officers to achieve pre-established Company-wide goals set by the board of directors and to reward them for individual results and achievements in a given year.
The EBP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the EBP seeks to:

(i)	help attract and retain a high quality executive management team;

(ii)	increase management focus on challenging yet realistic goals intended to create value for shareholders;

(iii)	encourage management to work as a team to achieve the Company’s goals; and

(iv)	provide incentives for participants to achieve results that exceed Company goals.
Pursuant to the EBP, the annual cash bonus opportunities for our executive officers are approved on an annual basis by the board of directors. The Company goals, their relative weighting, and the relative weighting for each of the individual performance goals of the executive officers, if applicable, are also established by the board of directors at the beginning of the year, upon recommendation of the compensation committee, shortly after the board of directors has approved our annual operating plan.
Under the EBP, the board of directors has the discretion to determine the extent to which a bonus award will be adjusted based on an executive officer’s individual performance or such other factors as it may, in its discretion, deem relevant. An executive officer’s bonus award may be adjusted downward to zero by the board of directors based on a review of individual performance. The board of directors is not required to set individual qualitative goals for a given year.
2017 Annual Bonus Incentive
The performance measures and related target levels for the 2017 EBP, which reflected performance requirements set at the start of the year in the Company’s annual operating plan, were developed by the compensation committee and approved by the board of directors in June 2017. For 2017, the board of directors, on recommendation from the compensation committee, set two shared quantitative goals applicable to all of the named executive officers (weighted 80%, collectively) and individual qualitative goals for each of our named executive officers (weighted 20%). In 2016, the shared quantitative goals applicable to all of the named executive officers were weighted 70% collectively whereas individual qualitative goals were weighted 30%. The board of directors chose to change the weighting of the various goals for 2017 in order to align our executives’ incentives even more closely with those of our shareholders.
Quantitative Goals
The quantitative measures selected for the 2017 EBP were (i) Revenue ex-TAC growth, measured at constant currency, from 2016 to 2017, and (ii) Adjusted EBITDA (on an absolute basis) achieved during 2017. These measures were selected by the board of directors because Revenue ex-TAC and Adjusted EBITDA are the key measures it uses to monitor the Company’s financial performance. In particular, our strategy focuses on maximizing the growth of our Revenue ex-TAC on an absolute basis over maximizing our near-term gross margin, as we believe this focus builds sustainable long-term value for our business by fortifying a number of our competitive strengths, including access to advertising inventory, breadth and depth of data and continuous improvement of the Criteo Engine’s performance, allowing it to deliver more relevant advertisements at scale. In both 2016 and 2017, the Revenue ex-TAC metric and Adjusted EBITDA metric were given equal weight.
For 2017, the Board of directors selected Adjusted EBITDA (on an absolute basis) as the relevant Adjusted EBITDA metric rather than improvement in Adjusted EBITDA margin, which was the metric selected and used in 2016. Adjusted EBITDA margin was defined as the Company’s Adjusted EBITDA as a percentage of revenue for the relevant period. This change reflects a continuing emphasis on strong growth.

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The payout scale on the Revenue ex-TAC portion of the quantitative goals was as follows:

•	If Revenue ex-TAC grew by less than 29%, there was no payout on the Revenue ex-TAC portion of the quantitative goals;

•	If Revenue ex-TAC grew by between 29% and 33%, the payout on the Revenue ex-TAC portion of the quantitative goals was between 50% and 100%; and

•	If Revenue ex-TAC grew by 39% or more, the maximum payout on the Revenue ex-TAC portion of the quantitative goals was 200%.
The payout scale on the Adjusted EBITDA portion of the quantitative goals was as follows:

•
If Adjusted EBITDA for 2017 was less than $292 million (which would represent an improvement of 30% on the Adjusted EBITDA of $224.6 million achieved by the Company in 2016), there was no payout on the Adjusted EBITDA portion of the quantitative goals;

•	If Adjusted EBITDA for 2017 was between $292 million and $302 million, the payout on the Adjusted EBITDA portion of the quantitative goals was between 50% and 100%; and

•	If Adjusted EBITDA for 2017 was $335 million or above, the maximum payout on the Adjusted EBITDA portion of the quantitative goals was 200%.
The quantitative goals set forth below and the achievement levels for such goals were designed to reward our executives with a payout level of at least 70% of the portion of the executive bonus based on qualitative goals in the event that we achieve financial results at or above the high end of our 2017 guidance. The following chart sets forth the quantitative goals for 2017 and the achievement levels for such goals:

		Achievement
Performance Measure	Weight	0%	50%	100%	200%	Actual
2017 Revenue ex-TAC growth at constant currency	40%	<29%	29%	33%	≥39%	29%
2017 Adjusted EBITDA	40%	<292 million	$292 million	$302 million	≥$335 million	$309.6 million

Qualitative Goals
In addition, the board of directors selected individual qualitative goals for each of the named executive officers that were aligned to strategic performance objectives for those individuals. The qualitative goals were weighted 20% for each named executive officer and were subject to a maximum payout of 200% of the applicable portion. Some variation applied from named executive officer to named executive officer and from goal to goal. These qualitative goals for 2017 included strategic initiatives, product, supply and intra-organizational achievements and leadership development for all named executive officers, and profitability initiatives for Messrs. Eichmann and Fouilland and Ms. Spilman.

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2017 Annual Cash Bonus Payouts
The board of directors approved annual incentive bonus awards for each named executive officer under the 2017 EBP as follows:

Name	Bonus Target as % of Base Salary(1)	Quantitative Goals Achievement (80%)	Qualitative Goals Achievement (20%)	Funding Multiplier as % of Target	Actual Payout Amount(2)
Jean-Baptiste Rudelle	100%	81%	85%	81.8%	$51,099
Eric Eichmann	100%	81%	85%	81.8%	$458,080
Mary Spilman	100%	81%	110%	86.8%	$416,640
Benoit Fouilland	75%	81%	85%	81.8%	$237,552
Dan Teodosiu	60%	81%	100%	84.8%	$179,567

(1) Bonus targets as a percentage of base salary for the named executive officers (other than Ms. Spilman and Mr. Teodosiu, who were not named executive officers in 2016) did not change from 2016 to 2017.

(2) Certain amounts have been converted from euros to U.S. dollars at a rate of €1.00 = $1.129354, which represents the average exchange rate for the year ended December 31, 2017.
Long-Term Incentive Compensation
Long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber and to retain them for the long term. The majority of our named executive officers’ target total direct compensation opportunity in 2017 was provided in the form of long-term equity awards. We use equity awards to align our executive officers’ financial interests with those of our shareholders by motivating them to assist with the achievement of both near-term and long-term corporate objectives.
Historically, the board of directors only granted stock options to employees. However, following a change to the tax treatment of free shares, or restricted stock units (“RSUs”), under French law (the enactment of the Loi Macron in August 2015), the board of directors, after careful review by the compensation committee, decided to add RSUs to the Company’s equity compensation program for certain employees, including executive officers at the discretion of the board of directors, and PSUs to the Company’s equity compensation program for executive officers and managers and certain other employees. In October 2015, the Company’s shareholders approved: (i) a general plan (as such plan has been amended, the “Amended and Restated 2015 Time-Based RSU Plan”) providing for the grant of time-based RSUs to employees of the Company, and (ii) a performance-based plan (as such plan has been amended, the “Amended and Restated 2015 Performance-Based RSU Plan”) providing for the grant of PSUs, subject to the achievement of performance goals and time-based vesting, to the executive officers and certain other members of management and employees of the Company, as determined by the board of directors.
We grant both stock options and PSUs to our executive officers. Stock options remain a valuable compensation tool for us and provide our executive officers with realizable value over time only if our shareholders also realize value after the date options are granted. PSUs provide a direct link between our financial performance and the compensation of our executive officers, thereby furthering the alignment of the interests of our executive officers and shareholders.
In addition to the initial equity award that each executive officer receives upon being hired, the board of directors also grants some or all of our executive officers additional equity awards each year as part of our annual review of our executive compensation program. The eligibility for, and size of, any additional equity award to each of our executive officers are determined on a discretionary basis taking into account the following factors:

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•	each executive officer’s individual performance assessment, the results and contributions delivered during the year, as well as his or her anticipated potential future impact;

•	delivering equity values that are competitive when compared to the equity values delivered by the companies in our peer group to their executives with similar responsibility;

•	the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of additional awards;

•	the size of each executive officer’s total cash compensation opportunity;

•	the Company’s overall performance relative to corporate objectives; and

•	the Company’s overall equity pool for the year.
Based on the foregoing factors, the board of directors, upon recommendation of the compensation committee, determined that the 2017 long-term incentive compensation to be granted to each of our executive officers should consist of a mix of stock options and PSUs. The board of directors believes that the use of both stock options and PSUs provides a balanced focus on enhancing value for our shareholders and achieving specified financial results. The compensation committee may determine in the future to grant RSUs to our executive officers as appropriate, in addition to or in lieu of PSUs.
The table below sets forth the equity awards granted by the board of directors to our named executive officers in 2017:

Name	Shares Issuable Upon Exercise of Stock Options Granted in 2017	Shares Issuable Upon Vesting of PSUs Granted in 2017(1)
Jean-Baptiste Rudelle	13,100	5,000
Eric Eichmann	131,000	50,000
Mary Spilman	47,160	18,000
Benoit Fouilland	60,260	23,000
Dan Teodosiu	52,400	20,000

(1) The amounts of PSUs set forth in this column show the amounts originally granted to our named executive officers. As set forth below, all the named executive officers earned 50% of the shares subject to their 2017 PSU awards, which shares will vest over a period of four years.

Vesting of Stock Option Grants
To aid in retention of our executives, the stock option awards have a four-year vesting period, with one quarter of the award vesting on the first anniversary of the date of grant and the remainder vesting in 12 equal quarterly installments thereafter, subject to the recipient’s continued employment with the Company.
Performance Conditions and Vesting of PSU Grants
Our Ordinary Shares subject to the PSUs granted to the named executive officers were to be earned contingent upon the attainment of the 2017 growth in Revenue ex-TAC goal set by the board of directors in the first quarter of 2017.
Growth in Revenue ex-TAC is an important metric used by the board of directors to measure the Company’s financial performance and creation of shareholder value given our current development stage, the significant growth opportunities ahead of us and the significant impact that high Revenue ex-TAC can have on the Company’s profitability given the scalability of our operating model. As a result, the compensation committee and board of directors determined, as in 2016, that growth in Revenue ex-TAC was the appropriate performance measure for the 2017 PSU awards. Our compensation committee and board of directors believe that setting a one-year performance measurement period was appropriate at

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this stage in the Company’s development, due to the steep trajectory of our top-line revenue growth and the risk of setting inappropriate targets if we were to project more than one year in advance. This approach was balanced by the four-year vesting schedule to which any earned PSUs are subject, as discussed below.
The following table sets forth the 2017 Revenue ex-TAC growth goal for the 2017 PSU awards.

2017 Revenue Ex-TAC Growth	Percentage of PSUs Earned(1)
<29%	0
29%	50% (Threshold)
33%	100% (Target)
>33%	100% (Maximum)
(1) Achievement is linear for Revenue ex-TAC growth between 29% and 33%. Within this range, named executive officers would earn between 50% and 100% of the PSUs granted, on a pro-rata basis.
Actual 2017 Revenue ex-TAC growth was 29%, or approximately 88% of the Revenue ex-TAC growth target for the year. As a result, the named executive officers earned 50% of the Ordinary Shares subject to their 2017 PSU awards.
Our compensation committee and board of directors also believe that a time-based vesting requirement for any earned PSUs was important to provide additional retention incentives and longer term alignment with our shareholders. Accordingly, earned PSUs are subject to a four-year vesting schedule, with half of any earned PSUs vesting on the second anniversary of the grant date and the remainder vesting in eight equal quarterly installments thereafter, which quarterly vesting is subject to the recipient’s continued employment with the Company. As a result, none of the PSUs granted to the named executive officers for 2017 will vest until January 2019, at the earliest.
As the Company and its compensation program evolve and we continue to evaluate the effectiveness of PSUs in attaining our compensation objectives, we intend to review the appropriateness of PSU grants in future years, the weight of PSU grants in our total executive equity mix, the performance metrics applicable to PSUs, the performance scale and related payout scale applicable to PSUs, and the length of the measurement period for PSU performance metrics.

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Share Ownership and Equity Awards
As discussed above, long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber and to retain them for the long term. The majority of our named executive officers’ target total direct compensation opportunity in 2017 was provided in the form of long-term equity awards. We use equity awards to align our executive officers’ financial interests with those of our shareholders by motivating them to assist with the achievement of both near-term and long-term corporate objectives.
As a result, each of our named executive officers accumulates substantial exposure to our stock price, which, when coupled with time- and performance-based vesting, we believe results in strong alignment of our executives’ interests with those of our shareholders. Furthermore, our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons, and our board of directors requires that 10% of the shares resulting from the exercise of stock options or received upon the vesting of RSUs or PSUs by our Executive Chairman, Chief Executive Officer and Deputy Chief Executive Officers (“directeurs généraux délégués”) be held by such persons until the termination of their respective offices. For 2017, Mr. Rudelle was our Executive Chairman, Mr. Eichmann was our Chief Executive Officer and Mr. Fouilland was our Deputy Chief Executive Officer.
The table below shows the total amount of exposure that each of our named executive officers had to our stock price as of March 31, 2018, including both vested and unvested equity awards.

Name	Ordinary Shares and ADSs (1)	Securities underlying option awards (2)	Securities underlying RSU and PSU awards (3)	Total
Jean-Baptiste Rudelle	1,176,127	677,529	56,010	1,909,666
Eric Eichmann	15,125	691,737	128,678	835,540
Benoit Fouilland	107,869	449,034	49,426	606,329
Mary Spilman	0	267,143	30,960	298,103
Dan Teodosiu	7,059	258,908	38,235	304,202

		Total for all named executive officers:		3,953,840

(1) The amounts shown in this column reflect securities beneficially owned by each of our named executive officers, determined in accordance with the applicable rules of the SEC, other than (i) Ordinary Shares issuable upon the exercise of share options and warrants that are immediately exercisable or exercisable within 60 days after March 31, 2018 (which are included in the “Securities underlying equity awards” column), and (ii) Ordinary Shares issuable upon the vesting of RSUs or PSUs within 60 days after March 31, 2018 (which are included in the “Securities underlying RSU and PSU awards” column). For more information about the beneficial ownership of our securities, please see “Ownership of Securities.”

(2) The amounts shown in this column reflect stock options that have vested and are exercisable, as well as those that have not yet vested. For more information on grant dates, vesting schedules, exercise prices and expiration dates of option awards held by our named executive officers as of December 31, 2017, please see “Compensation Tables—Outstanding Equity Awards at 2017 Fiscal Year End.” For more information on the most recent stock option grants made to our executive officers, please see the Form 4s filed with the SEC by each of our named executive officers on March 20, 2018.

(3) The amounts shown in this column reflect PSUs that have been determined by our board of directors to have been earned by the applicable named executive officer pursuant to the applicable performance criteria. For more information on the PSUs held by each of our named executive officers as of December 31, 2017, please see “Compensation Tables—Outstanding Equity Awards at 2017 Fiscal Year End.” For more information on the performance criteria applicable to PSU awards, please see “—Long-Term Incentive Compensation.”

Other Compensation Information
Employee Benefit Programs
Each of our executive officers is eligible to participate in the employee benefit plans available to our employees in the country in which they are employed, including medical, dental, group life and disability insurance, in each case on the same basis as other employees in such country, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

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Our retirement savings plan for U.S. employees is a tax-qualified 401(k) retirement savings plan (the “401(k) Plan”), pursuant to which all employees, including any named executive officer employed by our U.S. subsidiary (Criteo Corp.), are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Code. In 2017, we provided a 100% matching contribution on employee contributions up to the first 3% of eligible compensation and a 50% matching contribution for the next 2% of eligible compensation. Mr. Eichmann and Ms. Spilman were the only named executive officers to participate in the 401(k) plan in 2017.
Perquisites and Other Personal Benefits
We provide limited perquisites to our named executive officers. For more information on the perquisites and other personal benefits provided to our named executive officers, please refer to footnote (8) to the Summary Compensation Table in “Executive Compensation – Compensation Tables” included elsewhere in this proxy statement.
Stock Ownership Requirements
Our board of directors requires that 10% of the shares resulting from the exercise of stock options or received upon the vesting of RSUs or PSUs by our Executive Chairman, Chief Executive Officer and Deputy Chief Executive Officers (“directeurs généraux délégués”) be held by such persons until the termination of their respective offices. For 2017, Mr. Rudelle was our Executive Chairman, Mr. Eichmann was our Chief Executive Officer and Mr. Fouilland was our Deputy Chief Executive Officer.
Timing of Compensation Actions
Compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year, and upon promotion or other changes in job responsibilities.
Equity Grant Policy
We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information.
Short Sale and Derivatives Trading Policy
Our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons.
Implementation of Executive Compensation Recovery (“Clawback”) Policy
In April 2018, we adopted a “clawback” policy with respect to certain compensation earned by or paid to our executive officers after the effective date of the policy, which, to the extent permitted by applicable law, will allow us to recoup performance-based equity awards and cash bonuses from our Chief Executive Officer and certain other executive officers (including our named executive officers) if (i) the amount of any such incentive payments was based on the achievement of financial results that were subsequently the subject of an amendment or restatement, and the applicable incentive payment would not have been made to the executive officer based upon the restated financial results, or (ii) the executive engaged in misconduct.
Risks Related to Compensation Policies and Practices
As part of the board of directors’ risk oversight role, our compensation committee at least annually reviews and evaluates the risks associated with our compensation programs. The compensation committee has reviewed our compensation practices as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In making this determination, the compensation committee considered the following:

•	the Company’s use of different types of compensation vehicles to provide a balance of short-term and long-term incentives with fixed and variable components;

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•
the granting of equity-based awards that are earned based on performance (in the case of executive officers) and subject to time-based vesting, which aligns employee compensation with Company performance, encouraging participants to generate long-term appreciation in equity values;

•
the Company’s annual bonus determinations for each employee being tied to achievement of Company goals, which goals seek to promote retention on behalf of the Company and to create long-term value for our shareholders; and

•
the Company’s system of internal control over financial reporting and code of business conduct and ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

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COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

THE COMPENSATION COMMITTEE
James Warner (Chair)
Edmond Mesrobian
Rachel Picard

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COMPENSATION TABLES
Summary Compensation Table
The following Summary Compensation Table sets forth, for the three years ended December 31, 2017, 2016, and 2015, respectively, the compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other executive officers, who are referred to collectively as our named executive officers.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)(6)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Jean-Baptiste Rudelle (2)	2017	62,468	—	245,352	248,844	51,099	75,612	683,375
Executive Chairman	2016	275,677	—	1,321,250	1,257,323	269,447	152,323	3,276,020
	2015	516,343	—	1,795,089	1,627,017	464,709	148,601	4,551,759
Eric Eichmann (3)	2017	560,000	—	2,453,522	2,488,441	458,080	9,400	5,969,443
Chief Executive Officer	2016	520,019	—	3,598,140	2,514,646	530,640	85,641	7,249,085
	2015	489,164	—	816,020	1,932,294	352,198	58,700	3,648,377
Mary Spilman (4)	2017	480,000	—	883,268	895,839	416,640	10,650	2,686,397
Chief Operating Officer	2016	472,500	—	951,300	905,273	455,868	10,600	2,795,541

Benoit Fouilland	2017	387,207	—	1,128,620	1,144,683	237,552	14,617	2,912,679
Chief Financial Officer	2016	335,369	—	1,099,280	1,046,092	244,938	14,491	2,740,170
	2015	314,338	—	979,069	887,464	198,033	15,857	2,394,761
Dan Teodosiu (4)	2017	352,923	—	981,409	995,376	179,567	565	2,509,840
Chief Technology Officer	2016	320,981	—	951,300	905,273	156,478	4,552	2,338,584

(1)
All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars. Certain amounts payable to Messrs. Rudelle, Fouilland and Teodosiu were paid in euros, and certain amounts payable to Mr. Eichmann (prior to 2017) were paid in British pounds. The average exchange rate used for the purpose of the Summary Compensation Table, and, unless otherwise noted, the supporting tables that follow, for the three years ended December 31, 2017, 2016 and 2015 is as follows:

Date	Euro to U.S. Dollar Conversion Rate	British Pound to U.S. Dollar Conversion Rate
12/31/17	1.129354	N/A
12/31/16	1.106830	1.351193
12/31/15	1.108775	1.528447

(2)
Prior to January 1, 2016, Mr. Rudelle served as Chairman and Chief Executive Officer. Mr. Rudelle again assumed the role of Chief Executive Officer effective April 25, 2018. All of the amounts shown in the “All Other Compensation” column and 50% of the other amounts shown in the Summary Compensation Table for Mr. Rudelle for 2017 were paid to Mr. Rudelle in his capacity as Chairman of the Company.

(3)
Prior to January 1, 2016, Mr. Eichmann served as Chief Operating Officer and President. Mr. Eichmann ceased serving as the Chief Executive Officer of the Company effective April 25, 2018 but is expected to continue with the Company as an advisor to the Chief Executive Officer.

(4)	Ms. Spilman and Mr. Teodosiu first became executive officers on March 1, 2017. Prior to October 2017, Ms. Spilman served as Chief Revenue Officer of the Company.

(5)
The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 18 of our Annual Report on Form 10-K as filed with the SEC on March 1, 2018. The amounts reported for 2015 and 2016 in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For information regarding the assumptions used in

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

determining the fair value of an award, for awards granted in 2015 and 2016, please refer to Note 19 of our Annual Report on Form 10-K as filed with the SEC on March 1, 2017.

(6)	The amounts reported in the “Stock Awards” column represent the grant date fair value of the 2015, 2016 and 2017 PSU awards at target, which also reflects the maximum award.

(7)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amount of the cash incentive bonus earned by our named executive officers for performance for the three years ended December 31, 2017, 2016 and 2015 under the EBP. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Incentive Bonus” for a discussion of the annual cash incentives earned by each named executive officer in respect of 2017.

(8)
The amounts reported in the “All Other Compensation” column for 2017 include unemployment insurance premiums and tax preparation and planning services for Mr. Rudelle and the benefits set forth in the table below. The incremental cost to the Company is based on premiums paid and amounts reimbursed by the Company to the executive.

Named Executive Officer	Unemployment Insurance Premiums ($)(a)	Life Insurance and Disability Benefit Plan Contributions ($)(b)	Defined Contribution Plan Payments ($)(c)	Tax Reimbursements ($)(d)	Tax Preparation and Planning Services ($)(e)	Other Payments ($)(f)
Jean-Baptiste Rudelle	35,641	—	—	—	39,971	—
Eric Eichmann	—	—	9,400	—	—	—
Mary Spilman	—	—	10,650	—	—	—
Benoit Fouilland	—	13,186	—	1,431	—	—
Dan Teodosiu	—	—	—	—	—	565

(a)
As the Executive Chairman of the Company, Mr. Rudelle was not entitled to receive state-provided unemployment benefits in the event of termination pursuant to French law. The amount listed in this column represents the cost to us of the premium payments in respect of the unemployment insurance policy obtained by us on Mr. Rudelle’s behalf to provide similar benefits to the state-provided unemployment benefits that Mr. Rudelle would have otherwise been eligible to receive, were he not the Executive Chairman, in the event of a termination of his employment and $12,691 in social charges remitted to France by us pursuant to French law. See “—Potential Payments upon Termination or Change of Control” for a discussion of the severance benefits payable to Mr. Rudelle upon termination of employment.

(b)	Represents the cost to us in respect of Mr. Fouilland’s life insurance and disability plan, which includes premium cost and $6,241.27 in social charges remitted to France by us pursuant to French law.

(c)
Represents the cost to us of our employer contributions to the 401(k) plan accounts of Mr. Eichmann and Ms. Spilman, who were the only eligible named executive officers who elected to participate in our 401(k) plan.

(d)	Represents Company-paid taxes in respect of Mr. Fouilland’s health and disability plan.

(e)	Represents the costs to us of tax preparation and planning services provided to Mr. Rudelle.

(c)	Represents bonus amounts paid to Mr. Teodosiu during 2017 in respect of successful patent applications, in accordance with his employment agreement.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Grants of Plan-Based Awards Table 2017
The following table sets forth the grants of plan-based awards to the named executive officers during the year ended December 31, 2017.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Price on Date of Grant ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jean-Baptiste Rudelle	—	—	275,677	551,353	—	—	—	—	—	—	—	—
	6/27/17	—	—	—	4,000	5,000	5,000	—	—	—	—	245,352
	6/27/17	—	—	—	—	—	—	—	13,100	48.61	48.42	248,844
Eric Eichmann	—	—	560,000	1,120,000	—	—	—	—	—	—	—	—
	6/27/17	—	—	—	40,000	50,000	50,000	—	—	—	—	2,453,522
	6/27/17	—	—	—	—	—	—	—	131,000	48.61	48.42	2,488,441
Mary Spilman	—	—	480,000	960,000	—	—	—	—	—	—	—	—
	6/27/17	—	—	—	14,400	18,000	18,000	—	—	—	—	883,268
	6/27/17	—	—	—	—	—	—	—	47,160	48.61	48.42	895,839
Benoit Fouilland	—	—	290,405	580,811	—	—	—	—	—	—	—	—
	6/27/17	—	—	—	18,400	23,000	23,000	—	—	—	—	1,128,620
	6/27/17	—	—	—	—	—	—	—	60,260	48.61	48.42	1,144,683
Dan Teodosiu	—	—	211,754	423,508	—	—	—	—	—	—	—	—
	6/27/17	—	—	—	16,000	20,000	20,000	—	—	—	—	981,409
	6/27/17	—	—	—	—	—	—	—	52,400	48.61	48.42	995,376

(1)
The amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent each named executive officer’s annual cash incentive that could have been earned in respect of the annual cash incentive established in 2017 under the EBP. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Incentive Bonus” for a discussion of the annual cash incentives earned by each named executive officer for 2017.

(2)
On June 27, 2017, the named executive officers received a grant of PSUs. Since the 2017 Revenue ex-TAC performance goal was achieved at approximately 88%, 50% of the PSUs were earned. Fifty percent of the earned PSUs, constituting 25% of the initial grant, will vest on the second anniversary of the date of grant, and the remaining earned PSUs (the remaining 25% of the initial grant) will vest in eight equal quarterly installments thereafter, based on continued employment. See “Executive Compensation–Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the PSUs granted in 2017.

(3)
The named executive officers each received a grant of stock options on June 27, 2017, as described in “Executive Compensation–Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation.” 25% of the stock options will vest on the first anniversary of the date of grant and the remainder will vest in 12 equal quarterly installments thereafter, based on continued employment.

(4)
Pursuant to our 2014 Stock Option Plan and 2016 Stock Option Plan, the exercise price of a stock option is set at the higher of (i) the closing price on the day prior to the grant date, and (ii) 95% of the average closing price during the 20 trading days prior to the grant date. This pricing formula may result in an exercise price that is greater than or less than the closing price on the date of grant. The column titled “Closing Price on the Date of Grant” is provided pursuant to SEC disclosure requirements, where the exercise price of a stock option is less than the closing price of the underlying stock on the date of grant.

(5)
Represents the grant date fair value, measured in accordance with ASC Topic 718, of stock option awards and PSU awards made in 2017. Grant date fair values are calculated pursuant to assumptions set forth in Note 18 of our Annual Report on Form 10-K as filed with the SEC on March 1, 2018.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Executive Employment Agreements
We have entered into an offer letter agreement or employment agreement with each of the named executive officers, the material terms of which are described below. Each of the agreements with our named executive officers is for an indefinite term. The provisions of these arrangements relating to termination of employment are described under “Potential Payments Upon Termination or Change of Control” below. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program” for a discussion of the elements of compensation of each of the named executive officers for the year ended December 31, 2017.
Mr. Rudelle
Mr. Rudelle is not party to an employment agreement with Criteo S.A. Prior to August 1, 2014, Mr. Rudelle served exclusively as the Chief Executive Officer and Chairman of Criteo S.A. Effective August 1, 2014, and in addition to continuing to serve as our Chairman and Chief Executive Officer, Mr. Rudelle became the Chief Executive Officer of Criteo Corp., our wholly-owned U.S. subsidiary. In connection with his appointment to the position of Chief Executive Officer of Criteo Corp., we entered into an at-will offer letter agreement with Mr. Rudelle. As of January 1, 2016, Mr. Rudelle transitioned from his role of Chief Executive Officer and Chairman of the board of directors of Criteo S.A. and Chief Executive Officer of Criteo Corp. to the role of Executive Chairman. Mr. Rudelle again assumed the role of Chief Executive Officer effective April 25, 2018. Under the terms of his offer letter agreement, for the year ended December 31, 2017, Mr. Rudelle was entitled to receive an annual base salary of $28,000 and a target annual bonus opportunity equal to 100% of his base salary, each subject to periodic review and adjustment. In addition, as our Executive Chairman, Mr. Rudelle receives compensation in his capacity as the Chairman of Criteo S.A., as described in footnote 2 to the “Summary Compensation Table” above.
Mr. Eichmann
As of January 1, 2016, Mr. Eichmann was promoted to the role of Chief Executive Officer of Criteo S.A. Prior to January 1, 2016, Mr. Eichmann served as our Chief Operating Officer and President. Under the terms of his management agreement, for the year ended December 31, 2017, Mr. Eichmann was entitled to receive an annual base salary of $560,000 and an annual target bonus opportunity equal to 100% of his annual base salary, with a maximum annual bonus opportunity equal to 200% of his annual base salary, each subject to periodic review and adjustment. Mr. Eichmann ceased serving as Chief Executive Officer of the Company effective April 25, 2018 but is expected to continue with the Company as an advisor to the Chief Executive Officer.
Mr. Fouilland
We entered into an employment agreement effective as of March 1, 2012 with Mr. Fouilland, our Chief Financial Officer. Under the terms of his employment agreement, for the year ended December 31, 2017, Mr. Fouilland was entitled to receive an annual base salary of €342,857 (equivalent to approximately $387,207, converted into U.S. dollars pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 75% of his annual base salary.
Ms. Spilman
We entered into an employment agreement effective as of July 30, 2014 with Ms. Spilman, currently our Chief Operating Officer and formerly our Chief Revenue Officer. Under the terms of her employment agreement, for the year ended December 31, 2017, Ms. Spilman was entitled to receive an annual base salary of $480,000 and an annual target bonus opportunity equal to 100% of her annual base salary, with a maximum annual bonus opportunity equal to 200% of her annual base salary.
Mr. Teodosiu
We entered into an employment agreement effective as of November 20, 2012 with Mr. Teodosiu, our Chief Technology Officer. Under the terms of his employment agreement, for the year ended December 31, 2017, Mr. Teodosiu was entitled to receive an annual base salary of €312,500 (equivalent to approximately $352,923, converted into U.S. dollars pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 60% of his annual base salary.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Outstanding Equity Awards at 2017 Fiscal Year End
The following table sets forth the number of securities underlying outstanding equity awards held by the named executive officers as of December 31, 2017.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(4)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Jean-Baptiste Rudelle	4/30/12	77,773	—	—	7.87	4/30/22	—	—	—	—
	7/30/14	267,540	61,741 (2)	—	30.82	7/30/24	—	—	—	—
	10/29/15	55,000	55,000 (2)	—	39.00	10/29/25	23,010	598,950	—	—
	6/28/16	21,857	36,426 (2)	—	42.68	6/28/26	—	—	—	—
	7/28/16	7,372	16,220 (2)		41.99	7/28/26	30,500	793,915	—	—
	6/27/17	—	13,100 (2)		48.61	6/27/27	—	—	5,000	130,150
Eric Eichmann	4/18/13	20,000	—	—	13.69	4/18/23	—	—	—	—
	9/3/13	29,754	—	—	15.95	9/3/23	—	—	—	—
	1/29/15	88,617	40,283 (2)	—	39.78	1/29/25	—	—	—	—
	10/29/15	—	—	—	—	—	10,460	272,274	—	—
	1/29/16	—	—	—	—	—	32,218	838,635	—	—
	6/28/16	43,713	72,854 (2)	—	42.68	6/28/26	—	—	—	—
	7/28/16	14,745	32,438 (2)	—	41.99	7/28/26	61,000	1,587,830	—	—
	6/27/17	—	131,000 (2)	—	48.61	6/27/27	—	—	50,000	1,301,500
Benoit Fouilland	3/20/12	100,221	—	—	7.82	3/20/22	—	—	—	—
	9/3/13	60,000	—	—	15.95	9/3/23	—	—	—	—
	10/29/15	30,000	30,000 (2)	—	39.00	10/29/25	12,550	326,677	—	—
	6/28/16	18,185	30,307 (2)	—	42.68	6/28/26	—	—	—	—
	7/28/16	6,134	13,494 (2)	—	41.99	7/28/26	25,376	660,537	—	—
	6/27/17	—	60,260 (2)	—	48.61	6/27/27	—	—	23,000	598,690
Mary Spilman	10/29/14	5,000	50,000 (2)	—	30.95	10/29/24	—	—	—	—
	6/28/16	8,237	26,227 (2)	—	42.68	06/28/26	—	—	—	—
	7/28/16	5,309	11,677 (2)	—	41.99	7/28/26	21,960	571,619	—	—
	6/27/17	—	47,160 (2)	—	48.61	6/27/27	—	—	18,000	468,540
Dan Teodosiu	2/7/13	4,500	4,500 (2)		13.04	2/7/23	—	—	—	—
	7/30/14	7,750	11,625 (2)		30.82	7/30/24	—	—	—	—
	10/29/15	3,750	15,000 (2)		39.00	1/29/25	6,275	163,338	—	—
	6/28/16	15,737	26,227 (2)		42.68	6/28/26	—	—	—	—
	7/28/16	5,309	11,677 (2)		41.99	7/28/26	21,960	571,619	—	—
	6/27/17	—	52,400 (2)		48.61	6/27/27	—	—	20,000	520,600

(1)	Refer to “—Potential Payments upon Termination or Change of Control” below for circumstances under which the terms of the vesting of equity awards would be accelerated.

(2)	The stock options will generally vest as to 25% of the grant on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter, based on continued employment.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

(3)	The applicable exchange rate for the exercise price of the stock option and employee warrant awards shown in the Outstanding Equity Awards at Fiscal Year End table are as follows:

Date	Euro to U.S. Dollar Conversion Rate
6/27/17	1.1294
7/28/16	1.0991
6/28/16	1.0998
10/29/15	1.1086
1/29/15	1.1343
7/30/14	1.3429
9/3/13	1.3207
4/18/13	1.3129
2/7/13	1.3528
10/25/12	1.2942
4/30/12	1.3229
3/20/12	1.3150

(4)	The PSUs will generally vest as to 50% of the earned amount on the second anniversary of the date of grant and in 8 equal quarterly installments thereafter, based on continued employment.

(5)	Determined with reference to $26.03, the closing price of an ADS on December 29, 2017.

(6)
Reflects the total amount of PSUs granted to our named executive officers. Based on the achievement of the 2017 Revenue ex-TAC performance goal at 88% (as determined by the board of directors in 2017), 50% of the PSUs were earned. Fifty percent of the earned PSUs, constituting 25% of the initial grant, will vest on the second anniversary of the date of grant, and the remaining earned PSUs (the remaining 25% of the initial grant) will vest in eight equal quarterly installments thereafter. The vesting of the quarterly installments is subject to continued employment. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the PSUs granted in 2017.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Option Exercises and Stock Vested in 2017
The following table summarizes for each named executive officer the stock option exercises and shares vested from outstanding stock awards during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean-Baptiste Rudelle	—	—	23,010	959,977
Eric Eichmann	180,246	6,774,769	10,460	435,211
Benoit Fouilland	199,825	7,802,317	12,550	519,445
Mary Spilman	77,500	1,524,084	—	—
Dan Teodosiu	27,250	642,654	6,275	259,722
Potential Payments upon Termination or a Change of Control
Individual Agreements
We have entered into employment agreements and non-compete agreements, as described below, which require us to provide specified payments and benefits to certain of our executive officers as a result of certain terminations of employment, including following a change of control. Each of the employment agreements with our named executive officers (except Ms. Spilman), discussed above in “Executive Compensation—Compensation Tables—Executive Employment Agreements,” provide for severance, non-compete or change of control payments.
Mr. Rudelle
Mr. Rudelle is party to a non-compete agreement with us that provides for a severance benefit equivalent to 50% of his total gross compensation (not including equity-based compensation) for the 12-month period preceding the date of his termination of employment, payable in a lump sum within 30 days following the date of termination of employment, subject to deduction of any amount that Mr. Rudelle may receive separately from us in remuneration for non-compete obligations under any other agreements. If we elect to waive the competitive restrictions in the non-compete agreements within 15 days following the date of termination of employment, however, we will not be required to make any such severance payments.
Mr. Eichmann
Mr. Eichmann’s employment agreement provides for a potential severance payment in the event of termination of employment by us other than for cause or due to his death or disability (each as defined in the agreement), which occurs other than within 12 months following a change of control of the Company. Subject to execution of a release of claims and provided that he does not materially breach his restrictions on certain competitive activities during the one-year period following the date of his termination, Mr. Eichmann will be entitled to receive (i) continued payment of his base salary for 12 months, to be paid in equal monthly installments; (ii) payment of a pro-rated target bonus for the year of termination (and payment of his bonus for any completed year of service based on actual performance for the year preceding the year of termination, to the extent that such bonus has not been paid prior to the date of the termination of employment); (iii) continued life and disability insurance and health insurance coverage for 12 months following the date of termination; (iv) immediate vesting of the number of outstanding unvested stock options and time-based restricted stock units, if any, that would have vested had he remained in office for six months following the date of termination; and (v) vesting of a pro-rata portion of outstanding performance-based restricted stock units based on actual financial performance at the end of the applicable performance year, provided that, in the case of both (iv) and (v), no time-based or performance-based restricted stock units granted within the one-year period prior to the date of Mr. Eichmann’s termination will vest. All vested stock options will remain exercisable by Mr. Eichmann for the 12-month period following his termination date, or the earlier expiration of the stock option pursuant to its original terms.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

In the event that Mr. Eichmann’s employment is terminated by us other than for cause, and other than due to his death or disability, or by him for good reason, in each case upon, or within 12 months following, a change of control of the Company (as defined in the agreement), then subject to execution of a release of claims and provided that he does not materially breach his restrictions on certain competitive activities during the one-year period following the date of his termination, Mr. Eichmann will be entitled to receive (i) continued payment of his base salary for 12 months, to be paid in equal monthly installments; (ii) payment of target bonus for the year of termination (and payment of his bonus for any completed year of service based on actual performance for the year preceding the year of termination, to the extent that such bonus has not been paid prior to the date of the termination of employment); (iii) continued life and disability insurance and health insurance coverage for 12 months following the date of termination; and (iv) immediate vesting of all outstanding unvested stock options and time-based restricted stock units and immediate vesting of all outstanding performance-based restricted stock units based on achievement of the target level of performance, provided that no time-based or performance-based restricted stock units granted within the one-year period prior to the date of Mr. Eichmann’s termination will vest. All vested stock options will remain exercisable by Mr. Eichmann for the 12-month period following his termination date, or the earlier expiration of the stock option pursuant to its original terms.
Time-based restricted stock units or performance-based restricted stock units that become vested in connection with a qualifying termination will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested time-based restricted stock units or performance-based restricted stock units will be definitively acquired by (delivered to) Mr. Eichmann no earlier than the expiration of the required holding period.
Mr. Fouilland
Mr. Fouilland’s employment agreement provides for a potential severance payment in the event of termination of employment within a period of six months following a change of control of the Company (as defined in the agreement), either by way of a dismissal by us, other than due to his gross negligence, or a resignation by Mr. Fouilland following a decrease of his compensation or responsibilities. Such severance payment is equivalent to one year’s total cash compensation, including the bonus for the year of termination, calculated based on the actual achievement of all objectives. In addition, Mr. Fouilland’s employment agreement includes restrictions on certain competitive activities during the one-year period following the date of his termination of employment, subject to payment by us of monthly compensation equal to 33% of the average monthly gross salary paid to Mr. Fouilland during the 12 months preceding his termination. We may choose to waive the competitive restrictions, in which case we will not be required to make the non-compete payment.
In addition, in March 2017, the board of directors approved an amendment to the terms of Mr. Fouilland’s outstanding equity awards, to provide that in the event that Mr. Fouilland is terminated by us without cause or resigns with good reason, in each case, upon or within 12 months following a change in control of the Company (as defined in the 2016 Stock Option Plan), his entire award will accelerate and become exercisable as of his termination date, provided that no time-based or performance-based restricted stock units granted within the one-year period prior to the date of Mr. Fouilland’s termination will vest.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Mr. Teodosiu
Mr. Teodosiu’s employment agreement includes restrictions on certain competitive activities during the one-year period following the date of his termination of employment, subject to payment by us of monthly compensation equal to 33% of the average monthly gross salary paid to Mr. Teodosiu during the 12 months preceding his termination. We may choose to waive the competitive restrictions, in which case we will not be required to make the non-compete payment.
Treatment Under Equity Plans
Stock Option Plans
Each of our 2012 Stock Option Plan, 2013 Stock Option Plan, 2014 Stock Option Plan and 2016 Stock Option Plan provides that in the event of a change of control of the Company (as defined in the plans), a successor corporation shall assume all outstanding options or substitute outstanding options with equivalent options or rights. Pursuant to the stock option plans, in the event that the successor corporation does not agree to assume or substitute outstanding options, the options will accelerate and become fully vested and exercisable upon the change of control.
Upon termination of an option holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the board of directors, a vested option will generally remain exercisable for 90 days following the option holder’s termination.
If, at the date of termination, the option holder is not entitled to exercise all of his options, the shares covered by the unexercisable portion will be forfeited and revert back to the applicable stock option plan.
Employee Warrants (BSPCE)
Our employee warrants provide that an unvested warrant will only accelerate in the case of a change of control of the Company (as defined in the relevant grant agreement), if the acquirer or the successor corporation does not agree to assume or substitute equivalent rights for the outstanding unvested employee warrants. Upon termination of a BSPCE holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the board of directors, a vested BSPCE will remain exercisable for 90 days following the BSPCE holder’s termination.
Performance-Based Free Share (PSU) Plan
Pursuant to the terms of our Amended and Restated 2015 Performance-Based Free Share Plan, in the event of a change of control of the Company, if a successor corporation does not agree to assume an unvested PSU award or substitute for the PSU award with an equivalent right, and the grant date of the PSU is at least one year prior to the date of the change of control, the restrictions and forfeiture conditions applicable to the PSU will lapse, and the PSU award will become vested prior to the consummation of the change of control, with any performance conditions being deemed to be achieved at target levels. If the grant date of the PSU award is less than one year prior to the date of the change of control of the Company and no such successor corporation agrees to assume or substitute an unvested PSU, the PSU will lapse.
In the event of a recipient’s death or disability (as defined in the Amended and Restated 2015 Performance-Based Free Share Plan), an unvested PSU will vest automatically. In the event of a recipient’s retirement (as defined in the Amended and Restated 2015 Performance-Based Free Share Plan), our board of directors has the discretion to determine whether some or all of the unvested PSUs will vest, subject to the limitations of the plan.
If an employee with outstanding PSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the PSUs under the Amended and Restated 2015 Performance-Based Free Share Plan, if any, will terminate effective as of the date that such employee is no longer actively employed.
Estimated Payments and Benefits
The following table estimates the potential amounts payable to our named executive officers in connection with certain terminations of their employment or a change of control of the Company, under the circumstances described in more detail above. The table reflects estimated amounts assuming that the termination of employment or other circumstance, as applicable, occurred on December 31, 2017. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change of control can be determined only at the time of such event.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

POTENTIAL PAYMENTS UPON TERMINATION OR FOLLOWING A CHANGE OF CONTROL
	Termination Without Cause					Termination Without Cause or Resignation by the Executive With Change of Control
Name	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)(1)	Non-Compete Payments ($)(2)	Continued Insurance Coverage ($)(3)	Total ($)	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)(4)	Non-Compete Payments ($)(2)	Continued Insurance Coverage ($)(3)	Total ($)
Jean-Baptiste Rudelle	—	—	56,784	—	56,784	—	1,399,738	56,784	—	1,456,522
Eric Eichmann (5)	1,120,000	992,862	—	22,794	2,135,656	1,120,000	2,698,738	—	22,794	3,841,533
Mary Spilman	—	—	—	—	—	—	—	—	—	0
Benoit Fouilland	—	—	127,778	—	127,778	677,612	987,214	127,778	—	1,792,604
Dan Teodosiu	—	—	116,465	—	116,465	—	—	116,465	—	116,465

_________

(1)
The value shown includes the value of PSU awards held by Mr. Eichmann that would become vested upon termination without cause. The value of the stock options held by Mr. Eichmann that would become vested upon termination without cause is $0, because $26.03, the closing price of an ADS on December 29, 2017, is less than the exercise price of the unvested stock options that would become vested upon termination without cause. The exchange rate used to convert the exercise price of the options from euros into U.S. dollars is 1.129354.

(2)	Assumes we did not elect to waive the competitive restrictions in the relevant non-compete clause.

(3)	Amount shown is an estimate based on the monthly cost of life and disability insurance and health insurance coverage as of the end of 2017.

(4)
The value shown includes the value of equity awards held by the executive that would become vested under the applicable circumstances. The value of stock options and employee warrants, to the extent applicable, is based on the excess, if any, of $26.03, the closing price of an ADS on December 29, 2017, over the exercise price of such options or warrants, multiplied by the number of unvested stock options or employee warrants held by the executive that would become vested under the applicable circumstances. The exchange rate used to convert the exercise price of the options or warrants from euros into U.S. dollars is 1.129354. The amount shown represents the value of the equity awards that would vest upon a change of control under the additional assumption that outstanding equity awards are not assumed or substituted in the change of control transaction, as described above in the “Potential Payments Upon Termination or Change of Control—Treatment Under Equity Plans” narrative.

(5)
The values shown for Mr. Eichmann are calculated in accordance with SEC rules assuming that the triggering event occurred on December 31, 2017, and thus do not reflect the actual payments to which Mr. Eichmann may be entitled under his employment agreement in connection with a termination of employment that occurs in 2018.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

PAY RATIO DISCLOSURE
Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for 2017 was $5,969,443, and the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for 2017 was $102,657. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for 2017 to the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for 2017 to be approximately 58 to 1.
We selected December 31, 2017, which is a date within the last three months of fiscal 2017, as the determination date to identify our median employee. To find the median of the annual total compensation of all our employees (excluding our Chief Executive Officer), we used the amount of salary, wages, overtime and bonus from our payroll records as our consistently applied compensation metric. In making this determination, we annualized the compensation for those employees who were hired during fiscal 2017 as permitted under SEC rules. We did not make any cost-of-living adjustments in identifying the median employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for Mr. Eichmann's annual total compensation in the Summary Compensation table for fiscal year 2017.
In accordance with SEC rules, we excluded all employees in certain non-U.S. jurisdictions that, in each case, constituted less than 0.70% of our total headcount. The excluded employees were located in Canada (1 employee), Australia (11 employees), China (16 employees), India (19 employees), the Netherlands (19 employees), Sweden (13 employees) and Turkey (13 employees). The 92 excluded employees constituted 3.44% of our total number of 2,764 U.S. and non-U.S. employees as of December 31, 2017.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Management Report

In accordance with the law and the articles of incorporation, Criteo has called you to a General Meeting to approve the annual and consolidated financial statements for the fiscal year ended December 31, 2017.
Criteo presents you with the management report on the activities of the Company and the Group during the fiscal year that began January 1, 2017 and ended December 31, 2017, and we submit the annual and consolidated financial statements for your approval.
We also propose to proceed with the net income allocation for the fiscal year ended December 31, 2017 and the examination of the agreements covered by Articles L. 225-38 et seq. of the French Commercial Code.
Pursuant to Article L. 225-37 paragraph 6 of French Commercial Code, this report includes the corporate governance report (section II).
Please note that the statutory auditors' reports and the board of directors' reports, which will be presented to you during the meeting, and the annual and consolidated financial statements, which have been prepared in accordance with the French and IFRS standards following group principles and methodology, have been made available at the registered office for your consultation, in accordance with applicable law.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

I.	Management report

1.	Presentation of the Criteo Group and Criteo S.A. operations

a.	Group’s operations during the latest financial year
Criteo began selling elements of its offering in France in 2007 and has since expanded its business into other countries in Western Europe. In 2009, Criteo expanded its business into North America and entered the Asia-Pacific region in late 2010. In November 2016, Criteo acquired HookLogic, Inc. ("HookLogic"), a New York-based company that had developed a performance marketing exchange connecting consumer brand manufacturers with retail ecommerce sites via sponsored product ads sold by ecommerce retailers. Criteo now offers HookLogic's products under the "Criteo Sponsored Products" name.
Criteo is a global commerce marketing technology company. It helps commerce companies and brand manufacturers acquire, convert and re-engage their customers, using shopping data, predictive technology and large consumer reach. Criteo strives to deliver post-click sales at scale to its clients across different marketing objectives to meet their targeted return on investment. Its data is pooled among its clients and offers deep insights into consumer intent and purchasing habits. To drive sales for its clients, Criteo activates its data assets through proprietary machine-learning algorithms to engage consumers in real time through the pricing and delivery of highly relevant digital advertisements, across devices and environments. By pricing its offering on a cost-per-click and measuring its value based on post-click sales, Criteo makes the return on investment transparent and easy to measure for its clients.
Criteo’s vision is to build the highest performing and open Commerce Marketing Ecosystem, by connecting shoppers to the things they need and love, and by delivering the highest performance to the commerce companies and brand manufacturers who participate in its ecosystem.
For the past twelve years, Criteo has built its market position by focusing on three pillars: actionable commerce data, predictive technology to activate the data and generate sales, and large consumer reach. Criteo continuously improves its technology and broadens its reach, and recently introduced Criteo Shopper Graph, a highly differentiated group of data collectives built through collaboration and data pooling within its open ecosystem of commerce and brand clients.

b.	Activity of subsidiaries and controlled companies
The following table presents the results of the Company’s subsidiaries for the fiscal year ended December 31, 2017.

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The following table presents the results of the Company’s branches for the fiscal year ended December 31, 2017.

2.	Financial information and consolidated results of the Group and Criteo S.A.

a.	The Group’s consolidated results
The consolidated financial statements for the financial year that ended on 31 December 2017 have been prepared in compliance with the standards set by IFRS (International Financial Reporting Standards), as adopted by the European Union. The main accounting methods, as well as the key accounting estimates and assessments are detailed in note 3 of the notes to the 31.12.2017 financial statements.
The scope of the Group’s consolidation as of 31 December 2017 is also detailed in the notes to the consolidated financial statements.
Consolidated income statement

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The turnover of the Group for the 2017 financial year amounted to €2.036,5 million (+25,2% compared to 2016).
Operating lease charges connected to offices amounted to €21.3 million, €29.0 million and €31.4 million for the financial years 2015, 2016 and 2017 respectively.
Datacenters hosting costs amounted to €27.4 million, €37.9 million and €51.3 million for the financial years 2015, 2016 and 2017 respectively.
Operational income amounted to €122.6 million and the net consolidated income amounted to €86.2 million.
The financial income was a loss for €8.4 million, resulting from the interest incurred as a result of the $75.0 million (€66.4 million) drawn on the revolving credit facility entered into in September 2015 (as amended in March 2017) and the hedging cost related to an intra-group position between Criteo S.A. and its U.S. subsidiary, both in the context of the funding of the HookLogic acquisition in November 2016, as well as the non-utilization fees incurred as part of our available RCF financing.
Tax expenses amounted to €28.0 million. This is the result manly of €39.8 million in current taxes offset by deferred taxes for €11.8 million. The main elements of the Group's taxes are presented at note 11 of the notes to the consolidated accounts.
The consolidated net profit attributable to the Criteo SA shareholder is a profit of €81.3 million (+9,0% compared to 2016); the minority interests’ share is €4.8 million.
Consolidated balance sheet
The total amount of the consolidated balance sheet was €1,276.0 million at the end of 2017 and is comprised of:
Non-current assets amounted to a total of €449.7 million, including €428.8 million in fixed assets.
Current assets amounted to €826.3 million and were in essence constituted by external accounts receivable for €481.0 million and cash for a sum of €345.3 million.
Group equity amounted to €735.2 million, including the Group’s profit for the period for €81.3 million.
Current liabilities amounted to €516.8 million and were mainly comprised of payables to external suppliers, for an amount of €347.8 million.
Consolidated cash position and funding
Cash and cash equivalents include liquid assets and remunerated investment accounts. These elements classified under cash are used to fund the Group's operations.
As of 31 December 2017, the Group’s cash and cash equivalents were €345.3 million. The Group had no bank overdraft as of 31 December 2017.
The variations and main elements of the cash and cash equivalents are presented at note 19 of the annex to the consolidated financial accounts.
Since 2012, we have taken several loans from financial institutions in order to fund tangible assets (equipment, in particular). In September 2015, we also agreed a renewable multi-currency line of credit enabling to draw €250 million or the equivalent amount in other currencies to fund the Group's general requirements, including external growth operations. On March 29, 2017, this agreement was amended by, among other things, increasing the amount of facility from €250.0 million to €350.0 million and extending the term of the contract from 2020 to 2022.
As of 31 December 2017, the $75.0 million (€68.3 million) drawing executed in 2016 from the multi-currency line of credit agreed in September 2015 was fully repaid. The amount of the financial debt as of December 31, 2017 was €3.0 million. The breakdown of this debt into current and non-current financial liabilities is presented at note 23 of the annex to the consolidated financial statements.

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As mentioned in Note 23, we are party to one RCF with a syndicate of banks which allow us to draw up to €250.0 million. As of December 31, 2017, €0.1 million, RMB30.0 million (€4.1 million), and €71.1 million had been drawn, respectively.
All of these credit facilities are unsecured and contain customary events of default but do not contain any affirmative, financial or negative covenants, with the exception of the €350.0 million RCF which contains covenants, including compliance with a total net debt to adjusted EBITDA ratio and restrictions on incurring additional indebtedness. At December 31, 2017, we were in compliance with the required leverage ratio.
We are also party to short-term credit lines and overdraft facilities with HSBC plc, and LCL. We are authorized to draw up to a maximum of €14.5 million in the aggregate under the short-term credit lines and overdraft facilities. As of December 31, 2017, we had not drawn on any of these facilities. Any loans or overdraft under these short-term facilities bear interest based on the one month EURIBOR rate or three month EURIBOR rate. As these facilities are exclusively short-term credit and overdraft facilities, our banks have the ability to terminate such facilities on short notice.
The table of detailed cash flows for the 2017 financial year is presented in the consolidated financial statements.
Commitments and contingencies
Future payment obligations under non-cancellable operating leases as of December 31, 2017 are listed below:
Operating lease expenses relating to our offices totaled €31.4 million, €29.0 million and €21.3 million for the years ended December 31, 2017, 2016, and 2015, respectively.
Hosting costs totaled €51.3 million, €37.9 million, and €27.4 million for the years ended December 31, 2017, 2016, and 2015, respectively.
As of December 31, 2017, we had €7.7 million of other non-cancellable contractual obligations, primarily related to software licenses and maintenance.

b.	Criteo S.A. results
The annual financial statements for the financial year ended December 31, 2017, which we are submitting for your approval, including the balance sheet, the income statement, and the appendix, have been prepared in accordance with the French standards following group principles and methodology and in line with the presentation rules and appraisal methods provided by current regulations.
Income statement
During the financial year that ended on December 31, 2016, the Company generated net revenues of €91.4 million compared to €70.2 million in the previous financial year.
Our other operating incomes amounted to €472.3 million compared to €336.8 million in the previous financial year.
Our operating charges amounted to €424.8 million compared to €351.8 million in the previous financial year. The operating income was a gain of €143.2 million compared to a gain of €60.5 million in the previous financial year.

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Our financial proceeds and our financial charges amounted to €91 million and €96.9 million, respectively, compared to €44.8 million and €49.2 million for the previous financial year. This led to a financial loss of €5.9 million compared with a €4.4 million loss for the 2016 financial year.
Consequently, the current profit before taxes amounted to €137.3 million compared to current profit before taxes of €56.1 million in the previous financial year.
Extraordinary income was €0.1 million in 2017 compared to €0.2 million in 2016.
Extraordinary charges amounted to €13.6 million compared to €0.2 million in the previous financial year.
The financial year that ended on December 31, 2017 ended with a profit of €110.9 million compared to €55.3 million in the previous financial year.
Balance sheet
As of December 31, 2017, the Company’s total balance sheet was €948.4 million compared to €817.8 million in the previous financial year.
Net intangible fixed assets were €21.9 million compared to €23.7 million in the previous financial year.
Net tangible fixed assets were €71.1 million compared to €37.3 million in the previous financial year.
Financial fixed assets were €345.1 million compared to €387.5 million in the previous financial year.
Net current assets were €484 million compared to €364.4 million in the previous financial year.
As of December 31, 2017, the share capital was €1.7 million compared to €1.6 million in the previous financial year, and additional paid-in capital was €313.3 million compared to €283.6 million in the previous financial year.
Liabilities were €295.6 million for the year-ended December 31, 2017 compared to €316.3 million in the 2016 financial year, and were comprised of the following:
loans and various financial debts(1)                    €180.5 million
accounts payable to suppliers and related accounts             €43.3 million
accounts payable for taxes and social security              €39.9 million
accounts payable for fixed assets and related accounts         €23.7 million
accounts payable to financial institutions                  €2.1 million
other accounts payable                         €5.9 million
(1) comprised mainly of intra-company accounts payable for €180.2 million, partially offset by intra-company accounts receivable for €121.8 million.

c.	Group’s and Company’s results over the past five years:
The tables referred to in Article R. 225-102 of the French Commercial Code are attached to this report as Appendix A-1 and A-2, showing the Group's and the Company's results over the past five years.

3.	Significant events

a.	At Group level
Restructuring
Restructuring of our China Operations
In May 2017, the Company announced it would no longer continue to serve the domestic market in China and would refocus its China operations entirely on the export business. As such, we have

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

recorded $3.3 million (€2.9 million) in restructuring charges for the twelve months ended December 31, 2017, including severance costs $0.8 million (€0.7 million), facility exit costs $2.3 million (€2.0 million) and other costs $0.2 million (€0.2 million)
For the twelve months ended December 31, 2017, $2.5 million was included in Other Cost of Revenue, $0.7 million (€0.7 million) in Sales and Operations expenses, and $0.1 million was included in General and Administrative expenses.
The net amount of restructuring activities as of December 31, 2017 is included in other current liabilities on the balance sheet for $0.4 million (€0.4 million).

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Discontinuation of Criteo Predictive Search
On October 31, 2017, we announced that we decided to discontinue the product Criteo Predictive Search. As such, we have recorded $4.1 million (€3.6 million) in restructuring charges for the twelve months ended December 31, 2017, as follows:
Severance costs:        $2,602 million         €2.3 million
Other:                $1,455 million         €1.3 million
For the twelve months ended December 31, 2017, $2.9 million (€2.6 million) was included in Research and Development expenses and $1.1 million (€1.0 million) in Sales and Operations expenses. Other costs includes the write-off of acquisition related intangible assets of $2.2 million (€1.9 million) off slightly offset by a reduction of share based compensation expenses of $0.7 million (€0.7 million).
The restructuring activities as of December 31, 2017 included in other current liabilities on the balance sheet are recorded for $2.4 million (€2.0 million) as follows:
Restructuring charges         $4,057 million         €3.6 million
Amount paid            -$0,251 million         €0.2 million
Other                -$1,455 million         €1.3 million
Changes in Group funding
Amendment on Group Revolving Credit Facility agreement
In September 2015, Criteo S.A. entered into a Multicurrency Revolving Facility Agreement for general purposes of the Group including the funding of business combinations. On March 29, 2017, this agreement was amended by, among other things, increasing the amount of facility from €250.0 million to €350.0 million and extending the term of the contract from 2020 to 2022. As of December 31, 2016, $75.0 million (€68.3 million) was outstanding on the Multicurrency Revolving Facility Agreement relating to the acquisition of HookLogic. This amount was re-paid in full during the second quarter of 2017 resulting in a nil balance as of December 31, 2017.
Repayment of Chinese Revolving Credit Facility
In October 2014, we entered into a revolving loan facility with HSBC to support the development of our Chinese subsidiary for a total amount of RMB15.0 million. This facility was increased to RMB40.0 million in May 2015. At December 31, 2015 and 2016, RMB 25 million ($3.9 million) and RMB30 million ($4.3 million) had been drawn. The facility reached maturity in December 2017 and the outstanding amount was paid in full resulting in a nil balance as of December 31, 2017.

b.	At the Criteo S.A. level
Updated transfer pricing policy
The transfer pricing policy was amended during the period to incorporate new operations related to the purchase of HookLogic and to reflect Criteo’s evolving business model.
Criteo began invoicing Trademark royalties and the rates applicable to technological royalties were up-dated.
Intercompany loan operations
Brazil:
Criteo SA decided to improve the net equity in its subsidiary in order for Criteo Brazil to no longer be under-capitalized, thereby allowing the tax deduction of interest paid by the subsidiary.
Therefore, the capital of Criteo Brazil has increased by €1.92 million and €9.7 million of the intercompany loan has been written off.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

China:
Criteo S.A. wrote off a part of the intercompany loans to its indirect subsidiary Criteo Beijing, which is a direct subsidiary of Criteo Limited. The total amount of the write off was €9.58 million, which corresponds to two loans agreed in contracts dated 31/03/2014 and 29/09/2015.
Acquisition of significant stakes, takeovers or dispositions of companies registered in France
In accordance with Article L. 233-6 of the French Commercial Code, the Company did not acquire any holdings in the 2017 financial year other than those mentioned in paragraph 3, nor did it transfer any holdings.

4.	Subsequent events
The Company evaluated subsequent events that occurred after December 31, 2017 through the date of issuance of the financial statements and determined that there are no significant events that require adjustments or disclosure in such financial statements.

5.	Main risks and uncertainties
Business-related risks
The Group’s business is based on the use of internal predictive algorithms which, together with knowledge about the user’s buying habits, enable it to display customized advertising banners that are relevant to the user. The optimal functioning of this tool is essential to the Group’s revenues.
The new Apple tool: Intelligent Tracking Prevention may limit its ability to collect the data necessary for the optimal functioning of these algorithms. This could have a significant impact on the Group’s business and revenues.
In this dynamic environment, in order to meet customers’ needs, the Group must be able to develop, improve or acquire new products and adapt its organization. This will enable it to market new products, meet current needs and anticipate future needs.
The Group’s ability to generate revenue is based on the optimization of massive amounts of data collected from various sources. The collection of such data could be hindered by restrictions from market players concerning consumer habits or legal or regulatory technology changes.
Most of the revenue comes from advertisements placed on third party media sites. It does not own or control the available advertising space that it accesses through different channels. Contracts regulating such access generally do not include a long-term obligation, so cyclical changes may increase the costs borne by the Group.
Several advertising space aggregators (publishers) used by the Group belong to companies that are in competition with it for the same space for their own customers. Competitive pressure may encourage them to limit access to the available advertising space via their platforms. Moreover, there are a limited number of publishers in respect of the available advertising space. If one of the companies no longer allows the Group to access this space, this could have a negative impact on its ability to disseminate advertisements on the Internet and thus adversely affect its operating results and financial position.
In order to develop its customer base, the Group must have access to new advertising space. To acquire or maintain such space, the Group may have to accept less favorable conditions than in the past.
Risks of integrating Group acquisitions
Achieving profit targets depends on integrating effectively businesses, products and/or technologies that the Group has acquired or plans to acquire.

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Risks related to the competitive environment
The arrival of new technologies and new players will intensify competition in the future.
The ability of the Group to effectively resist this new competition could significantly affect its results if (i) competitors develop, market and sell competitive and valuable products or services or (ii) a competitor acquires one of the existing competitors or forms a strategic alliance with it.
With significant growth and evolving in a constantly changing market and environment, the Group may not be able to maintain its current profitability margin or achieve its long-term goals.
Risks related to the international environment
The Group operates in many countries and intends to continue its expansion, which exposes it, in particular, to the following risks:

•	compliance with, in particular, various tax, anti-corruption, money laundering, and data protection laws;

•	sudden changes in laws, regulatory requirements, tariffs, export quotas, customs duties or other trade restrictions;

•	changes in the political or economic situation of a country or region;

•	effective recruitment and management, in each country, of the necessary personnel and implementation of appropriate systems, policies, benefits and programs;

•	changes in exchange rates and the free circulation of foreign currencies;

•	property restrictions for foreigners and investments;

•	restrictions on the repatriation of profits, etc.
Internet privacy protection risks
The evolution of regulations concerning the protection of privacy on the Internet could impact the Group’s business.
The United States, Europe, and other countries have enacted, are reviewing, or are considering legal or regulatory changes that could significantly limit the ability of the Group to collect, process, use, transfer, and share data collected from consumers and/or their devices.
In Europe, the General Data Protection Regulation (GDPR) could reduce the amount of data that the Group can collect or process.
The Group’s business involves the use, transmission and storage of confidential information from various stakeholders and the lack of adequate protection of this information could significantly damage its reputation, impact its liability and also have monetary consequences.
Employees related risks
The success of the Group and its future development depends on its managers and its ability to continue to attract, retain and motivate employees who are highly qualified in their areas of expertise.
The departure of these managers or key employees could affect the proper functioning of the Group and the pursuit of its objectives.
Risks related to data protection of intellectual property rights
Many domain names, trademarks, patents or other intellectual property rights have been registered in the United States and other countries. It is possible that one of them may not provide sufficient protection for the Group’s current activities or may be challenged or invalidated by a court.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

The Group cannot guarantee that its competitors will not infringe the rights mentioned above, or that it will have the necessary resources to assert its rights. Moreover, in some countries, the Group cannot protect, in a satisfactory manner, its technology against copying or counterfeiting, which could adversely affect its competitive position.
Despite its efforts, the Group cannot prevent third parties from infringing or misappropriating its intellectual property rights, which could have an adverse effect on its business. The Group could also be affected if it turns out that its technology, or another aspect of its business, infringes on the intellectual property rights of others.
Risks related to the rapid expansion of the Group
As part of its ambitious growth objectives, the Group must maintain its existing reputation as it strives to grow its business. Its rapid growth involves changing its organization. As a result, the various functions of the company must constantly be reviewed and adapted to support effectively its growth.
Customers related risks
Due to its expansion, the number of medium-sized customers has increased significantly and is expected to continue to increase. Such customers generally represent an increased risk of financial instability and their monitoring consumes additional resources.
Risks related to earnings forecast assumptions
The Group’s earnings and cash flow are the result of its ability to meet or create the needs of the market.
Therefore, the Group’s earnings are also subject to its customers’ seasonal variations. The quarterly operating results fluctuate due to a number of factors, including the seasonal nature of some customers’ expenses, which makes future results difficult to predict. Due to these significant seasonal fluctuations, operating cash flow can vary significantly from one period to another.
In addition to the corrective maintenance performed on its products, the Group must make significant investments in R&D. The dynamic ecosystem to which Criteo belongs implies continuous innovation requiring significant human and financial resources which account for a significant proportion of its profitability. As a result, it is difficult to predict the amount of future revenues and expenses and operating results may, from time to time, be lower than the Group’s estimates or the expectations of analysts and investors.
Exchange rate fluctuation risks
The Group incurs expenses and generates revenues in currencies other than the euro and is exposed to the risk of exchange rate fluctuations.
To cover this risk, the Group carries out hedging transactions in order to minimize the impact of exchange rate fluctuations, but is unable to predict the impact of such fluctuations on its financial position, its operating results and cash flows.
Risks related to taxes and duties
As a multinational organization, the Group is taxed in several countries with tax laws of increasing number and complexity. The amount of taxes paid in certain countries could increase significantly as a result of local changes in the applicable tax principles, whether of legal, regulatory, case law or conventional origin. Such changes could have a significant adverse effect on the Group’s liquidity and operating result.

6.	Research and development activities

a.	Main investments in 2017
The Group invested €99.2 million in tangible assets. The increase in tangible assets mainly relates to the acquisition of servers by the Group’s French and American subsidiaries, where the Group's data centers are located.

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b.	R&D activities
The Group’s research and development efforts were accelerated to improve the performance of its digital marketing products and to preserve the technological lead that is the Group’s strength in this market to sustain its growth. The efforts were based on the development of new algorithms, especially with respect to:
-    optimization of the conversion rate on sales.
-    optimization of the basket value during a conversion.
The Group thus continued to largely invest in research and development through the recruitment of engineers to maintain its technological lead. The Group's workforce exclusively dedicated to the research and development activities was 706 employees at the end of 2017 (or 25% of the Group's workforce), of which 492 are employed by Criteo S.A.
Moreover, the acquisition in 2016 of HookLogic Inc. and its specialized customer targeting technology for advertisers via a network of e-trader creates new opportunities for the Group.

7.	Foreseeable changes and outlook
The Group is pursuing its goal of increasing its international presence and recognition.

8.	Net income allocation

a.	Company net income allocation
We propose to allocate the €110,939,023 profit for the year ended December 31, 2017, as follows:

•	€14,740 to the legal reserve, which will therefore bring it to the legally required level,

•	and the remainder of €110,939,023 to retained earnings.

b.	Non-deductible tax expenses
Pursuant to Article 223 quater of the French General Tax Code, please note the absence of any sumptuary expenditures or non-deductible expenses as defined in Article 39-4 of such Code.

c.	Information on dividends paid
In accordance with applicable law, the Company has not paid out any dividends for the past three fiscal years.

d.	Loans of less than two years agreed by the Company
We inform you that the Company did not agree any loans of less than two years, indirectly related to its principal activity, to any very small, small or medium size companies with which it has a commercial relationship to justify such loans.

9.	Company’s share capital

a.	Employee share ownership

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As of the last day of the fiscal year:
- the proportion of capital represented by shares owned by employees or officers (dirigeants) of the company subject to PEE or FPCE joint management, calculated pursuant to Article L. 225-102 of the French Commercial Code, was nil.
- free shares held directly by employees or officers (dirigeants) pursuant to Article L. 225-197 of the French Commercial Code (free shares or Restricted Stock Units (RSUs)) represented 0.396 % of the share capital.
In accordance with its profit-sharing program, the company has continued to issue options, free shares and employee warrants.
Stock options
In accordance with Article L. 225-184 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of the provisions of Articles L. 225-177 to L. 225-186 of the French Commercial Code involving grants of options to subscribe for or purchase shares.
Free shares (or Restricted Stock Units (RSUs)
In accordance with Article L. 225-197-4 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code involving grants of free shares or Restricted Stock Units (RSUs).
Non-employee warrants (BSAs)
During the previous fiscal year, the board of directors used the authorizations that it was granted by the Combined General Meetings of June 29, 2016 and June 28 2017.
The supplementary reports of the board of directors and of the statutory auditors, prepared at the time the BSAs were issued, have been made available to you and will also be made available to you at the Shareholders’ Meeting called to approve the financial statements for the most recent fiscal year.

b.	Employee share ownership
In accordance with Article L. 225-211 of the French Commercial Code, the Company did not carry out any transactions involving its own shares during the fiscal year.

10.	Information on payment terms
In accordance with Article L. 441-6-1 of the French Commercial Code, the Appendix B presents the information on payment terms for trade payables and trade receivables.

11.	Employees

a.	Allocation of Group employees
As of December 31, 2017 the Group had a total of 2,764 employees. The headcount by geography is as follows:

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

b.	Corporate, environmental and social responsibility
The report on corporate, environmental and social responsibility (CSR) presented in Appendix D was prepared mainly to comply with the French “Grenelle II” law and related decrees. This document is part of the management report. A report from an independent expert relating to this CSR report will be transmitted to the General Shareholders’ meeting concurrently with the management report.

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II.	Report on the corporate governance of the company

1.	Information about corporate officers

a.	List of mandates held by corporate officers
In accordance with the provisions of Article L. 225-102-1 of the French Commercial Code, the following table lists the offices and functions held by corporate officers in any company during the 2017 fiscal year:

Names	Positions	Other mandates
Jean-Baptiste Rudelle	Chairman of the board of directors
Criteo Corp., Chief Executive Officer, Chairman and sole Director
Criteo España S.L., Director (until September 15, 2017)
Criteo €pa MM S.L., Director (until September 15, 2017)
Criteo KK, Director
Less (formerly Palto SAS), Chief Executive Officer
SmartReb LLC, Chairman
The Gallion Project (non-profit organization), Chairman

Eric Eichmann	Chief Executive Officer and Director	Criteo España S.L., Director (until September 15, 2017) Criteo €pa MM S.L., Director (until September 15, 2017)
James Warner	Director	Ansira Inc., Director (from May 16, 2017) Talix, Inc., Director
Nathalie Balla(5)	Director
La Redoute, Co-Chairman and Chief Executive Officer
New R SAS, Chairman and Chief Executive Officer
Relais Colis SAS, Co-Chairman and Chief Executive Officer
Solocal Group SA, Director (until June 21, 2017)

Dana L. Evan(6)	Director	Box, Inc., Director Everyday Health, Inc., Director Farfetch, Director Icon Ventures, partner Linden Labs, Director Proofpoint, Inc., Director Survey Monkey, Inc., Director Tune, Inc., Director
Sharon Fox Spielman	Director	Melissa & Doug, LLC, Chief Marketing Officer
Edmond Mesrobian(7)	Director	Tesco PLC, Chief Technology Officer
Hubert Dubosc de Pesquidoux	Director
HDP Consulting, sole shareholder
Mavenir Systems (formerly Xura, Inc.), Executive Chairman
Premiere Global Services, Inc., Executive Chairman
Radisys, Director
Rimor LLC (US LLC), Manager
Sequans Communications, Director
Transaction Network Services, Director

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Names	Positions	Other mandates
Rachel Picard(8)	Director
Compagnie des Alpes, Director
Eurostar/Eurostar International Limited, Director
Orient-Express, Director
Oui.sncf (formerly Voyages SNCF, SNCF Group) President and Chief Executive Officer
SNCF – C6 SAS, Chairman
THI Factory SA/Thalys, Director
VCS Groupe SAS (operating name: VFE Commerce; Optitrip), President and Director

Benoît Fouilland	Deputy Chief Executive Officer
Criteo Advertising (Beijing) Co., Ltd., Director
Criteo Australia Pty Ltd., Secretary (from December 21, 2017)
Criteo Canada Corp., Chairman, Director and Treasurer
Criteo Corp, Secretary (from December 8, 2017) and Treasurer
Criteo España S.L., Director
Criteo Europa MM S.L., Director
Criteo France SAS, Chairman
Criteo GmbH, General Manager
Criteo India Private Limited, Director
Criteo LLC, Director
Criteo LTD., Director
HAMGE 16 (a French société civile), Manager (from April 23, 2017)
Hooklogic Inc., Director and Treasurer (until March 31, 2017)

(5) Ms. Nathalie Balla was appointed as Director at the Annual Shareholders' General Meeting of June 28, 2017.
(6) The office of director of Ms. Dana L. Evan, which was not renewed, expired on June 28, 2017.
(7) Mr. Edmond Mesrobian was co-opted as Director with effect as of February 27, 2017, for the remainder of the mandate of Mr. Dominique Vidal's term (i.e., until the close of the ordinary general meeting of shareholders called to approve the financial statements for the year ended December 31, 2016).
(8) Ms. Rachel Picard was appointed as Director at the Annual Shareholders' General Meeting of June 28, 2017.

Pursuant to Articles L. 225-185 paragraph 4 and L.225-197-1, II paragraph. 4 of the French Commercial Code, the board of directors has set at 10% the percentage of (i) shares resulting from the exercise of stock options and (ii) free shares (RSUs) granted by the Board of Directors, which shall be kept in registered form by the corporate officers under such an obligation (i.e., Chairman of the Board, Chief Executive Officer and Deputy Chief Executive Officer(s)) until the termination of their office.

b.	Company’s general governance
During its meeting of December 17, 2015, the board of directors decided to separate the duties of the Chairman of the board of directors and of the Chief Executive Officers (directeur général), effective as of January 1, 2016.
Mr. Jean-Baptiste Rudelle assumed the position of Chairman of the Board.
The Company’s general governance is assumed by Mr. Eric Eichmann in his capacity as Chief Executive Officer (directeur général). He was assisted in his duties by one Deputy Chief Executive Officer (directeur général délégué), Mr. Benoit Fouilland.

2.	Related-Person Transactions (Article L. 225-38 of the French Commercial Code)
The related-person dedicated audit report, prepared in accordance with Article L. 225-38 of the French Commercial Code, has been made available to you.

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Furthermore, in accordance with the provisions of Ordinance 2014-863 of July 31, 2014, during the 2017 fiscal year, no such transaction was entered into, directly or through an intermediary, between an officer (dirigeant) or a significant shareholder of the Company and a subsidiary of the Company, within the meaning of this Ordinance.

3.	Authorizations to increase the Company’s share capital
In accordance with the provisions of Article L. 225-100 of the French Commercial Code, the table in Appendix C summarizes the delegations of authority and powers granted by the General Shareholders’ meeting to the board of directors for capital increases pursuant to Articles L. 225-129-1 and L. 225-129-2 of said Code.

__________________________
The Board of Directors

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Appendix A 1 - The Company’s Financial Results for the Past Five Years

Euros	2013	2014	2015	2016	2017
Year-end capital					
Company capital	1,421,402	1,522,567	1,561,772	1,599,456	1,652,128
Number of ordinary shares	56,856,070	60,902,695	62,470,881	63,978,204	66,085,097
Number of shares with priority dividends					
Maximum number of shares to create:					
- by converting bonds					
- by subscription rights					
Operations and results					
Sales revenue (excluding taxes)	25,572,694	37,885,365	53,801,577	70,227,477	91,367,442
Earnings before taxes, profit-sharing, allocations for amortization, depreciation, and provisions	17,313,415	34,398,184	76,693,434	81,738,921	191,584,054
Tax on profits	- 475,173	489,662	3,265,280	- 278,949	12,080,657
Profit-sharing with employees	404,842	490,348	499,354	1,082,181	804,538
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	8,762,570	23,021,307	60,721,469	55,308,222	110,939,023
Distributed earnings					
Earnings per share					
Earnings after taxes, profit-sharing, before [sic] allocations for amortization, depreciation, and provisions	0	1	1	1	3
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	0	0	1	1	2
Dividends paid					
Personnel					
Average number of employees	308	463	634	710	849
Amount of payroll	24,564,582	34,136,230	46,844,814	60,831,986	72,398,917
Amount paid out in company benefits (Soc. Sec. Works)	11,857,594	18,864,707	25,536,624	37,947,935	38,631,805

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Appendix A 2 - Five Year Group Financial Performance Summary

Summary of consolidated revenue and net income (loss)

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Appendix B – Information on payment terms

Article D.441 I-1° : received and not paid invoices with a payment term before the closing date					
	0 day	1 to 30 days	31 to 60 days	61 to 90 days	More than 91 days	Total (more than 1 day)
(A) Payment delay						
Number of invoices	8					553
Total amount of invoices (with VAT) in Euros	125,138	6,961,917	-327,745	655,918	1,317,918	8,608,008
Percentage of the external costs total amount	0.05%	2.55%	-0.12%	0.24%	0.48%	3.15%
(B) Excluded invoices related to unrecorded liabilities						
Number of excluded invoices	0					
Total amount of excluded invoices in Euros	0					
(C) Reference payment terms (contractual ou legal – article L. 441-6 or article L. 443-1 of Commercial Code)						
Payment terms used to calculate payment delays	x Contractual payment terms : 60 days □ Legal payment terms :

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Article D.441 I-2° : issued and not paid invoices with a payment term before the closing date					
	0 day	1 to 30 days	31 to 60 days	61 to 90 days	More than 91 days	Total (more than 1 day)
(A) Payment delay						
Number of invoices	12					1147
Total amount of invoices (with VAT) in Euros	-24,801	11,488,990	-95,167	407,108	1,483,656	13,284,586
Percentage of the total revenue	0.00%	2.04%	-0.02%	0.07%	0.26%	2.36%
(B) Excluded invoices related to unrecorded assets						
Number of excluded invoices	85					
Total amount of excluded invoices in Euros	276,938					
(C) Reference payment terms (contractual ou legal – article L. 441-6 or article L. 443-1 of Commercial Code)						
Payment terms used to calculate payment delays	x Contractual payment terms : from 30 to 60 days □ Legal payment terms :

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Appendix C – Table of authorizations granted to the board of directors with respect to capital increases

Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2017
Authorizations granted by the Combined General Meeting (“CGM”) of June 23, 2015
CGM of 06.23.2015 (thirteenth resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other amounts, within the limit of a nominal amount of €1,539,509.975

		08.23.2017 (26 months as from the CGM) Delegation expired on June 28, 2017, a new delegation for the same purpose was granted.	The board of directors did not use this delegation during the past fiscal year.
Authorizations granted by the CGM of June 29, 2016
CGM of 06.29.2016 (twenty-third resolution)	Authorization to be granted to the board of directors to grant options to subscribe to new Company shares (OSAs) or options to purchase Company shares (OAAs).	08.29.2019 (38 months as from the CGM) Delegation expired on June 28, 2017, a new delegation for the same purpose was granted.	The board of directors used this authorization during its meeting on June 27, 2017 (see additional report of the board of directors and statutory auditors).
CGM of 06.29.2016 (twenty-fourth resolution)	Authorization to be granted to the board of directors to grant free shares (RSUs) to employees of the Company and its subsidiaries.	08.29.2019 (38 months as from the CGM) Delegation expired on June 28, 2017, a new delegation for the same purpose was granted.	The board of directors used this authorization during its meeting on March 1, 2017, April 27, 2017, and June 27, 2017 (see additional report of the board of directors and statutory auditors).

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CGM of 06.29.2016 (twenty-fifth resolution)	Authorization to be granted to the board of directors to grant performance-based RSUs to executives and certain employees of the Company and its subsidiaries.	08.29.2019 (38 months as from the CGM) Delegation expired on June 28, 2017, a new delegation for the same purpose was granted.	The board of directors used this authorization during its meeting on June 27, 2017 (see additional report of the board of directors and statutory auditors).
CGM of 06.29.2016 (twenty-sixth resolution)	Delegation of authority to be granted to the board of directors in order to issue and to allocate non-employee warrants (BSAs) in favor of a range of persons meeting predetermined criteria.	12.29.2017 (18 months as from the CGM) Delegation expired on June 28, 2017, a new delegation for the same purpose was granted.	The board of directors used this authorization during its meeting on March 1, 2017 (see additional report of the board of directors and statutory auditors).
CGM of 06.29.2016 (twenty-ninth resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders' preferential subscription right for the benefit of a determined category of persons who meet predetermined criteria.
		12.29.2017 (18 months as from the CGM) Delegation expired on June 28, 2017, a new delegation for the same purpose was granted.	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.29.2016 (thirtieth resolution)
Delegation of authority granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders’ preferential subscription right and carrying out a public offering.
		08.29.2018 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.

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CGM of 06.29.2016 (thirty-first resolution)
Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders’ preferential subscription right in the context of an offering made to the benefit of qualified investors or to a restricted group of investors mentioned at the II of Article L. 411-2 of the French Monetary and Financial Code.
	08.29.2018 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.29.2016 (thirty-second resolution)
Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to share capital while preserving shareholders' preferential subscription rights.
	08.29.2018 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.29.2016 (thirty-third resolution)
Delegation of authority to be granted to the board of directors in order to increase the number of securities to be issued as a result of a share capital increase with or without preferential subscription right completed by virtue of the above-referenced delegations.
	08.29.2018 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.29.2016 (thirty-fifth resolution)
Delegation granted to the board of directors in order to increase the share capital by issuing shares and securities giving access to the Company's share capital to employees who have joined a company savings plan.
	12.29.2017 (18 months as from the CGM) Delegation expired on June 28, 2017, a new delegation for the same purpose was granted.	The board of directors did not use this authorization during the past fiscal year.

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Authorizations granted by the CGM of June 28, 2017
CGM of 06.28.2017 (fifteenth resolution)	Authorization to be granted to the board of directors to grant options to subscribe to new Company shares (OSAs) or options to purchase Company shares (OAAs).	08.28.2020 (38 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.28.2017 (sixteenth resolution)	Authorization to be granted to the board of directors to grant free shares (RSUs) to employees of the Company and its subsidiaries.	08.28.2020 (38 months as from the CGM)	The board of directors used this authorization during its meeting on July 27, 2017, October 26, 2017 and December 13, 2017 (see additional report of the board of directors and statutory auditors).
CGM of 06.28.2017 (seventeenth resolution)	Authorization to be granted to the board of directors to grant performance-based RSUs to executives and certain employees of the Company and its subsidiaries.	08.28.2020 (38 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.28.2017 (eighteenth resolution)	Delegation of authority to be granted to the board of directors in order to issue and to allocate non-employee warrants (BSAs) in favor of a range of persons meeting predetermined criteria.	12.28.2018 (18 months as from the CGM)	The board of directors used this authorization during its meeting on July 27, 2016 and October 26, 2017 (see additional report of the board of directors and statutory auditors).
CGM of 06.28.2017 (twenty-first resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders' preferential subscription right for the benefit of a determined category of persons who meet predetermined criteria.
		12.28.2018 (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.28.2017 (twenty-second resolution)
Delegation of authority granted to the board of directors in order to increase the number of securities to be issued as a result of a share capital increase without preferential subscription right completed by virtue of the delegation granted under the twenty-first resolution above.
		08.28.2019 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.28.2017 (twenty-third resolution)
Delegation granted to the board of directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other amounts, within the limit of a nominal amount of €159.946.
		08.28.2019 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.

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CGM of 06.28.2017 (twenty-fourth resolution)
Delegation granted to the board of directors in order to increase the share capital by issuing shares and securities giving access to the Company's share capital to employees who have joined a company savings plan.
	12.28.2018 (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.

The Board of Directors

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Appendix C: Corporate Social Responsibility Report

I.	Message from the CEO
“We are delighted to publish our second annual Corporate Social Responsibility report. There is always room to do more, but the concept of ‘giving back more than we take’ has been ingrained in our culture from our company’s formation and we are proud of what our people continue to achieve in this area.
We are driving forward with initiatives on diversity, energy saving and knowledge sharing, alongside local activities to support the communities in which we work. As we continue to grow as a business, our responsibility and desire to understand and take action on Criteo’s effects on environmental and social wellbeing grows too.”

Eric Eichmann, CEO, Criteo

II.	Introduction
Employees who work at Criteo believe that their company’s activities and decision have an impact on society, the environment and the employees themselves. Criteo aims to foster economic growth while at the same time reducing negative social and environmental impacts by identifying potential risks and taking action.
This report provides an overview of Criteo’s Corporate Social Responsibility (CSR) practices and initiatives, including those specified in article R. 225-102-1 of the French Commercial Code. The following chapter presents Criteo’s workforce-related, social and environmental impacts as well as measures taken to strengthen its sustainable development commitment.
The reporting period covers January 1, 2017 through December 31, 2017. As the company comprises a large number of offices and legal entities, collecting exhaustive and reliable information (such as waste volumes, electricity and water consumption) may be difficult for smaller offices. Therefore Criteo has opted to slightly reduce the scope of the quantitative information enclosed in this CSR report to its largest legal entities, i.e. those who are financially linked to a data center infrastructure or those with more than 50 employees. The related CSR reporting scope is provided within the report.
Criteo’s goal is to use the experience gained in preparing this report to gradually extend the reporting scope until it matches Criteo’s consolidated financial scope. The reporting scope has extended for 2017 compared to 2016 and a continuous effort will be made for subsequent financial years.
The information presented hereafter was collected from various departments or external third parties. A methodological note is provided in chapter V.

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III.	Criteo’s business model
Criteo is a global leader in commerce marketing, building the highest performing and open commerce marketing ecosystem to drive profits and sales for retailers and brands. Criteo partners with more than 18,000 customers and thousands of publishers across the globe to deliver performance at scale by connecting shoppers to the things they need and love.

IV.	Corporate social responsibility @ Criteo

A)	Investing in headcount and talent initiatives
Criteo operates in all corners of the globe and has offices across the Americas, Europe, Middle East and Africa (EMEA) and Asia Pacific (APAC). The company’s rapid growth is spurring Criteo to invest in smart and talented people. Consequently, Criteo has implemented an ambitious talent acquisition policy. To support the rapidly developing team, Criteo has created a strong corporate culture favoring the personal and intellectual development of its diverse workforce of almost 2,800 employees, 67% of whom are under 34 years old.

1.	Headcount
As at December 31, 2017, Criteo boasted 2,787 employees globally. Compared with 2,321 at the end of December 2016, Criteo’s workforce has increased by 20%. This figures include all Criteo employees on the last day of the year, permanent and non-permanent, active and inactive (see methodological note in chapter V for more details).
The workforce-related figures presented in this report only refer to Criteo’s largest global legal entities, i.e. those financially linked to a data center infrastructure or those with more than 50 employees. As at December 31, 2017, the entities included in the CSR scope accounted for more than 91% of Criteo’s total headcount, i.e. 2,548 employees (compared to 2,043 end of 2016, which represents a 25% increase).

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

	2016			2017			Var.
Entity	Women	Men	Total	Women	Men	Total
Criteo Advertising (China)	25	20	45	12	4	16	-65%
Criteo Corp. (United States)	204	312	516	294	488	782	52%
Criteo do Brazil (Brazil)	32	43	75	31	42	73	-1%
Criteo Europa MM SL (Spain)	94	122	216	129	160	289	34%
Criteo France SAS (France)	33	50	83	35	40	75	-10%
Criteo GmbH (Germany)	36	48	84	39	54	93	11%
CRITEO K.K. (Japan)	49	68	117	59	71	130	11%
Criteo LTD (UK)	51	79	130	58	55	113	-13%
Criteo S.A. (France)	200	573	773	229	663	892	15%
Criteo Singapore PTE LTD (Singapore)	49	30	79	49	36	85	8%
Total	741	1,302	2,043	935	1,613	2,548	25%

The increase in the workforce between 2016 and 2017 includes 206 former HookLogic employees that joined as part of an acquisition made by Criteo in November 2016 with employees officially joining in January 2017 (therefore not included in last year’s report). The vast majority of the former HookLogic employees are now part of Criteo Corp. in the United States. The rest of the increase in the workforce is explained by organic growth.
The 65% decrease in the workforce in China (Criteo Advertising) is explained by Criteo's Board strategic decision to close down the domestic business in China in May 2017. As a result, almost 30 positions were made redundant.
As at December 31, 2017, 935 women have been employed, more than 37% of the total workforce of 2,548.
Young people account for the majority of Criteo’s employees, which is to be expected in a high-tech company relying on people skilled in the latest trending technologies.

Workforce breakdown by age	2016	2017
Less than 25	135	123
Between 25 and 29	711	818
Between 30 and 34	611	751
Between 35 and 39	334	467
Between 40 and 44	153	240
Between 45 and 49	62	93
50 or more	37	56
Total	2,043	2,548

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2.	Recruitment and terminations
In 2017, although 596 employees left the company, there were 1,029 new joiners that were hired across the globe.

Recruitments & Terminations	2016	2017
Recruitments	833	1,029
Terminations	416	596
Employee’s initiative	225	341
Employer’s initiative	95	174
Other	96	81

3.	Compensation and related changes
At the heart of Criteo’s compensation policy are three pillars: 1. to ensure external competitiveness to attract and retain top talent, 2. to maintain internal equity to promote fairness and 3. to motivate and recognize the great contribution of its employees. In order to do this, the Compensation Team annually drives a market analysis using survey data sources that reflect the varied industries represented at Criteo, namely, tech and software.
As part of this policy, all employees are eligible to participate in a variable pay plan which aims to reward performance. Criteo also provides company ownership opportunity to all employees through granting of equities (Restricted Stock Units) to all new hires. In addition, on an annual basis, retention grants are determined to reward top performers and key employees.

In France, a profit-sharing system (called “participation” in French) is designed to associate employees with Criteo’s performance. A company savings plan (called “Plan d’Eparne Entreprise” in French) allows employees to invest the money they receive from profit sharing in order to build up savings with a favorable tax status.
In 2016 and 2017, annual base and variable salary compensation payouts for the legal entities included in this report were €178,377,200 and €230,876,612, respectively (for information, $196,785,727 and $276,890,321,5 respectively).

B)	Talent development and retention

1.	Training
At Criteo, significant investment is made in people development. Employee and manager development is pivotal in ensuring sustainable performance and success as a high-growth global tech company.
5 Exchange rates are mentioned in the methodological note.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

To do so, Criteo relies on key players working closely with business leaders and the Human Resources team:

▪
Criteo’s product training team: they enable ramp-up in sales roles as well as continuous product knowledge upskilling for the sales organization across the globe. They notably facilitate a community of product subject matter experts and casual trainers that propose a wide range of services: knowledge assessments, quarterly training plan, trainings design and delivery. Trainings are delivered at global and local levels in multiple modalities: live through formal classes, team updates, Q&A sessions, practice and role playing sessions, etc.

▪
Criteo’s training managers: they support specific fast growing sales organizations (Midmarket) or regions (APAC) and are seated with the business teams. They enable local tailored needs analysis and training plan design and delivery, facilitate trainings and build an upskill crew of local casual trainers and facilitators.

▪	Criteo’s global learning & management development team: they shape the overall learning and development strategy and lead global endeavors and flagship programs.
In 2017, Criteo pursued its vision of creating high-impact learning and development capabilities for its people:

▪	On-boarding every new joiner with “FlyCriteo”, an extensive 2-week onboarding training program using a combination of both on-line and in-person learning.

▪	Tackling core and critical skill development needs in a comprehensive manner:

▪	Tapping into the full spectrum of learning and development methods to create a culture of pervasive and continuous learning.

Although this report focuses on the formal training activities (instructor-led or on-line) there is much more that is happening in the field, every day, in each office, within Criteo’s cross-teams and organizations, through peer-to-peer learning and social learning activities. These more informal learning activities are more ad-hoc

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but are promoted and facilitated locally, represent a large part of the people learning experience and are a key part of Criteo’s learning culture. They haven’t been included as part of the formal training hours reported in this document, but some examples are included for reference.
Methodological approach and disclaimer:
The training figures presented in this report encompass face-to-face training sessions and on-line training for the entities represented in the reporting scope.
Face to face training sessions are organized in-house or through attendance to public courses and, for the vast majority, are with third-party facilitators / training firms.
Only the training sessions that focus on improving employees’ skills and capabilities are considered: it covers adaptation to the job (functional or technical skills, digital literacy, technologies or tools, languages) professional development (professional efficiency, communication, management, leadership) and formal individual coaching.
A significant number of sessions are delivered by internal subject matter experts or casual trainers. Most of these Criteo product enablement sessions, on-boarding sessions, or ramp-up sessions are not taken into account in terms of training figures because attendance is not formally tracked so far.
The systematic practice of collecting proof of training delivery has not yet been adopted in all countries (outside of France, due to legal requirements). Thus, the training figures displayed in this report include training activities backed by attendance forms and additional activities claimed by Criteo internal stakeholders (e.g. reported by HR business partners or training managers to the global learning & management development team).

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On-line training figures are gathered through logs and records from the digital learning resources in place:

▪
Criteo Learning Management System introduced in 2016 and internally called the “Learning Zone” from which data related to all eligible trainings have been exported, as described in the methodological note (see chapter V).

▪	Stand-alone on-line training platforms, not technically integrated into the Learning Zone, with comparable administration and logs and records extraction possibilities filtering on full year 2017:

•	Data science (theory and coding) training platform launched mid-2016.

•	On-line language training platform launched in October 2016.

•	Engineering and technology (mainly MOOCs, massive open on-line courses) training platform launched in February 2017.
As stated in last year’s CSR report, 2016 was a year of set-up and bolstering of learning and development efforts to support both the company continuous growth and transformation and people capabilities development. 2017 has been a year of ramp-up and acceleration in the adoption and usage of digital learning, branded through the Learning Zone:

▪	Increase in the consumption by employees of content and resources available in the system.

▪	Multiplication of modules authored in-house by subject matter experts related to Criteo’s Products, business applications tutorials and on-boarding modules for new joiners (FlyCriteo).

▪
Broadening of partnerships with best-in-class providers in specific domains to offer cutting-edge and learner-centered content and experiences: on-line language training, data science, engineering and technologies, digital marketing, etc.

From almost nothing less than 2 years ago, digital learning now represents 20% to 25% of Criteo global training activities, contributing to more inclusive reach and more personalized learning paths.
Criteo also accelerated the creation of global curriculums aiming at a consistent development of core targeted audience:

▪
Global Management and Leadership Development curriculum, structured into three distinctive journeys, to help transition and grow from individual contributors to first-line managers, to seasoned first-line managers, to middle-managers. More than 150 managers benefited of one or more of these journeys across the globe in the ramp-up stage in 2017.

▪	Core skills and advanced skills training catalog for sales and operations roles within the Midmarket organization.

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In-Class training highlights – claimed hours:
(hours claimed by HR business partners or training managers)

IN-CLASS TRAINING (claimed)	# training hours	# Employees (average headcount 2017)	Average # training hours per employee	# Trained employees	Average # training hours per trained employee	% of trained employees
APAC	2,232	237	9.4	129	17.3	54%
Criteo Ad. (Beijing) Co.	169	29	5.8	11	15.3	38%
Criteo Singapore PTE LTD	1.221	83	14.7	68	18.0	82%
CRITEO K.K.	842	124	6.8	50	16.8	40%
Americas	3,160	833	3.8	259	12.2	31%
Criteo Corp.	2,623	753	3.5	224	11.7	30%
Criteo do Brazil	537	80	6.7	35	15.3	44%
EMEA	11,520	1,386	8.3	586	19.7	42%
Criteo Europa MM	4,952	265	18.7	275	18.0	100%
Criteo LTD	425	125	3.4	17	25.0	14%
Criteo SA	5,473	827	6.6	254	21.5	31%
Criteo GmbH	214	89	2.4	10	21.4	11%
Criteo France SAS	456	80	5.7	30	15.2	37%
Total	16,912	2,456	6.9	974	17.4	40%

▪	Average number of in-class training hours per employee is 6.9 hours.

▪	40% of employees benefited of in-class training and those trained had an average of 17.4 hours of training.
Criteo Europa MM and Criteo Singapore PTE LTD have significantly improved thanks to the support of a dedicated team of training managers in 2017.

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In-Class training highlights – backed by evidence:
(signed-off attendance list or equivalent)

IN-CLASS TRAINING (backed by evidence)	# training hours	# Employees (average headcount 2017)	Average # training hours per employee	# Trained employees	Average # training hours per trained employee	% of trained employees
APAC	867	237	3.7	52	16.7	22%
Criteo Ad. (Beijing) Co.	84	29	2.9	10	8.4	34%
Criteo Singapore PTE LTD	253	83	3.0	20	12.7	24%
CRITEO K.K.	530	124	4.3	22	24.1	18%
Americas	992	833	1.2	60	16.5	7%
Criteo Corp.	686	753	0.9	36	19.1	5%
Criteo do Brazil	306	80	3.8	24	12.8	30%
EMEA	3,994	1,386	2.9	162	24.7	12%
Criteo Europa MM	760	265	2.9	27	28.1	10%
Criteo LTD	285	125	2.3	10	28.5	8%
Criteo SA	2,483	827	3.0	99	25.1	12%
Criteo GmbH	134	89	1.5	5	26.8	6%
Criteo France SAS	332	80	4.1	21	15.8	26%
Total	5,853	2,456	2.4	274	21.4	11%

▪	35% of the total training hours claimed are backed by evidence.

▪	Several entities reached 50% and more claimed hours backed by evidence, a significant improvement compared to 2016.

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Core on-line training highlights:

CORE ONLINE TRAINING	# training hours	# Employees (average headcount 2017)	Average # training hours per employee
APAC	1,024	237	4.3
Criteo Ad. (Beijing) Co.	49	29	1.7
Criteo Singapore PTE LTD	456	83	5.5
CRITEO K.K.	519	124	4.2
Americas	1,632	833	2.0
Criteo Corp.	1,437	753	1.9
Criteo do Brazil	195	80	2.4
EMEA	4,765	1,386	3.4
Criteo Europa MM	810	265	3.1
Criteo LTD	143	125	1.1
Criteo SA	3,198	827	3.9
Criteo GmbH	267	89	3.0
Criteo France SAS	347	80	4.3
Total	7,420	2,456	3.0

Compared to the 2016 figures outlined in last year’s report (average 1.1 hour on-line training), 3.0 hours per employee is a significant improvement of almost 300%, focusing only on “core on-line training”.
These core on-line training figures include significant progress in:

▪	Engineering, technologies, data science (Coursera and Datacamp platforms).

▪	Criteo Products training (in-house authored).

▪	Language training and general professional development.
On top of the core on-line training hours reported above, employees have completed other on-line training. It represents 4,094 hours (taking into account modules that have been 100% completed) and covers Compliance modules (59% of the time), FlyCriteo modules (31%), CRM and SRM tutorials (5.8%) and digital literacy with Criteo applications 4%). They represent an average of 1.8 hour of additional on-line training per employee.

2.	Peer-to-peer and social learning practices
As stated previously, peer-to-peer and social learning is part of Criteo’s learning culture and DNA. They represent a large part of the employee learning experience and whilst they are not being translated here in formal training hours and they sometimes blur the boundaries between informal learning and in-house instructor lead training.
This can be illustrated by few examples here:

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▪	Practices at a local level:

▪	“9:30” or “learn and lunch” initiatives with informal knowledge sharing session from volunteering subject matter experts.

▪	Criteo “Confident Communicator Club”, an internally-led initiative to help improve people’s presentation skills.

▪	Practices at department level:

▪	Train the trainer in-house certification for casual facilitators from Midmarket EMEA (mainly at the Barcelona office), led by local training manager.

▪	“Key Account Management” summit (1.5 day workshop in-house facilitated) and monthly KAM community calls and meet-ups piloted in EMEA.

▪
“Machine learning boot camp”: an in-house facilitated, intensive, program, open to developers. Offered twice a year, in two locations (Paris or Palo Alto), it is made up of two to three weeks instructor-led sessions from a panel of internal experts and several weeks learning transfer practice through capstone projects or “Voyager” programs, rallying another R&D team for stretch assignments.

▪	Practices at global level:

▪
During Criteo’s Global Summit attended by all employees, Criteo University sessions were held during a half day activity with more than 40 subject matter experts volunteering from the business to deliver three 45 minute sessions to their peers on a wide range of topics ranging from technology, products, business to personal development.

3.	“myidea” flagship initiative
At Criteo, people believe that innovation is part of everyone’s job and is critical for the whole Criteo’s sphere to stay ahead of its competition. In July 2017, Criteo has introduced a new program called “myidea” to help implement employee’s ideas at Criteo “like in a start-up”.
The myidea program ties together existing initiatives (“10%”, annual “Hackathon”) to provide all the support and flexibility needed to turn employees’ ideas into reality. Employees are invited to submit their ideas related to product innovation, revenue generation, profit optimization, or business efficiency. At the end of 2017, four projects have been launched thanks to the myidea program out of the six that had been submitted.
Through this new myidea program, initiatives are gaining traction thanks to a higher frequency of events (quarterly), scale (worldwide facilitation across the Americas, EMEA and APAC) and visibility (fairs to incept new ideas, team up sessions, “angel committees” for early stage projects to mature them, “venture committee” for the most mature ideas to be implemented at scale).

a.	10% project
All Criteo employees can commit to a project of their own through the “10%” project initiative. They can propose, pitch, team up and work on projects and topics of their own choosing for 10% of their working time. In many cases, these projects provide on-the-job development opportunities, and may be pursued or scaled up during an internal “Hackathon”. Several major in-house projects have resulted from the 10% project initiative, including “CriteoExchange”, launched in 2017 which aimed at sharing language knowledge and swapping of accommodation free of charge with other Criteos through an on-line application.

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b.	Global “Hackathon”
The global “Hackathon” has had two successful years with nearly 400 employees taking part in the 2017 event. This event aims to encourage employees around the world to team up, create ideas, and develop projects, build demos or create business plans. Ideas can be either tech projects that are in line with Criteo’s product roadmap or ones that could completely revolutionize Criteo’s product offerings. Alternatively, ideas can also be around business efficiency that helps economic efficiency, protects the environment or improves the way that Criteo operates. There were three separate hubs to cover the three regions where Criteo operates with the following successes:

1.
Tokyo’s business efficiency winners were a team called “Lily” who came up with a platform which allows Sales to create banners for a sales pitch. Tokyo’s tech winners were “App Acumen” whose idea was a suite of testing and verification tools for an in-app environment: get retargeted on select campaigns, verify real displays on publisher apps, and create artificial campaign for testing.

2.
Paris’s business efficiency winners were “Yet! Another Slack Bot” who’s idea was to improve the operational team efficiency by providing an awesome assistant for Slack. The tech winners were “Christina” whose pitch was: “So much more than a banner.  It’s a service to users that makes on-line shopping interactive, easy and fun – just swipe right to like a product, or swipe left to pass.”

3.
Palo Alto’s business efficiency winners were Criteo “Product Explorer” who wanted to create an explorer to show Criteo products with full or selected details, support exact lookup and search functions to fetch the relevant Criteo products and show them. The tech winners were “BRO: Shake that BOT for me” who created a BRO (Bot Recommendation Optimizer) that allows Criteo’s advertisers to leverage their product recommendation and search through an “Applications Programming Interface” (API) that improves their conversions in-thread and on-line.

C)	Work organization
Criteo strives to ensure that its employees enjoy a healthy work-life balance.

1.	Working hours
While there is no explicit policy on remote working at Criteo, region or country leadership teams are free to allow it if and when necessary.
In the Americas, secure networks allow employees to work remotely. This is culturally engrained in Criteo Americas. Employees with long commutes or good reason to work from home regularly use this option (e.g. to take care of a child). Remote working or flex hours to suit personal needs are key advantages of working in Criteo Americas.
In EMEA, Criteo generally expects employees to be in the office during customer opening hours. There is no formal remote working policy in place. However, employees are allowed to work outside the office from time to time after consulting with their team/manager and the company proposes flexible arrival and leaving hours (8:00 am to 10:00 am and 5:00 pm to 8:00 pm, respectively). Criteo also has a practice of allowing people to work from Criteo offices in other countries.
In APAC, Criteo offers flexible work hours to enable a healthier work-life balance in practice. This is notably the case in China, Japan and India where employees have long commutes. They are able to

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arrange their work time to avoid peak hours. In most countries, this has been implemented on an informal basis, except for Japan where it is included in policies.

2.	Employee relations

a.	Organization of social dialogue
Communication and transparency are key values at Criteo.
Internal communications
The principal tool for company-wide communication is the “global All-Hands” event organized every three weeks by the CEO to provide key business updates to employees and allow them to ask questions. Each department has regular functional All-Hands to disseminate further information on key business priorities and performance metrics. Change of any kind (involving systems, processes or other issues impacting employees) is communicated during face-to-face sessions to supplement emails on the topic, allowing employees to ask questions or raise concern.
A culture of feedback
Criteo strives to espouse a feedback culture. In October 2017, the company partnered with Glint, an employee engagement specialist, to create the new “Voices” employee survey in all offices to take the pulse of the organization. This employee survey is a key opportunity to determine areas for improvement by reviewing the scores from 30 questions and the qualitative comments left by employees. Participation rate reached 78% and 2,695 comments were left by employees. The global engagement rate was 77% with 80% of respondents recommending Criteo as a great place to work.
The main strengths identified through the employee survey were the following:

▪	Team: 85% of respondents declared that they have good working relationships with the people they interact with on a regular basis.

▪	Contribution: 81% of respondents understand how the work they do contributes to achieving Criteo’s goals.

▪	Ethics: 78% of respondents think that Criteo is committed to doing business in an ethical way.

▪	Diversity: 76% of respondents think that Criteo is committed to being a diverse and inclusive workplace.

▪	Culture: 74% of respondents think that Criteo has a great culture.
This survey has also been an opportunity to identify key areas for improvement, both at company and teams’ level in order to build action plans to address those areas to watch and employees’ expectations for Criteo to improve on a few topics. Action plans have been implemented and will be monitored by both from the Human Resources team and the management team.
Another major feedback tool is Criteo’s manager survey that occurs twice a year, where employees provide feedback about their managers. Based on the results, managers can identify areas for professional development. Criteo also conducts On-boarding surveys a few weeks after new hired people join the company to continuously improve the onboarding experience. Exit interviews with voluntary

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leavers are also used to pinpoint the main causes of turnover and better understand and address potential issues.
These programs are all coordinated centrally by the Human Resources team.
Employee representatives
In certain offices, dialogue with employee representative bodies is also an important facet of communication:

▪
Employees in France are represented by a works council, a health and safety committee and employee delegates. The works council is informed and consulted on economic and social matters and manages social and cultural activities. The health and safety committee is informed and consulted on important decisions regarding safety and working conditions. Employee delegates are appointed for the negotiation of company-wide collective agreements. Regular meetings (monthly, bi-monthly and/or quarterly) are held with the employees' representatives, in addition to extraordinary and informal meetings.

▪
In Japan, the responsibilities of employee representatives are defined by law. These include defending employees’ interests in the event of policy changes regarding overtime, holidays, working hours or wages. In 2017, one meeting was held with Japan employee representatives regarding local policy change on congratulatory and condolence allowance.

▪	In the other countries, there is no formal employee representation, although Criteo endeavors to consult employees before implementing any major changes.

a.	Summary of collective agreements
Company collective agreements and collective bargaining agreements are created and implemented to promote employees’ working conditions.
In 2017 one collective agreement was signed at country level. This collective agreement is signed every May in Brazil, and applies to all Internet companies registered in the country. It typically addresses salary increases to compensate for annual inflation in Brazil and other benefits such as health insurance, overtime, maternity/paternity leave, and meal vouchers. It is important to note, however, that Criteo offers a better and wider range of benefits than what is stipulated in the collective agreement.
As last year has been a very active period regarding collective agreements (Criteo came up with six agreements signed in 2016), no other major company-wide collective agreement was signed in 2017.

3.	Health and Safety
The health and safety of its employees is a priority for Criteo. The company devotes time and effort across all geographies to providing good working conditions and the healthiest office environment to its employees; from bright and spacious offices to top-quality desks, chairs and laptops. As working in a risk-free environment is crucial to its employees and guests, Criteo generally goes beyond local applicable regulations.

a.	Wellbeing
In all offices, Criteo is committed to promoting employees’ physical and mental wellbeing. To this end, nearly all offices are allocated a budget to encourage employees to exercise. Sport and physical activities

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are part of Criteo DNA. Each region provides the opportunity to exercise with social and low-cost services:

▪	Most Criteo offices offer on-site wellness activities (including yoga, Pilates and massages). These are available to employees free of charge, and are highly popular.

▪
In EMEA, Criteo also provides a sport subsidy which allows people to engage in fitness activities outside of the office and can be used for gym memberships, fitness trainer, sports club memberships and so on.

▪	In Criteo’s offices in APAC, sports club membership subsidies are commonly used to incite employees to hit the gym. Certain locations arrange a regular badminton activity.

▪
In the Americas, a mandatory health exam has been introduced in Brazil, while all employees in the United States can register for on-site health screening and flu shots to improve preventive care. In addition, in Brazil on an employee’s employment anniversary, they receive a voucher for an annual full health check-up package that includes a comprehensive screening of the whole body to identify any illness and disease in the early stages.

Moreover, most offices and workstations around the world provide standing desks to their employees (with no medical prescription required) or specific ergonomic seating (with medical prescription required). Based on individual needs, those special appliances enhance physical comfort in the workspace.
As well as activities supporting physical wellbeing, Criteo is also sensitive to the mental wellbeing of its employees. It can be difficult for people to open up about mental health concerns, but Criteo is taking steps to encourage discussions about the topic. To ensure a no-stress environment at the office and to be proactive on the subject, Criteo’s workforce can benefit from an employee assistance service. This external free and confidential helpline service can be reached 24/7 for advice and support on a variety of issues. If necessary, employees have the opportunity of having five free counseling sessions. Also, when a specific incident occurs (such as terrorist attack.), Criteo’s Human Resources and Workplace Experience teams create tailor-made solutions as soon as required in order to support employees.

b.	Safety
Although Criteo has not deployed a global safety policy, the company endeavors to ensure a safe workplace environment and provides its offices with all necessary safety measures. At its major locations, such as Paris, a nurse is available on-site. Several defibrillators and first aid kits have been installed, and first aid training is available to volunteer employees once a year, with renewal sessions every other year.
As workplace safety is a key priority, Criteo guarantees to comply with all safety regulations and strictly conforms to their requirements. For example, in the United States, Criteo complies with federal legislation (Official Security and Health Agreement) by displaying posters with health guidelines in office spaces, publishing a report once a year on work-related accidents and entitling its workers to compensation insurance.
In 2017, Brazil implemented the Internal Commission on Accident Prevention (CIPA) that aims to prevent work related accidents and diseases. Moreover, the Programs of Medical Control of Occupational Health (PCMSO) and the Program of Prevention of Environmental Hazards (PPRA) have also been renewed for every Brazilian worker.

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The safety of employees traveling for business is also important to Criteo. In 2016, Criteo launched a new International SOS Assistance tool to complement the existing employee emergency assistance with AXA healthcare. This tool not only acts as a 24/7 hotline for support on security issues, especially when travelling, but also tracks all Criteo travelers so that they can be identified and Criteo can reach out to them in an emergency.
No collective agreement related to health and safety conditions was signed in 2017.

D)	Criteo reflects its society

1.	Diversity and equal opportunities
At Criteo, people are strong believers in promoting diversity and equal opportunities. In May 2017, the hire of a global lead for Talent Management, with a remit including Diversity and Inclusion, signals Criteo's continued commitment to driving the importance of this key goal.

a.	Discrimination and harassment
Criteo’s Code of ethics and business conduct is applied across all geographies and includes the principle of non-discrimination.
Consequently, Criteo applies its equal opportunity policy (also called non-discrimination policy) which strictly forbids all forms of discrimination, whether at the recruitment stage or afterwards, with regard to promotions, salary increases and benefits, and specifies that no employee may be discriminated against on the basis of gender, race, ethnicity, religious belief, disability, national origin, veteran status, marital status, or sexual orientation.
Its global workforce is therefore very diverse, with a strong mix of local talent and people from different cultures and backgrounds. As an example, there are 28 nationalities in Criteo’s offices in APAC.
Criteo also recognizes the importance of freedom of speech for employees. Consequently, no opposition or discrimination is directed at employee representatives.
The company's internal regulations also provide with measures to prevent moral and sexual harassments, in compliance with legal requirements. The principle of harassment ban is also included in the company's Code of ethics and business conduct.
In Japan, Korea, Australia, China and India, an anti-harassment written policy is in place in employee handbooks. In 2017, there was an “anti-harassment at workplace” session held to all employees and managers in Japan, Korea and India.
More globally, to address harassment and discrimination issues at the recruitment stage and afterwards, Criteo:

▪	Provides training and education to make sure everyone knows their rights and responsibilities – every new comer has to complete a e-learning module devoted to this topic.

▪	Ensures an effective and fair hiring process.

▪	Promotes appropriate standards of conduct at all times.
In addition, every Criteo employee has a right and responsibility to report potential violations or questions regarding Criteo’s Code of ethics and business conduct (“the Code”) and obtain guidance when they are

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uncertain about what action they should take. When appropriate, Criteo encourages employees to talk with their direct managers first, as they will often be able to resolve issues quickly. Alternatively, they can also raise these issues to their HR representative, a member of senior management, the General Counsel or the Senior Compliance officer. If, for any reason, an employee does not want to raise his/her concerns through one of these channels, he/she may utilize the Criteo Whistleblowing Hotline, a confidential, 24/7 service managed by a third-party service provider, or send a confidential email to a defined email address or choose to submit a secure Whistleblowing form at. The report will be sent directly to the Chairman of the Board’s Audit Committee, an independent director of the Company who is neither an employee nor a manager. All reports are kept confidential as permitted under applicable law. Although Criteo employees may elect to remain anonymous when using any of these channels, Criteo strongly discourages anonymous reporting and prefers for employees to identify themselves in order to be able to assure proper follow-up and feedback to them. Criteo strictly prohibits any kind of retaliation against any employee who raises a good faith concern about a potential violation of the Code or participates, in good faith, in an investigation of a potential violation of the Code.

b.	Measures implemented to promote gender equality
Thanks to Criteo’s non-discrimination policy, the company employs a large proportion of women, particularly in managerial positions. This proportion improved between 2016 and 2017 with a significant change in the number of female managers and directors employed by the business (from 27% to 29% for managers and from 21% to 26% for directors).

Gender equality	Total employees		Managers		Directors
	2016	2017	2016	2017	2016	2017
Male	1,302 (64%)	1,613 (63%)	298 (73%)	360 (71%)	130 (79%)	146 (74%)
Female	741 (36%)	935 (37%)	109 (27%)	147 (29%)	34 (21%)	52 (26%)
Total	2,043	2,548	407	507	164	198

Criteo aims to hire talent without gender discrimination and promote fair opportunity regardless of gender. To promote gender equality and support women in the Digital/Tech/Science field, Criteo regularly organizes awareness-raising initiatives both internally and externally.
In 2017, Criteo New York hosted the inaugural session for Criteo FLOW (Future Leaders of the World). FLOW is dedicated to building, supporting, and inspiring future leaders and stems from the observation that the world is lacking diversity in leadership, particularly women in leadership roles and focuses on addressing change.
In 2017, Criteo also launched Women in Engineering (WIE), a group which is open to everyone at Criteo (male or female) with the aim of achieving more gender diversity in the company, to improve and increase retention, to develop and hire women in computing jobs (technical Solutions, analytics, R&D, Internal IT, Product).
Moreover, three members of the R&D and Human Resources teams have partnered with a world-class machine learning researcher to create the Women in Machine Learning & Data Science community in Paris (WIMLDS). The community has now extended to over 700 active members dedicated to the support and promotion of women practicing, studying or interested in the fields of machine learning and data

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science. Two successful meet-ups were organized in Paris this year, with an average of 60 attendees per event, and a partnership with Stanford University has been created in order to be the Paris Ambassadors at the Women in Data Science Conference.
In France, a company-wide collective agreement on professional equality between women and men at Criteo was signed in 2014 for a three-year duration. This agreement is currently under renegotiation with the union delegates. The main topics are: the promotion of gender diversity in recruitment and employment, equality in the professional career and in the access to training and development, equal pay and measures to facilitate the conciliation and balance between private and professional life.

c.	Measures implemented to promote the employment and integration of people with disabilities
All positions at Criteo are open to people with disabilities. The company is committed to making all necessary and reasonable adjustments to ensure that disabled members of staff are properly integrated. All Criteo offices are able to accommodate disabled employees, with only minor adjustments.

2.	Territorial, economic and social impact of the company’s activity
Criteo’s activities involve offering advertising solutions to companies worldwide to drive greater sales, regardless of their location. As such, Criteo is naturally positioned as an international player totally integrated in the global marketplace. Its social impact is therefore important but remains difficult to assess.
Nonetheless, at Criteo, offices and data centers rely, to some extent, on local services and people at Criteo are proud to contribute to the local economies of a dozen countries.

3.	Partnerships and sponsorships
Criteo pledges to see its involvement in society, in all its forms, as a principal driver of continued growth and competitiveness. Consequently, numerous partnerships and sponsorships initiatives already exist within Criteo and lots of events take place every year which involve Criteo employees.
A few years ago, Criteo launched “Go! Days” in the United States, an initiative that has now spread through all Criteo’s locations and entities. The idea is for employees to volunteer a full or half-day of their working life to share their time, money or skills with their local community. Sponsorship is supplied by Criteo (in the form of money and/or time) and employees are free to sign up and take part in the activity. Key internal stakeholders back the initiative locally and get involved.
This year, Criteo reiterated the principle of Go! Days initiative. Criteo has been able to renew partnerships set up in 2016 to participate in sustainable actions and to follow up with the associations with whom Criteo works on long-term projects.
Charity funding is driven and managed by the Human Resources team. In 2017, Criteo spent €70,000 to support 35 partnerships and sponsorships: donations to charities, money for entering sporting events, or provisions of food, drink, clothing, toys, etc.
In France, Criteo has partnered with several non-governmental organizations to encourage the company’s employees to contribute to social improvement or sustainability endeavors. Here are a few examples:

▪	Partnership with “Simplon.co”, a school network offering professional training to people who cannot easily enter the job market (including under-qualified youths, people from working-class or rural

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areas, senior citizens and persons with disabilities), with male-female parity in mind. Participants are trained to become website or mobile application developers, integrators or digital specialists. Thanks to this partnership, Criteo’s coding experts help train and coach students.

▪
Partnership with “Veni Verdi”, an association that creates urban gardens. Since 2016 Criteo employees have helped the association by providing gardening and recycling lessons to school students and teaching them about sustainability issues and waste management.

▪
Partnership with “Secours Populaire” and their “Pères Noël Verts” initiative, where volunteers, dressed as green Santas, participate in events to bring Christmas cheer to families in need, people living alone, and senior citizens. Thanks to this initiative, which began in 1976, the “Secours Populaire” is able to offer books, toys, festive meals, trips and access to sports or art events and exhibitions.

▪
Partnership with “Phenix”, a social enterprise that supports companies in their transition to the turning point of the circular economy, by responding with the most innovative solutions to reduce their waste reduction and undertake recovery issues. During the European Week of Waste Reduction, “Phenix” supported Criteo’s initiative to label the action carried out in its offices. They also contributed to the planning of the intervention of 55 Criteo employees within local associations during the Week of Sustainable Development where several actions were carried out, including marauds, preparing dishes from unsold fruits or vegetables, sorting clothes and preparing meals for homeless people. A total of 250 kg of food was saved from the bin and volunteers served more than 100 meals.

▪
New partnership with UNICEF as part of a financial sponsorship. Criteo was able to match the donations of Criteo employees collected during the famous Paris half-marathon and the Paris 20 km race. Criteo has was able to donate more than €13,000 to UNICEF in total (€9,000 as part as the company contribution and €4,000 coming from employees donations).

▪
Partnership with the “Techfugees” association. Criteo provided a financial support through a donation of funds raised during the sale of tickets to the “Not Another Big Data conference”, organized by Criteo in June 2017. This donation allowed “Techfugees” to fund a training program for refugee women wishing to acquire computer skills.

▪
Partnership with the “CGénial” foundation was renewed. As every year, Criteo donated €5,000 to support the actions of the foundation. Also, the company carried out several actions, including a skills sponsorship involving about 20 employees of the R&D team, on various topics such as diversity (“Aujourd'hui je Code” event (today I code) organized in November 2017 in order to sensitize young women to orientation towards scientific careers) as well as the promotion of science among young people (“CGénial” contest in partnership with the City of Sciences and Industry of Paris – the 2nd prize of the contest wins a day of code and the visit of Criteo).

Even though France is highly active on charities, other Criteo locations are equally active and place emphasis on involvement in the local communities and charities. Here are other global examples of actions taken in 2017:

▪
In Italy, the Milano office decided to give back to the community by sponsoring James through “CBM Onlus”, a non-profit organization aimed to assist, cure and give a better quality of life for people with disabilities who live in the poorest countries. James is a child from Uganda with feet deformity. With this sponsorship, people at the Milan office are contributing to James’ medical care and surgery and are also supporting his family.

▪
The London office welcomed the “Step by Step” charity and works with children with disabilities. The London team had the opportunity to work closely with the charity and donated “sensory soft play” for their new center, allowing children to play in a happy and safe environment.

▪
In the United States, the New York office partnered with the “SurfRider” foundation. Together they ventured out and cleaned over 1.25 square miles of beach area and shoreline and picked up 65 pounds of garbage from the beach, including 352 plastic bottle caps, over 700 pieces of plastic and Styrofoam, and more than 650 cigarette butts.

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▪
With the devastating aftermath of Hurricane Irma affecting the lives of many people in Florida, the Miami office stepped up and came together giving back to those affected. Employees from the Miami office partnered up with the “Salvation Army” collecting donations to provide for the victims of Key West such as non-perishable food, bottled water, candles, clothing, diapers, etc.

E)	Reduce Criteo’s Environmental impact

1.	General environmental policy
At Criteo, people care about the environment. Although there is currently no formal global environmental policy in place, the company is conscious of its ecological footprint, and aims to minimize it. Each Criteo employee has a responsibility towards the planet and even as a tech company, Criteo can act in its own way by understanding where its negative impacts on the environment are located and work to reduce them through local initiatives and global business transformation.
The nature of Criteo’s activities leads the company to implement tangible actions on several aspects such as: management of the data centers and its data resources, promotion of green offices, and awareness raising among workers on sustainable practices that will prevent harmful consequences for the environment or human health.

a.	Data centers & Resource Management
To ensure constant business efficiency, Criteo’s operations rely on large data center units and several smaller networking rooms, also known as “Points of Presence” (POPS). POPS are similar to small-sized data centers. In 2017, Criteo has installed its servers in 13 data centers worldwide, all of which belong to external service suppliers. Among those 13 locations, eight are data processing centers and the remaining five host POPS servers. Criteo’s server infrastructure accounts for one of its largest environmental impact.

Since 2016, Criteo has enforced specific policies for its data centers and has upgraded its environmental requirements. One example is that the company increased the guarantee period of servers from three to five years to reduce machines renewal rate. The company also made it mandatory that server delivery should be packaged in boxes of 10 units to reduce plastic and cardboard waste.
In order to reach a responsible use of its infrastructure needs, Criteo must size them according to expected growth. In 2017, a team dedicated to capacity planning was created to ensure optimal allocation of infrastructure resources according to business objectives: this means that full time human resources are now dedicated to optimizing Criteo’s infrastructure usage, making it rational and efficient regarding costs and power usage. As a result, robust growth forecasts have been implemented, establishing reliable budget and actions to reduce costs and energy consumption.
Moreover, Criteo is working to enhance sustainable practices among vendors for both services (hosting and hardware recycling) and hardware procurement. For each new Criteo project, the company releases a request for proposal (RFP) to several potential partners, and one of the main criteria of the decision matrix is labeled as “Eco Responsibility”. Through this criterion, Criteo attempts to gain deep vendor insight with regard to their environmental sustainability business practices and focus on questions as described below (non-exhaustive list):

▪	Do you provide renewable energy options?

▪	Are you engaged in any green collaboration with your supplier?

▪	Are you in the process of improving your LEED Certification (or equivalent)?

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▪	Do you follow Green Grid and/or TIA-942 specifications?

▪	Do you propose servers end of line buy out model? If yes, please precise terms & conditions (server age/quantity per year and per model).

▪	Do you propose servers recycling process? If yes, please precise terms and conditions and if you provide a recycling certification.

▪	Please describe your building’s energy saving process.

▪	Please give a precise explanation of your power usage effectiveness (PUE) calculation/measure.
All of the above are part of the questionnaire used in Criteo’s data center RFP.

In addition of those criteria, a specific appendix has been added in the RFP template regarding the endorsement of the European code of conduct on data center energy efficiency which requests Criteo’s suppliers to describe their activity on a key set of best practices. This code of conduct was launched in 2008 with the aim of improving the energy efficiency in data centers; it is a voluntary initiative, managed by the Joint Research Center (JRC) of the European Commission, which sets ambitious voluntary standards for companies willing to participate. At the heart of this code of conduct are the “best practices guidelines” which indicate the areas for energy efficiency upgrades in data centers, covering day-to-day operations, equipment substitution, major refurbishment and new data center design.

b.	Sustainable offices
Criteo is committed to sustainability and ensures it locates its workforce within the most environmental-friendly buildings.
As an example, the building housing Criteo’s headquarters in Paris is NF HQE certified (certification attesting to high environmental quality). This building alone represents 31% of the total surface area of all offices worldwide.
Similarly, the Criteo office in Beijing is ISO 14001 certified and the Singapore office is located in a building that has been awarded the prestigious Green Mark Platinum Award. Moreover, the Miami and Boston offices are respectively situated in a LEED Gold building and a LEED Silver property.
Although Criteo does not have a procurement policy regarding sustainable buildings, the company always selects healthy accommodation with best practices regarding the environment.

c.	Green initiatives
At its current stage of development, Criteo mainly relies on local initiatives to promote environmental responsibility, led by individual offices or employees. For example, new hire on-boarding training covers topics on printing best practices (e.g. print on both sides in black & white) and various local initiatives such as clothes recycling and tree planting. To raise and maintain employees’ awareness and commitment of the 3R’s of the environment – Reduce, Reuse, and Recycle – Criteo uses internal communication campaigns.
New initiatives in 2017 include work with three non-governmental organizations: “Legambiente”, “Humana People to People” and “Lifegate”. These organizations provide training regarding the protection of the environment, clothes recycling but also regarding food waste and recycling in genera.
Criteo also created a Criteo forest with the support of “Tree-Nation”: Criteo planted more than 100 trees in a chosen Africa region. This project also included training on environmental protection.

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In 2017 Criteo also continued to raise awareness among its employees for them to commit to day to day actions in their offices and at home in order to reduce their impact on the environment. In 2017, Criteo agreed an action with the ADEME (“Agence de l'Environnement et de la Maîtrise de l'Energie” in French) during the European Week of Waste Reduction in November 2017 and proposed several workshops throughout the week on the 3R's strategy.

2.	Circular Economy

a.	Waste production
One of the main CSR ambitions at Criteo is the ability to measure its recycling effort, control the waste production of its activities, use alternative methods for waste collection and sorting (such as keeping waste out of the landfills), and move towards a zero-waste business. The company intends to track its recycling rate in the coming years, for both e-waste6 and office waste.

Waste	2016	2017	Var.
E-waste from data centers (equipment not resalable on the market)	N/A	3.2 tons	-
E-waste from offices Total Recycling rate	5.15 tons N/A	2.01 tons 13.5%	-61% -
Office waste Total Total per employee	237.3 tons 133 kg/employee	294.7 tons 120 kg/employee	24% -10%
E-waste
In 2017, thanks to the mobilization of the R&D, Internal IT and Workplace Experience teams, Criteo has taken 2 important steps in terms of e-waste reporting:

1)	Criteo has been able to gather reliable information regarding the e-waste from offices recycling effort (recycling rate).

2)
Criteo has refined the definition of the e-waste from data centers. Thus, when a server, hardware or other IT equipment from data centers reach their end of shelf-life or during a data center decommissioning, Criteo resells it to brokers and a part of this equipment is resold at zero cost. Those equipment, collected by Criteo’s brokers, have no commercial value on the market (due to their age or outdated versions) and can therefore logically be considered as e-waste. In 2017, 31.9 tons of IT equipment from data centers were resold on the market, among which 3.2 tons has been resold to brokers for $0 which represents Criteo’s e-waste from data centers.

In the coming months, Criteo is aiming to work even closer with its brokers to understand and track the actual final use of decommissioned equipment without market value.
6 Electronic waste, commonly called "e-waste," describes discarded electrical components or electronic devices.

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Office waste
All offices sort and recycle waste whenever possible. Criteo has equipped most offices with waste recycling bins, and some even have battery recycling containers, such as the Beijing and London offices. In addition, clear signs on waste classification procedures are on display in most of Criteo’s offices to ensure that employees scrupulously follow them. To limit waste, employees are encouraged to use mugs instead of disposable cups in several offices.
Since July 2017, the Paris office has replaced its disposable Nespresso cups by “EcoCups” made from corn starch and entirely recyclable. Criteo is currently running this initiative as a test in the Paris office and is expecting to extend it to other offices shortly. To encourage waste reduction, the company also ran a communication campaign and organized a cup-free day. In the South Europe offices (Milan, Barcelona, and Madrid), metallic bottles for water and mugs for coffee are used to reduce paper cup usage.

a.	Paper consumption
Employees aim to limit paper consumption. The nature of Criteo’s business allows them to promote a paperless work model. If printing is necessary, employees are advised to reuse one-sided printed paper or print double sided when possible. This has even been configured as the default printing configuration in Beijing, Singapore, Paris and eight of the offices in the Americas. At the Seoul, Tokyo, and Sydney offices, paper recycling boxes have been installed to encourage employees to recycle and reuse the paper.

Paper	2016	2017	Var.
Paper consumption Total Total per employee Total from sustainable paper brand Part from sustainable paper brand	6.7 tons 3.8 kg/employee 4.50 tons 67%	6.3 tons 2.6 kg/employee 4.9 tons 78%	-7% -32% 9%
Criteo is also committed to avoiding food waste. Consequently, when social events are organized, food is ordered based on a pre-determined headcount. For example, an out-of-office team calendar has been implemented to track the absentees for monthly team lunches, hence food is ordered based on that month’s attendance. After team lunches, employees are encouraged to pack leftovers and take them home. Despite the fact that the Paris building has a well-equipped company restaurant, it is not directly managed by Criteo. Hence, other measures to reduce food waste are limited to the food service provider principles.
In order to reduce the food waste during company events, the Paris office partnered again with the social company “Phenix” who collect leftover food from the catering facilities and organize immediate redistribution. This partnership has been extended to all departments organizing events to ensure consistency in the actions with the social enterprise. In addition, any remaining food from the orders from the corporate restaurant is redistributed to the “Saint-Eustache” church association.

b.	Water consumption
To limit its ecological footprint, Criteo has deployed sustainable development practices regarding water use. In most offices, sensor-equipped faucets and two-level flushing toilets have been installed.
In most offices, Criteo tries not to offer bottled water, only filtered water, as well as reusable dishware or metallic bottles that are given to newcomers in order to reduce packaging waste and unnecessary water consumption.

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Water	2016	2017	Var.
Water consumption Total Total per employee	19,018 m3 10.7 m3/employee	25,239 m3 10.3 m3/employee	33% -4%

c.	Energy consumption
Reduce energy consumption
While Criteo does not own the buildings that it occupies, there is a company-wide commitment to limit energy consumption. In this spirit, energy saving initiatives are decided and implemented independently in each office. Criteo has deployed numerous actions aimed at reducing energy consumption at both its offices and data centers.
In the France, Singapore and Tokyo offices, lighting is automatically switched off at night. Similarly, in a few European offices, including the London office, lighting is motion sensor activated. Numerous projects are underway both in APAC and EMEA to install LED lighting where feasible. In the Americas, Los Angeles is 100% LED lit while New York has a 57% LED lighting component.
Air conditioning is also a source of energy consumption that Criteo aims to monitor and control. For example, the air-conditioning system is automatically shut off during the evening directly after normal working hours in the London, Singapore and Japan offices, and is significantly reduced in the Paris office. In the Americas, New York’s HVAC is set to run from 6 am to 6 pm in the warmer months and 8 am to 6 pm in the cooler months with a threshold set-point of 68 degrees Fahrenheit when heat to turns on.
In the Milan office, electricity is 100% provided by a green energy supplier, Lifegate, which also plants tree to compensate for energy transportation pollution.
In order to reduce the energy consumption due to the storage of Criteo’s internal data, especially the emails storage, Criteo took advantage of the 2017 summer holiday season to launch a communication campaign about cleaning up emails. This campaign will probably be repeated next year with concrete reduction goals and higher awareness raising among employees.
Monitor energy consumption
In 2016, Criteo employees launched the “Carbonite” project, an initiative related to energy consumption. The goal of the project is to monitor the energy consumption of Criteo’s data centers. A key outcome of the project was the deployment of an algorithm to estimate real-time energy consumption based on power flows. A dashboard was created to show data center power usage and the corresponding quantity of CO2 emissions. The metrics are based on Criteo’s infrastructure power usage in kWh, data center power usage effectiveness (PUE) and kgCO2/kWh charts. The 2016 electricity consumption of data centers presented below are based on the Carbonite project’s estimations.
In 2017, the R&D team started to raise awareness among data room providers regarding Criteo’s need for a better tracking of the energy consumption of its servers. Criteo managed to collect real electricity consumption for all its data center locations. Therefore, the 2017 electricity consumption of data centers presented below relies on actual consumption and no longer on an internal estimation method. The 42% increase in the data center electricity consumption between 2016 and 2017 is explained by the increase in the infrastructure needs.

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Electricity	2016	2017	Var.
Office Total Total per employee Total from renewable energy Part from renewable energy	4,969 MWh 2.7 MWh/employee 945 MWh 19%	5,675 MWh 2.3 MWh/employee 1,196 MWh 21%	14% -18% 27%
Data center Total Total from renewable energy Part from renewable energy	21,345 MWh 2,921 MWh 14%	30,363 MWh 4,532 MWh 15%	42% 55%

3.	Climate Change
At Criteo, people are concerned about climate change. Reducing greenhouse gases and, first and foremost, being able to understand its emission level, is a goal for Criteo.
Electricity consumption
The most significant greenhouse gas emissions come from the electricity consumed in its offices and data centers and during business trips.7
In order to implement company-scale and reasonable actions, Criteo is now aware of which emission source the company can directly control (such as its use of electricity) and which source the company can still influence through good practice and policies (such as business trips). Criteo tries to limit them by avoiding flights whenever possible, attending video conferences instead of physical meetings, and choosing public transportation over individual cars or taxis. As a consequence, Criteo does not offer company cars in its employees’ compensation packages.
7 According to the greenhouse gas protocol methodology, Criteo can classify its greenhouse gas emissions associated with electricity consumption and business trips respectively to scope 2 and scope 3.

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CO2 emissions	2016	2017	Var.
From electricity consumption (offices) Total Total per employee	1,348 tCO2 0.8 tCO2/employee	1,571 tCO2 0.6 tCO2/employee	17% -25%
From electricity consumption (data centers) Total	12,503 tCO2	17,259 tCO2	38%
From business trips Total Total per employee	8,035 tCO2 4.5 tCO2/employee	6,517 tCO2 2.7 tCO2/employee	-19% -40%

As shown in this table, Criteo has reduced its air travel capacity at the end of 2017 thanks to the “smart spending” initiative. The direct consequence is a decrease of the company CO2 emissions from business trips by 19% between 2016 and 2017.
Refrigerant systems leakage
Besides the greenhouse gas emissions resulting from its direct energy consumption, another of Criteo’s most significant indirect sources of emissions is the leakage from refrigerant systems, used to cool down data center rooms. In order to gain a better understanding of its data centers’ impact on the atmosphere, Criteo is trying to estimate the total CO2 volume released during refrigerant leaks. Criteo is working closely with its service providers to gather enough information to produce a reliable status report for the upcoming years.
Resource consumption
In 2017, Criteo’s CTO set the objective to increase business & technical efficiency, and to better track resource usage. Criteo employees ran the “Footprint” initiative which provides profitability metrics of internal projects, allowing a comparison between the revenue and the cost of revenue (in terms of infrastructure for example). As a result, Footprint dashboards have been implemented and are being used standardly by teams as decision-making tools.
Another good practice launched in 2017 by the “Hadoop Guild” is the systematic reporting on user computer-based resource consumption, providing granular information on every processing job. This tracking gives a good measure of job performance and allows the detection of potential optimization or unexpected increases in resource consumption. There are two direct benefits of this policy. First, it provides a focus on resource consumption to either decrease it when possible or constrain it in the nominal cases. Moreover, those metrics can detect production incidents much faster, which not only reduces detection delay, but also recovery cost.
Commuting
To further reduce its carbon footprint, Criteo is also looking at ways to minimize the use of individually operated private cars. Many of Criteo’s offices are located in areas easily accessible by public transportation, without

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a parking lot, therefore discouraging employees from commuting with their private cars. In many of Criteo’s offices, the public transportation is subsidized to promote the public transportation usage.
In China, a shuttle bus service is in place to transport employees to and from the Metro. In EMEA, a “day without a car” is promoted annually and some offices share the possibility to organize ride sharing and regular carpool trips. In the Americas, the New York, Boston, San Francisco, Sao Paulo and Miami offices have shower facilities to help support active, carbonless commuting among employees.

4.	Biodiversity
At Criteo, people value biodiversity. Although Criteo’s industry is not likely to impact biodiversity and has very little control over this environmental aspect, Criteo is trying to do its share. To that end, employees have placed birds’ nests on the roof of the London office, and are considering other similar initiatives in other offices.

F)	Sustainable Relations with stakeholders

1.	Dialogue with stakeholders
Criteo’s main stakeholders are as follows:

▪	Clients and prospects

▪	Publishers

▪	Investors

▪	Subcontractors and suppliers, including technology partners (in particular data center operators)

▪	Public authorities and administrative bodies

▪	Shareholders

▪	Financial analysts and influencers

▪	Industrial associations and professional networks

▪	Journalists and media influencers (including YouTubers and bloggers)

▪	Employees

▪	Employee representatives and unions

▪	Schools

▪	Partner non-profit organizations

▪	Start-up networks and digital evangelists
Dedicated departments ensure relationships with internal and external stakeholders, through a variety of channels.

1.	Investors
Criteo’s Investor Relations team communicates information and insights to the investment community.
In 2017, Criteo’s senior management and the Investor Relations team met with current and potential shareholders during 27 investor road shows in EMEA and North America. The Investor Relations team also accompanied Criteo’s senior management to 21 broker-sponsored conferences in Europe and North America to present Criteo’s business strategy and meet with current and potential investors in one-on-one and group meetings.
Furthermore, the Investor Relations team hosted one-on-one and group meetings at broker-sponsored conferences, answered inquiries from institutional investors and financial analysts about Criteo’s business strategy in over 275 phone calls and 52 in-person meetings in Criteo’s Paris and New York offices. The

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Investor Relations team also organized a breakfast with sell-side analysts on the Criteo Commerce Marketing Ecosystem.
Last but not least, the Annual General Meeting of shareholders is held every year and provides all yearly financial results to shareholders. In 2017, the Annual General Meeting was held in Paris on June 28.
Criteo provides a wide range of information to investors about Criteo and Criteo stock on-line. Shareholders can reach the IR team directly at investorrelations@criteo.com. Most key investor events at which Criteo’s CEO or CFO speak are broadcast live on the Internet and the company posts the presentation materials on the Criteo Investor Relations website. Criteo also held phone conferences when releasing its quarterly results.

2.	Clients and Publishers
The global Marketing team at Criteo is made up of corporate marketing, regional field marketing, PR and analyst relations, marketing operations, and product marketing. Together, these functions drive brand awareness, new customer acquisition, growth of existing client and partner business, and customer loyalty through a series of integrated programs that combine digital marketing, sales enablement, events, PR, social, and thought leadership activities. Following are some examples of key Marketing programs for 2017:

▪
Launch of the header bidding technology, “Criteo Direct Bidder”, to direct publishers, resulting in over 400 pieces of global media coverage in the first month and nearly 1,400 publishers live on the new integration at the end of the year.

▪	Introduction of Criteo Commerce Marketing Ecosystem and the new company vision through PR, social media, digital media, and major industry events such as Dmexco and Shoptalk.

▪	Criteo Exec Connect and Criteo Performance Connect event series across 25 cities, connecting with over 750 clients and partners across the globe.

▪	Participation in more than 25 major industry events across 2017, generating over 700 meetings with qualified prospects, existing clients, and partners.

▪
Execution of integrated digital marketing campaigns to prospects, existing clients, and partners, delivering over 100,000 social engagements, a 20% increase in website traffic to 200,000 visitors/month, and 36% more web content engagement.

▪	New analyst relations program, with seven times more analyst coverage compared to 2016 and an increase in industry analyst research from one report in 2016 to 23 in 2017.
Criteo’s Sales and Operations organization collaborates closely with Criteo’s clients and supply partners to deliver expert consulting, fast and smooth integration, and ongoing campaign management to ensure the optimal use of Criteo’s technologies and the attainment of the client’s business objectives. With over 1,300 global professionals in Sales and Account Strategy, Creative Services, Analytics, and Technical Services teams, Criteo’s clients get seamless, high-quality support and actionable insight, key factors in Criteo’s ability to maintain over 90% client retention every quarter since 2011. Additionally, Criteo provides unique inventory, best visibility, and unparalleled reach to its clients through the global publisher and platform partnership teams, who work with premium supply partners to directly integrate their systems with Criteo via header bidding or real-time bidding technologies. These direct connections allow partners to tap Criteo’s always-on demand while Criteo’s clients receive access to the highest quality inventory across channels and formats to deliver the best possible campaign performance.

3.	Subcontractors and suppliers

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Criteo aims to work with a network of reliable and responsible suppliers. To do so, the Procurement team has established several tools and processes over the years which aim to improve supplier selection and monitor their performance better through definition of purchasing strategies, management of supplier quality, measurement of supplier performance, and supplier risk analysis. All of these new processes include CSR criteria.
In April 2017, Criteo rolled out its global procurement policy including a statement related to CSR and the environmental policy of the bidders as a criterion that can be assessed in the scoring process whenever relevant. This statement is as follow:
“Although Criteo’s activities do not have a significant effect on the environment, the company will seek, through the selection of its partners, to:

▪	Comply with relevant regulatory and legislative requirements, standards and codes of practice,

▪	Take environmental effects into consideration when purchasing goods or services.”
When evaluating bidders’ responses to tenders or RFP, Criteo applies its own confidential criteria and weightings. The policy evaluation criteria comprise, but may not be limited to, the following (which are not listed in any order of priority):

▪	Compliance with specifications

▪	Competitive pricing

▪	Service delivery, capability and responsiveness

▪	Quality product/service offering

▪	Overall supplier quality

▪	Range of services offered

▪	Proposed method of operation (ordering, delivery, invoicing)

▪	Availability and relevance of reports

▪	Availability and quality of references and relevant experience

▪	Financial stability

▪	Pricing structure and controls offered

▪	Ability to interface with existing infrastructure

▪	Options/Costing in respect of charges and delivery

As already mentioned in the report, Criteo’s commitment to Health, Safety and the Environment is also made clear in the specific questions asked during the tender process for data center space rentals. In particular, the company expects potential suppliers to provide clear responses on their use of renewable energies, green procurement and certification.

V.	Methodological note
Criteo’s CSR report follows dispositions of article R. 225-102-1 of French Commercial Code.

1.	Reporting period

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All information collected and highlighted in the CSR report covers the period from January 1, 2017 to December 31, 2017.

2.	Reporting scope
In terms of scope, the aim of the CSR reporting scope is to match with the financial reporting scope.
Due to an important number of offices among Criteo legal entities and the likely issues to recover exhaustive and reliable information (such as electricity consumption, water consumption, waste quantity, etc.) in the small offices, Criteo has made the decision to only involve the most important offices during the collection of quantitative data.
Hence, to ensure reliable quantitative information and boost continuous improvement, the Criteo’s CSR reporting scope for 2017 considers the major worldwide legal entities that are financially linked to a data center infrastructure or those with more than 50 employees at the end of 2017.
Vigilance point: Legal entities that joined Criteo’s financial scope in year N should be included in the CSR reporting scope in year N+1.
Thus, for FY2017, the reporting scope on quantitative information covers the following legal entities and offices (it covers 91% of the overall Criteo’s workforce):

EMEA		Americas		APAC
Legal entity	Office	Legal entity	Office	Legal entity	Office
CRITEO SA	Paris Grenoble	CRITEO do Brasil	São Paulo	CRITEO K.K.	Tokyo Osaka
CRITEO Europa MM	Barcelona	CRITEO Corp	Boston Chicago Los Angeles Miami New-York Palo Alto San Francisco	CRITEO Singapore Pte. Ltd.	Singapore
CRITEO LTD	London			CRITEO Advertising	Beijing
CRITEO GMBH	Munich
CRITEO France SAS	Paris

3.	Relevance of CSR indicators
Criteo’s choice of a panel of CSR KPIs has been made from:

▪	A benchmark on CSR best practice among IT sector leaders

▪	Workforce-related, environmental and social impacts and risks analysis of Criteo’s activity

▪	Indicators specified in article R. 225-102-1 of the French Commercial Code

▪	Global Reporting Initiative (GRI) G4 guidelines

▪	Specific indicators to Criteo’s Human Resources policy

4.	Consolidation & Internal controls

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Data collected during the CSR reporting process is controlled by “validation managers”. For each KPI, a dedicated person is in charge of data control and performs consistency tests listed within Criteo’s reporting procedure.
To avoid discrepancies during the KPI reporting process, each validation manager performs the following controls:

▪	Lack of data: Verification of the presence for the overall data. Lack of data must be justified by the person in charge of the KPI.

▪	Data consistency: Verification of data consistency compared to last year’s data. Significant annual variations must be justified and documented.
Moreover, regarding the annual validation of Criteo’s headcount, the Human Resource team performs a looping control as follows (also taking into account the potential acquisition of a company):
Headcount [Year Y] = Headcount [Year Y-1] + Recruitments [Year Y] – Leaves [Year Y]

5.	External controls
To ensure accurate and reliable information, Criteo has mandated since 2016 an independent third-party body to verify and validate the reliability of Criteo CSR information. A thorough control process is important. Data, together with methods of calculation and consolidation, must be externally verifiable. The nature of verification work conducted and external conclusions are available on demand.

6.	CSR indicators – Calculation & estimation methods

▪	Headcount:
The headcount figures include all Criteo employees on the last day of the year:

▪	Permanent employees (whose work for Criteo is not limited to a fixed term)

▪	Non-permanent employees (fixed-term contracts, work-study contracts)

▪	Employees who are momentarily on leave of absence and are therefore inactive (parental leave, sabbatical leave, long illness, etc.)

▪	Employees of a legal entity seconded to another legal entity and expatriates

▪	Employees leaving the company on the last day of the year

▪	Compensation: highlighted in gross, including basic wage and variable pay. The currency exchange rates used are the following:

2016	2017
1 EUR = 1.10 USD	1 EUR = 1.20 USD
1 GBP = 1.34 USD	1 GBP = 1.35 USD
1 JPY = 0.009 USD	1 JPY = 0.009 USD
1 CNY = 0.15 USD	1 CNY = 0.15 USD
1 SGD = 0.72 USD	1 SGD = 0.75 USD

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

▪	Training:
Where face-to-face training hours are related to sessions running over two consecutive years, only sessions completed in year N are considered. If a session has started during year N and finishes in year N+1, it has to be included within year N+1 figures.
If employees attended more than one training session during the reporting period, all training hours of these trainings must be reported.
Training hours of employees who left the company during the reporting period are included in the calculation of training hours.
Training hours of school interns, sub-contractors or consultants who have been trained by Criteo are not included in the calculation of training hours.
Face-to-face training hours
Are considered:

▪
The number of training hours that employees attended (not the number of training hours that employees registered for) and which has been reported by HR business partners to the global learning & management development team

▪	Individual coaching or state of the art co-development sessions

▪	Management and leadership development modalities
Are excluded:

▪	Seminars, conferences, working groups, open days

▪	On-boarding training sessions and resources (FlyCriteo program)
E-learning training hours
Are considered:

▪	Only theoretical hours, not the actual “on-line connection time”

▪	Training content completed at 51% and more
Are excluded:

▪	Time logged in The Learning Zone

▪	Training content completed at less than 50%

▪	Training content started in 2016

▪	Training content only related to assessment or quiz

▪	Training content only based on “document reading” or “link to document”

▪	Training content related to basic IT application tutorials for all employees (expenses reports, HR Information System)

▪	Programs and content pushed/prescribed to all employees for compliance purposes or for IT application upskill

▪
Business trips: Data from business travel agency, EGENCIA, includes all Air Travel Scope except Korea, Japan, Brazil, Russia and UAE. Train trips are not included. Hence, the business trips considered in the CO2 emission calculation represent 91% of the travel spend.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

▪	Water consumption of offices: Where there is a missing value, the following ratio[8] has been used to get an estimate of the daily quantity of water consumed per person: 0.04 m3/day/employee.

▪	Electricity consumption of offices: Where there is a missing value, the following ratio[9] has been used to get an estimate of the quantity of electricity consumed per square meter: 206 kWh/m² per year.

▪	Electricity consumption of data centers:

▪	In 2016, data estimation was based on Criteo’s internal dashboards (Carbonite project).

▪	In 2017, actual data was provided by Criteo’s data room providers.

▪	Electricity consumption includes all data centers except Point of Presence servers (POPS) for which power need is negligible.

▪	Amount of renewable energy consumed for offices and data centers: The national renewable energy rates used are (source: ADEME):

▪	France = 0.181

▪	Brazil = 0.812

▪	Germany = 0.301

▪	Spain = 0.401

▪	United Kingdom = 0.256

▪	United States = 0.154

▪	Japan = 0.174

▪	Singapore = 0 (negligible)

▪	South Korea = 0.023

▪	China = 0.257

▪	CO2 emissions from electricity consumption of offices: Emission coefficients per country from ADEME 2016 database have been used for the calculation.

▪
CO2 emissions from electricity consumption of data centers: Emission coefficients per country from ADEME 2016 database have been used for the calculation, except for Hong Kong where a rate of 0.580 *10-3 has been used from CLP database (local electricity supplier).

▪	Quantity of office waste produced: Where there is a missing value, office waste volumes have been estimated according to:

▪	Either volume of waste bin and frequency of communal waste collection, some hypothesis of density allowing a conversion in tons are used. Those coefficients are stated within the ADEME methodology,

▪	Or the estimation of 120 kg of office waste per employee per year (source: CNIID).

7.	Article R. 225-102-1 of the French Commercial Code – Information not disclosed
Given the nature of its activity and business, Criteo does not produce any matter that may severely and directly affect the environment. Consequently, this report does not contain disclosures on the following environmental issues required under article R. 225-102-1 of the French Commercial Code:

▪	“Prevention of environmental risks and pollution”

▪	“Pollution prevention, reduction and rehabilitation”

▪	“Noise and any other specific form of pollution”

▪	“Biodiversity”
8 http://www.ddline.fr/wp-content/uploads/2013/06/rapport_final_v2-sinteo-arseg.pdf.
9 https://ile-de-france.ademe.fr/sites/default/files/files/DI/Economies-energie/consommations-energie-bureaux-idf.pdf.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Translation or informational purposes only

Draft resolutions of the Combined Shareholders’ Meeting

RESOLUTIONS SUBMITTED TO THE COMBINED SHAREHOLDERS’ MEETING OF JUNE 27, 2018

Agenda for the Ordinary Shareholders’ Meeting

1.	Renewal of the term of office of Mr. Jean-Baptiste Rudelle as Director

2.	Renewal of the term of office of Ms. Sharon Fox Spielman as Director

3.	Renewal of the term of office of Mr. Edmond Mesrobian as Director

4.	Renewal of the term of office of Mr. James Warner as Director

5.	Non-binding advisory vote to approve the compensation for the named executive officers of the Company

6.	Approval of the statutory financial statements for the fiscal year ended December 31, 2017

7.	Approval of the consolidated financial statements for the fiscal year ended December 31, 2017

8.	Discharge (quitus) of the members of the Board of Directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2017

9.	Approval of the allocation of profits for the fiscal year ended December 31, 2017

10.	Approval of the agreements referred to in Articles L. 225-38 et seq. of the French Commercial Code

11.	Renewal of the term of office of RBB Business Advisors (previously named Rouer, Bernard, Bretout) as statutory auditor

12.	Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code

Agenda for the Extraordinary Shareholders’ Meeting

13.
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code

14.
Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

15.
Approval of the overall limits on the amount of ordinary shares to be issued pursuant to resolution 15 (authorization to grant options to purchase or to subscribe shares), resolution 16 (authorization to grant time-based free shares/restricted stock units to employees of the Company and of its subsidiaries) and resolution 17 (authorization to grant performance-based free shares/restricted stock units to executives and certain employees of the Company and its subsidiaries) adopted by the Shareholders’ Meeting held on June 28, 2017 and to Resolution 14 above

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

16.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights

17.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, in the context of a private placement, without shareholders’ preferential subscription rights

18.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights

19.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights

20.
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Resolutions 16 to 19 above, with or without shareholders’ preferential subscription rights

21.	Approval of the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Resolutions 16 to 20 above and Resolution 22 below

22.
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise)

RESOLUTIONS WITHIN THE AUTHORITY OF THE ORDINARY SHAREHOLDERS’ MEETING

First resolution
Renewal of the term of office of Mr. Jean-Baptiste Rudelle as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. Jean-Baptiste Rudelle expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. Jean-Baptiste Rudelle as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2019.

Second resolution
Renewal of the term of office of Ms. Sharon Fox Spielman as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Ms. Sharon Fox Spielman expires at the end of this Shareholders’ Meeting,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

renews the term of office of Ms. Sharon Fox Spielman as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2019.

Third resolution
Renewal of the term of office of Mr. Edmond Mesrobian as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. Edmond Mesrobian expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. Edmond Mesrobian as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2019.

Fourth resolution
Renewal of the term of office of Mr. James Warner as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. James Warner expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. James Warner as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2019.

Fifth resolution
Non-binding advisory vote to approve the compensation for the named executive officers of the Company
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
approves, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.

Sixth resolution
Approval of the statutory financial statements for the fiscal year ended December 31, 2017
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

having reviewed the management report on the Company’s activities and accounts for the fiscal year ended December 31, 2017 and the report of the Statutory Auditors on the performance of their duties for this fiscal year, approves the statutory financial statements of the Company for the fiscal year ended December 31, 2017, which show profits amounting to €110,939,023, as well as the transactions reflected therein and summarized in these reports, and notes that the aforementioned statutory financial statements show neither excess amortizations and other non-deductible amortizations, nor excessive expenses as referred to in Article 39-4 of the French General Tax Code.

Seventh resolution
Approval of the consolidated financial statements for the fiscal year ended December 31, 2017
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the management report for the Company and its subsidiaries for the fiscal year ended December 31, 2017 and the consolidated financial statements for that year, as well as the report of the Statutory Auditors thereon, approves the consolidated financial statements of the Company for the fiscal year ended December 31, 2017, as presented, as well as the transactions reflected therein and summarized in these reports.

Eighth resolution
Discharge (quitus) of the members of the Board of Directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2017
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, discharges the members of the Board of Directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2017.

Ninth resolution
Approval of the allocation of profits for the fiscal year ended December 31, 2017
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report:

•	acknowledges that the profits for the fiscal year ended December 31, 2017 amount to €110,939,023

•	decides to allocate the total profits as follows:

-	to the legal reserve in the amount of €14,740, and

-	to retained earnings in the amount of €110,924,283.
It is noted that no dividends have been distributed for the last three fiscal years.

Tenth resolution

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Approval of the agreements referred to in Articles L. 225-38 et seq. of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Articles L. 225-38 et seq. of the French Commercial Code,
acknowledges that no new agreement was concluded during the past accounting period.

Eleventh resolution
Renewal of the term of office of RBB Business Advisors (previously named Rouer, Bernard, Bretout) as statutory auditor
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the terms of office of Rouer, Bernard, Bretout as statutory auditor and of Compagnie Fiduciaire de gestion et d’expertise comptable (COFIGEX) as deputy statutory auditor expire at the end of this Shareholders’ Meeting, renews the term of office of RBB Business Advisors (previously named Rouer, Bernard, Bretout) as statutory auditor for a six fiscal-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2023, decides not to renew COFIGEX as deputy statutory auditor, the appointment of a deputy statutory auditor not being required if the principal statutory auditor is not an individual or an entity with only one shareholder.

Twelfth resolution
Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, the report of the independent expert designated in accordance with Articles R. 225-160-1 et seq. of the French Commercial Code and the Statutory Auditors’ special report, in accordance with Article L. 225-209-2 of the French Commercial Code, authorizes the Board of Directors to purchase shares of the Company under the conditions set forth in Article L. 225-209-2 of the French Commercial Code, decides that the purchase of these shares may be effected on one or more occasions, but this authorization shall however not be used by the Board of Directors during a public tender offer by a third-party, decides that the authorization may be used and the shares so purchased may be allocated, within two (2) years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, acknowledges that the maximum number of shares that may be purchased pursuant to this resolution for the purposes stated in this resolution shall at no time exceed 5% of the total number of shares of the Company outstanding, decides that all or part of the purchased shares, subject to the adoption of the 13th resolution below, can be cancelled under the terms and conditions set forth in the said resolution,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

acknowledges that any shares not used for the above mentioned purposes within the relevant time period will be automatically cancelled, decides to set the maximum purchase price per share (excluding fees and commissions) at $52.25, or the then euro equivalent on the date on which this authorization is used, in accordance with the report by the independent expert pursuant to Article L. 225-209-2 of the French Commercial Code, with an overall cap of $172,647,315; subject to adjustments as necessary to reflect any relevant capital transactions (e.g. incorporation of reserves, allocation of free shares, stock splits or reverse stock splits) that might occur during the term of this authorization, decides that the purchase price per share under this authorization shall be set by the Board of Directors and shall be at least equal to the then euro equivalent of the average weighted price on the Nasdaq Global Market of the American Depository Shares representing ordinary shares of the Company over the last five trading days preceding the date when the relevant purchase is completed, grants full powers to the Board of Directors, with the option to sub-delegate powers to the Chief Executive Officer or, with the agreement of the latter, to one or more Deputy Chief Executive Officers (directeurs généraux délégués), to implement this authorization, place stock market orders, enter into all types of agreements as permitted by law, carry out any formalities, procedures and filings with the French Autorité des Marchés Financiers and other competent bodies, and, in general, do whatever is necessary.
This authorization is granted for a period of twelve (12) months as of the date of this Shareholders’ Meeting, and supersedes the authorization for the same purpose granted by the Shareholders’ Meeting of June 28, 2017, provided that, if during the effective time of this authorization, the Company’s shares are admitted to trading on a regulated market or a multilateral trading facility within the meaning of the French Commercial Code, such authorization would automatically lapse.

RESOLUTIONS WITHIN THE AUTHORITY OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

Thirteenth resolution
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ special report, subject to adoption of the 12th resolution herein,
authorizes the Board of Directors, in accordance with Article L. 225-209-2 of the French Commercial Code, to cancel, on one or more occasions, all or part of the shares repurchased by the Company and to reduce the share capital accordingly, such cancellations not to exceed 10% of the share capital of the Company in the aggregate per twenty-four month period, decides that any potential excess of the purchase price of the shares over their par value will be charged on any available reserve account, including the legal reserves, provided that such legal reserve is not less than 10% of the share capital of Company after the completion of the capital reduction, grants full powers to the Board of Directors, with the option to sub-delegate as provided by law, to carry out all acts, formalities or declarations necessary to finalize the capital reductions that could be achieved pursuant to this authorization and for the purposes of amending the Company's by-laws as a result.
This authorization is granted for a period of twelve (12) months from the date of this Shareholders’ Meeting and supersedes the authorization for the same purpose pursuant to the 20th resolution of the Shareholders’ Meeting of June 28, 2017.

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Fourteenth resolution
Delegation of authority to the Board of Directors to issue and grant warrants (“bons de souscription d’actions” or “BSAs”) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, delegates to the Board of Directors the authority to issue a maximum number of 150,000 BSAs, each giving the right to subscribe for one ordinary share of the Company, par value of €0.025 per share, decides to remove, with respect to the BSAs, shareholders’ preferential subscription rights, and to restrict the grant of BSAs to the following categories of beneficiaries: non-employee members or advisors (censeurs) of the Board of Directors of the Company or one of its subsidiaries on the date of grant, independent members of any committee of the Company’s Board of Directors that currently exists or is formed in the future, and non-employee service providers of the Company or its subsidiaries retained or engaged through a service or consulting agreement (the “Beneficiaries”), specifies in accordance with the provisions of Articles L. 228-91 and L. 225-132 of the French Commercial Code, that this decision entails, in favor of the holders of the BSAs, waiver of the shareholders’ preferential subscription rights to ordinary shares for which the BSAs are exercisable, decides that the subscription price of a BSA will be set by the Board of Directors on the day of the issuance of such BSA based on its terms and shall in any event be at least equal to the fair market value of a BSA as determined by the Board of Directors with the assistance, as the case may be, of one or several experts of its choice, decides that the subscription price of the BSA must be fully paid upon subscription, either in cash or by way of set-off against receivables that have become due and payable, as the case may be, decides that the exercise price of a BSA will be set by the Board of Directors on the day of the issuance of such BSA and shall be at least equal to the weighted average market price of an American Depositary Share representing an ordinary share of the Company for the twenty (20) trading days preceding the grant date of such BSA (the “Exercise Price”), decides, pursuant to the provisions of Article L. 225-138-I of the French Commercial Code, to authorize the Board of Directors to set the list of Beneficiaries and the number of BSAs to be allocated to each designated Beneficiary, authorizes the Board of Directors, within the limit set forth above, to issue and allocate the BSAs to each Beneficiary, on one or more occasions, decides to delegate to the Board of Directors the authority to determine for each beneficiary the terms and conditions of exercise of the BSAs and, in particular, the subscription price, the Exercise Price and the vesting schedule of the BSAs; provided, BSAs shall be exercised no later than ten (10) years following the date of grant and that BSAs not exercised within ten (10) years of the date of grant shall automatically lapse, decides that, when applicable, for the annual grants made to members of the Board of Directors (other than their initial grants), the grant of BSAs shall be conditional upon the attendance by such director to at least 80% of the annual regular Board of Directors’ meetings, otherwise the number of BSAs granted to such director will be reduced accordingly, decides that this delegation is granted for a period of eighteen (18) months from this day and supersedes all previous delegations for the same purpose, decides that the underlying ordinary shares must be fully paid up at the time of subscription by payment in cash or by offsetting due and payable receivables,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

decides that new shares granted to the Beneficiary upon exercise of BSAs shall be subject to all provisions of the Company’s by-laws and shall be entitled to dividends from the first day of the fiscal year during which the shares are issued, decides that BSAs will be transferrable, shall be issued in registered form and shall be subject to book entry, decides to authorize the issuance of a maximum of 150,000 ordinary shares of a par value of €0.025 each upon exercise of the BSAs, provided that this number of ordinary shares shall not exceed the overall limit set forth in the 15th resolution below, reminds that in accordance with Article L. 228-98 of the French Commercial Code:

•
in the event of a reduction in share capital due to losses resulting from a decrease in the number of shares outstanding, the rights of holders of BSAs regarding the number of shares they are entitled to receive upon exercise of BSAs will be reduced accordingly as if the said holders had been shareholders from the issuance date of the BSAs;

•
in the event of a reduction in share capital due to losses resulting from a decrease in the par value of the shares, the subscription price for the underlying shares will not change and the premium shall be increased by the amount of the decrease of the par value;

decides furthermore that,

•
in the event of a reduction in share capital not arising from losses resulting from a decrease in the par value of the shares, the subscription price of the underlying shares will be reduced proportionally;

•
in the event of a reduction in share capital not arising from losses resulting from a decrease in the number of shares outstanding, the holders of BSAs, if they exercise their BSAs, will be able to request repurchase of their shares on the same terms as if they had been shareholders at the time when the Company repurchased its shares, decides, in accordance with the provisions of Article L. 228-98 of the French Commercial Code, that the Company is authorized, without the need to obtain an authorization from the holders of BSAs to modify its legal form and its purpose, reminds that pursuant to provisions of Article L. 228-98 of the French Commercial Code, the Company can neither amend rules of distribution of its profits, nor amortize its capital, nor create preferred shares involving such amendment or such amortization except as permitted by the warrant agreement or pursuant to Article L. 228-103 of the French Commercial Code and subject to ensuring that rights of holders of securities giving access to the Company’s share capital are maintained pursuant to the provisions referred to in Article L. 228-99 of the French Commercial Code,
authorizes the Company to enforce against holders of BSAs the redemption or the repayment of their rights in accordance with the provisions of Article L. 208-102 of the French Commercial Code,
decides that, in the event it is necessary to make the adjustment referred to in Article L. 228-99 3° of the French Commercial Code, the adjustment would be realized by applying the method provided in Article R. 228-91 of the French Commercial Code, provided that the value of the preferential subscription right as the value of the share before detachment of subscription rights would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share used for the last transaction realized on the share capital of the Company (capital increase, contributions-in-kind of securities, sale of shares, etc.) during the six (6) months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors (which parameters will be validated by the Statutory Auditor of the Company), decides to grant all powers to the Board of Directors to enforce this resolution, and in particular, to:

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

•
issue and allocate BSAs and set the subscription price, set the conditions of exercise and the final terms of the BSAs, including the vesting schedule, pursuant to the provisions of this resolution and within the limits set forth in this resolution;

•	determine the identity of the Beneficiaries of BSAs as well as the number of BSAs to allocate to each;

•	set the price of the shares which may be subscribed for upon exercise of BSAs, pursuant to the conditions mentioned above;

•	record the number of ordinary shares issued following the exercise of the BSAs, carry out the formalities subsequent to corresponding capital increases and amend the Company’s by-laws accordingly;

•	take any action to ensure the protection of holders of BSAs in the event of a financial transaction relating to the Company, in accordance with applicable law and regulations;

•	generally, take any action and carry out any formality necessary with respect to the issuance of the BSAs or the underlying shares.

Fifteenth resolution
Approval of the overall limits on the amount of ordinary shares to be issued pursuant to resolution 15 (authorization to grant options to purchase or to subscribe shares), resolution 16 (authorization to grant time-based free shares/restricted stock units/RSUs to employees of the Company and of its subsidiaries) and resolution 17 (authorization to grant performance-based free shares/restricted stock units/RSUs to executives officers and certain employees of the Company and of its subsidiaries) adopted by the Shareholders’ Meeting held on June 28, 2017 and to Resolution 14 above
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ reports, decides that the sum of (i) the shares which may be issued or acquired upon the exercise of options pursuant to resolution 15 adopted on June 28, 2017, (ii) the free shares/RSUs which may be granted pursuant to the resolutions 16 and 17 adopted on June 28, 2017 and, (iii) the shares which may be issued upon exercise of the warrants (or BSAs) pursuant to the Resolution 14 above shall not exceed 4,200,000 ordinary shares, par value €0.025 per share, provided that this limit does not include any additional shares issued to preserve, in accordance with applicable contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company.]

Sixteenth resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. of the French Commercial Code, and notably, Articles L. 225-129 to L. 225-129-6, L. 225-135, L. 225-135-1, L. 225-136, L. 228-91 and L. 228-92,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

grants to the Board of Directors the authority to decide to issue, by way of public offering, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, ordinary shares of the Company and/or any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that this authorization shall not be used by the Board of Directors during a public tender offer by a third-party, decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides to waive the shareholders’ preferential subscription right attached to the ordinary shares or securities issued by virtue of the present delegation, decides to allow the Board of Directors to grant, at its own discretion, to shareholders a priority subscription right on all or some of the issuances pursuant to this authorization under the terms and conditions set forth pursuant to Article L. 225-135 of the French Commercial Code, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market (marché réglementé) within the meaning of the French Commercial Code. This priority subscription right will not give rise to the creation of negotiable rights, but may be exercised by irrevocable entitlement (à titre irréductible) or subject to pro rata reduction (à titre réductible), if the Board of Directors decides that it is appropriate, notes, as necessary, that the present delegation includes, in favor of the holders of the securities to be issued giving access to the Company's share capital, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the maximum nominal amount of the share capital increase that may be completed, immediately or in the future, by virtue of this resolution, may not exceed the global amount of €165,212. This limit is set without taking into account the par value of the additional shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase that may be completed by virtue of the powers granted to the Board of Directors pursuant to this resolution will be deducted from the overall limit set forth in the 21st resolution below, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital that may be completed by virtue of this resolution will not exceed €143,433,258 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

•	this amount will be increased, if applicable, for any redemption premium above nominal value,

•	this amount will be deducted from the overall limit set forth in the 21st resolution below,

•	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides that if the issuance of shares or securities referred to above is not subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:

•	limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,

•	freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and

•	publicly trade all or part of the issued but not subscribed-for securities, in France or abroad,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

decides that the issue price of the shares that may be issued by virtue of the present delegation will be determined by the Board of Directors and will be at least equal to the average of the weighted average price by volume of a share of the Company on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 5% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price will be determined in accordance with the provisions of Article L. 225-136-1 of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares and it being specified that the issue price of the securities giving access to capital to the Company’s share capital issued by virtue of the present delegation, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, decides that this delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, and supersedes all previous delegation established for the same purpose, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with provisions set forth in the law and the Company’s by-laws, the present delegation in order to, notably:

•
set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and where appropriate, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions,

•	and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

•
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct from this amount the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,

•
make any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market in the United States of America, and, more generally, enter into any agreement, particularly to ensure the successful completion of the proposed issuances of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

Seventeenth resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares or any securities giving access to the Company’s share capital in the context of a private placement, without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, after having taken notice of the Board of Directors’ report and the Statutory Auditors’ report, pursuant to the provisions of Articles L. 225-129 and seq. of the French Commercial Code, notably, Articles L. 225-129-2, L. 225-135, L. 225-135-1, L. 225-136, L. 228-91 and L. 228-92,
grants to the Board of Directors the authority to decide to issue, on one or more occasions, in the proportions and at the times it considers appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, ordinary shares of the Company and any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, pursuant to an offering made for the benefit of qualified investors or to a restricted circle of investors referred to in II.2 of Article L. 411-2 of the French Monetary and Financial Code, said shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the securities issued by pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides to remove the shareholders’ preferential subscription right attached to the ordinary shares or securities issued by virtue of the present delegation, takes note, as necessary, that the present delegation unconditionally and expressly waives, in favor of the holders of the securities to be issued giving access to the Company's share capital, express renunciation by the shareholders to their preferential subscription right to the shares to which those securities give right, decides that the maximum nominal amount of the share capital increases that may be completed, immediately or in the future, by virtue of this resolution, may not exceed €165,212, nor, in, any case, exceed the limits provided by applicable regulations as of the date of issue (for reference, on the day of this Shareholders’ Meeting, the issue of equity securities carried out by way of an offer as defined in Article L. 411-2 II of the French Monetary and Financial Code is limited to 20% of the share capital of the Company per year, with such share capital being valued on the date of the decision of the Board of Directors to use this delegation). This limit is set without taking into account the par value of the additional shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase completed pursuant to this resolution will be deducted from the overall limit set forth in the 21st resolution below, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital that may be completed pursuant to this resolution will not exceed €143,433,258 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

•	this amount will be increased, if applicable, for any redemption premium above nominal value,

•	this amount will be deducted from the overall limit set forth in the 21st resolution below,

•	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides that if the issuance of shares or securities referred to above is not subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

•	limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,

•	freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and

•	publicly trade all or part of the issued but not subscribed-for securities, in France or abroad, decides that the issue price of the shares that may be issued by virtue of the present delegation will be determined by the Board of Directors and will at least be equal to the average of the weighted average price by trading volumes of a share of the Company on the Nasdaq Global Market over the five trading days preceding the determination of the issue price, subject to a maximum discount of 5% (it being specified, however, that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price will be determined in accordance with the provisions of Article L. 225-136-1 of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date, and it being specified that the issue price of the securities giving access to the share capital issued by virtue of the present delegation will be such that the amount immediately received by the Company and the amount likely to be received by it at the time of the exercise or of the conversion of said securities, shall, for each ordinary share issued as a consequence of the issue of said securities, be at least equal to the minimum amount above mentioned, decides that the delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, and supersedes all previous delegations established for the same purpose, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions established by applicable laws and regulations, to implement, in accordance with provisions set forth in the law and the by-laws, the present delegation in order to, notably:

•
set the dates, conditions and modalities of any issue, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as the case may be, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions,

•	and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

•
at its sole initiative and whenever it deems it appropriate, charge the expenses, rights and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, from the total amount of the premium related to those transactions and withdraw, from the amount of such premium, the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,

•	take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

•
more generally, enter into any agreement, notably to successfully complete the proposed issue of shares or securities, take all measures and carry out all formalities for the purpose finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws.

acknowledges that this delegation, which is not a general delegation of authority relating to share capital increases without preferential subscription rights, but rather a delegation of authority relating to a share capital increase by way of an issuance, without preferential subscription rights, pursuant an offering made in accordance with II of Article L. 411-2 of the French Monetary and Financial Code, does not have the same purpose as the 16th resolution of the present Shareholders’ Meeting, takes note, consequently, that the present delegation does not negate the 16th resolution granted by the present Shareholders’ Meeting, which delegation’s validity and terms are not affected by the present delegation.

Eighteenth resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by way issuing ordinary shares or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, after having reviewed the Board of Directors’ report and the Statutory Auditors’ report, pursuant to the provisions of Articles L. 225-129 et seq. of the French Commercial Code, notably, Articles L. 225-129 to L. 225-129-6, L. 225-132, L. 225-133, L. 225-134, L. 228-91 and L. 228-92,
grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it considers appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, to issue ordinary shares of the Company and any type of securities giving, by any means, immediately and/or in the future, access to the Company’s share capital, said shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides that the shareholders have, in proportion to the amount of their shares, a preferential right of subscription to the ordinary shares or securities to be issued, as the case may be, pursuant to this delegation, grants to the Board of Directors the power to grant to the shareholders the right to subscribe, subject to pro rata reduction (à titre réductible), to a greater number of shares than the number of shares to which they would be entitled to subscribe by irrevocable entitlement (à titre irréductible), proportional to the amount of shares they hold, and, in any event, within the limit of the number they request, decides that the maximum nominal amount of share capital increases to be completed, immediately or in the future, by virtue of the powers granted to the Board of Directors pursuant to this resolution, may not exceed the global amount of €826,063. This limit is set without taking into account the par value of the additional shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase likely to be performed will be deducted from the overall limit set forth in the 21st resolution below,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital to be completed will not exceed €717,166,294 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

•	this amount will be increased, if applicable, for any redemption premium above nominal value,

•	this amount will be deducted from the overall limit set forth in the 21st resolution below,

•	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides that if the statutory and optional (if any) subscriptions do not result in the issuance being subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:

•	limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,

•	freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and

•	and, publicly trade all or part of the issued, but not subscribed securities, in France or abroad, decides that the issuance of warrants (bons de souscription d’actions, or BSAs) of the Company may be performed by way of an offer to subscribe, but also by way of free allocation to the holders of existing shares, decides, in the case of free allocation of warrants (bons de souscription d’actions, or BSAs), that the Board of Directors would have the possibility to decide that the allocation rights on fractional shares will not be tradeable and that the corresponding shares will be sold, takes note, as necessary, that the present delegation unconditionally and expressly waives, in favor of the holders of the securities to be issued giving access to the Company's share capital, if any, pursuant to the present delegation, express renunciation by the shareholders to their preferential subscription right to the ordinary shares to which those securities give right, specifies that the delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, and supersedes all previous delegation established for the same purpose, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions established by applicable laws and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably:

•
set the dates, conditions and modalities of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as the case may be, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and

•	and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

decides that the Board of Directors may:

•
in its sole discretion and whenever it deems it appropriate, charge the expenses, rights and fees generated by the share capital increases performed by virtue of the present delegation, to the total amount of the premium related to those transactions and withdraw, from the amount of such premium, the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,

•	take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and,

•
more generally, enter into any agreement, notably to successfully complete the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws.

Nineteenth resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, in accordance with Articles L. 225-129, L. 225-129-2, L. 225-138 and L. 228-91 et seq. of the French Commercial Code,
grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, to increase the number of authorized ordinary shares of the Company or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s share capital (including without limitation, any bonds redeemable or convertible for ordinary shares and any warrants attached or not to ordinary shares or other types of securities), which securities may be issued in euros, a foreign currency or in any monetary units established by reference to several currencies at the option of the Board of Directors, to be paid in cash, including by way of set-off against receivables, decides that this authorization shall not be used during a public tender offer by a third party, decides that the maximum nominal amount of the share capital increase, immediately or in the future, by virtue of the powers granted by the Shareholders’ Meeting to the Board of Directors pursuant to this resolution, may not exceed the global amount of €165,212. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any such share capital increase shall be deducted from the overall limit set forth in the 21st resolution below, decides that the nominal amount of all debt securities giving access to the Company’s share capital to be issued pursuant to this authorization will not exceed €143,433,258 (or the corresponding value of this amount for an issuance in a foreign currency),

•	this amount will be increased, if applicable, for any redemption premium above the nominal value,

•	this amount will be deducted from the overall limit set forth in the 21st resolution below,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

•	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides to waive the shareholders’ preferential subscription rights attached to the shares and securities which will be issued and to restrict the persons eligible to subscribe for those shares and securities to which this resolution pertains to the following category of persons:

•
any bank, investment services provider or member of a banking syndicate (underwriting) undertaking to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with the present delegation of authority;

takes note, as necessary, that the present delegation of authority automatically includes, for the benefit of the holders of the securities giving access to the Company’s share capital to be issued pursuant to this delegation, as applicable, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the issue price of the ordinary shares to be issued by virtue of the present delegation will be at least equal to the weighted average price of the American Depositary Shares representing the Company’s ordinary shares on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 5% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price shall be determined in accordance with the provisions of Article L. 225-136-1° of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares, provided that (i) in the case of an issuance of securities giving access to the Company’s share capital, the issue price of the ordinary shares to be issued upon the exercise, conversion or exchange of such securities, may, as applicable, be set, at the discretion of the Board of Directors, by reference to a formula set by it and applicable after the issuance of the securities (for example, upon exercise, conversion or exchange) in which case the aforementioned maximum discount may be determined, if the Board of Directors deems appropriate, on the date of the application of the formula (and not on the date of the setting of the issue price), and (ii) the issue price of the securities giving access to the Company’s share capital issued by virtue of the present resolution, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of the present Shareholders’ Meeting and supersedes all previous delegations for the same purpose, decides that the Board of Directors is granted all powers to implement, in accordance with provisions set forth in the law and the by-laws of the Company, the present delegation in order to, notably:

•
determine the amount of the share capital increase, the issue price (provided that such price will be determined in accordance with the conditions set forth above), and the premium that may, if appropriate, be requested at the issuance;

•	set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued;

•	determine the dividend eligibility date, which may be retroactive, for shares or securities giving access to the Company’s share capital to be issued and the method of payment;

•	set the list of the beneficiaries within the above mentioned category of persons and the number of securities to be granted to each of them;

•
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct therefrom the necessary amounts

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase;

•	acknowledge completion of each share capital increase and make the corresponding amendments to the Company’s by-laws;

•
in general, enter into any agreement, particularly to ensure the successful completion of the proposed issuances, take all measures and accomplish all formalities required for the issuance, for the listing and for any financial services relating to the securities issued by virtue of the present delegation, as well as pursuant to the exercise of the rights attached thereto;

•	make any decisions relating to the admission of the shares or securities issued for trading on the Nasdaq Global Market.

Twentieth resolution
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Resolutions 16 to 19, with or without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129, L. 225-129-2, L. 225-135, L. 225-135-1 et seq., L. 228-91 and L. 228-92 of the French Commercial Code,
grants to the Board of Directors the authority to increase the number of shares or securities to be issued in the event of oversubscription, with or without a preferential subscription right, in connection with increases to the share capital of the Company carried out pursuant to the Resolutions 16 to 19 above, in accordance with the conditions set forth in Articles L. 225-135-1 and R. 225-118 of the French Commercial Code (which, as of the date hereof, permits the issuance of shares or securities at the same price as the initial issuance and up to a limit of 15% of the amount of the initial issuance, within thirty days of the closing date of the initial subscription), such shares conferring the same rights as existing shares, except for their dividend entitlement date, specifies that any issuance that may be completed by virtue of the powers granted to the Board of Directors pursuant to this resolution will be deducted from the overall limit set forth in the 21st resolution below, decides that the present delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably:

•
set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determines the amounts to be issued, the dividend determination date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as applicable, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of the securities giving access to the Company’s share capital,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities giving access to the Company’s share capital that shall be issued, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and

•	suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

•
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase,

•	take any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market, and

•
more generally, enter into any agreement, in particular to ensure the successful completion of the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to make the corresponding amendment of the Company’s by-laws.

Twenty-first resolution
Approval of the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Resolutions 16 to 20 above and resolution 22 below
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, decides that:

•
the global nominal amount of the share capital increases which may be completed pursuant to the 16th to 20st resolutions above and to the 22nd resolution below may not exceed €826,063. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares of the Company, in accordance with legal and regulatory requirements as well as applicable contractual provisions,

•
the global nominal amount of the debt securities that may be issued pursuant to the delegations granted in the above mentioned resolutions shall not exceed €717,166,294 (or the corresponding value of this amount for an issuance in a foreign currency or in a monetary unit calculated by reference to multiple currencies).

Twenty-second resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d’épargne d’entreprise)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings,

COMBINED SHAREHOLDERS’ MEETING     JUNE 2018

having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Article L. 3332-1 et seq. of the French Labor Code,
grants to the Board of Directors the authority to issue, on one or more occasions in the proportions and at the times it deems appropriate, ordinary shares or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s ordinary shares reserved for participants in a savings plan of the Company or, as applicable, of French or foreign companies affiliated with the Company according to Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code,
decides that the maximum nominal amount of the increase in share capital that may be completed pursuant to this resolution may not exceed €49,563. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase that may be completed by virtue of the powers granted to the Board of Directors pursuant to this resolution will be deducted from the overall limit set forth in the 21st resolution above, decides that the total nominal amount of debt securities issued giving access to the Company’s share capital that may be issued pursuant to this resolution shall not exceed €43,029,977 (or the corresponding value of this amount for an issuance in a foreign currency) and will be deducted from the overall limit set forth in the 22st resolution above, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of the present Shareholders’ Meeting, decides that the issue price of the new shares or securities giving access to the Company’s share capital will be determined by the Board of Directors in accordance with Articles L. 3332-18 to L. 3332-23 of the French Labor Code,
decides to waive, for the benefit of the participants in a savings plan, the shareholders’ preferential subscription rights to the shares or securities giving access by any means, immediately or in the future, to ordinary shares to be issued according to this resolution, decides that the Board of Directors is granted full powers to implement the present delegation, with the right to sub-delegate in accordance with the conditions set forth in applicable laws and regulations, particularly in order to, without limitation:

•	decide that the subscriptions may be completed directly or through employee shareholding funds, or any other structure or entity permitted by applicable laws or regulations;

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set the dates, terms and conditions of any issuance pursuant to the present resolution, and, set the opening and closing dates of the subscriptions, the dividend entitlement date, the method of payment for shares and other securities giving access to the Company’s share capital, and to set the deadline for the payment for shares and, as applicable, other securities giving access to the Company’s share capital;

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to apply for the admission to trading of the securities issued, record the completion of the share capital increases and to subsequently amend the Company’s by-laws, to carry out, directly or through an assignee, all transactions and formalities related to the share capital increases and, to charge the expenses of the share capital increases to the amount of the premiums related to such increases, and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each increase.